      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------

                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I
(REGISTRANT AND THE TRUST IN WHICH THE INVESTOR CERTIFICATES EVIDENCE UNDIVIDED
                                   INTERESTS)

          NEW YORK                         6799                      NOT APPLICABLE
   (STATE OR ORGANIZATION)           (PRIMARY STANDARD              (I.R.S. EMPLOYER
                                 INDUSTRIAL CLASSIFICATION       IDENTIFICATION NUMBER)
                                       CODE NUMBER)

                     HOUSEHOLD AFFINITY FUNDING CORPORATION
           (REGISTRANT AND ORIGINATOR OF THE TRUST DESCRIBED HEREIN)

          DELAWARE                         6799                        88-0300291
  (STATE OF INCORPORATION)           (PRIMARY STANDARD              (I.R.S. EMPLOYER
                                 INDUSTRIAL CLASSIFICATION       IDENTIFICATION NUMBER)
                                       CODE NUMBER)

                             1111 TOWN CENTER DRIVE
                            LAS VEGAS, NEVADA 89134
                                 (702) 243-1240
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                  OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                          ---------------------------

                              LAURIE S. MATTENSON
                           ASSOCIATE GENERAL COUNSEL
                         HOUSEHOLD INTERNATIONAL, INC.
                               2700 SANDERS ROAD
                        PROSPECT HEIGHTS, ILLINOIS 60070
                                 (847) 564-6557
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                          ---------------------------

                                   COPIES TO:

                              JANET L. BURAK, ESQ.
                        VICE PRESIDENT, GENERAL COUNSEL
                                 AND SECRETARY
                           HOUSEHOLD BANK (SB), N.A.
                               2700 SANDERS ROAD
                        PROSPECT HEIGHTS, ILLINOIS 60070
                             EDWARD M. DESEAR, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103

                          ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
                          ---------------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                       PROPOSED               PROPOSED
     TITLE OF EACH               AMOUNT                MAXIMUM                MAXIMUM
  CLASS OF SECURITIES            TO BE              OFFERING PRICE           AGGREGATE              AMOUNT OF
    TO BE REGISTERED           REGISTERED          PER CERTIFICATE         OFFERING PRICE        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Class A Certificates....       $1,000,000                100%                $1,000,000              $295.00
--------------------------------------------------------------------------------------------------------------------
Class B Certificates....       $1,000,000                100%                $1,000,000              $295.00
====================================================================================================================

                          ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                             CROSS REFERENCE SHEET

            NAME AND CAPTION IN FORM S-1                     CAPTION IN PROSPECTUS
            ----------------------------                     ---------------------
 1.  Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus...  Front Cover of Registration Statement;
                                                  Outside Front Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages
       of Prospectus............................  Inside Front Cover Page of Prospectus;
                                                  Outside Back Cover Page of Prospectus
 3.  Summary Information, Risk Factors and Ratio
       of Earnings to Fixed Charges.............  Prospectus Summary; Risk Factors
 4.  Use of Proceeds............................  Use of Proceeds
 5.  Determination of Offering Price............                       *
 6.  Dilution...................................                       *
 7.  Selling Security Holders...................                       *
 8.  Plan of Distribution.......................  Underwriting; Risk Factors
 9.  Description of Securities to be
       Registered...............................  Prospectus Summary; The Accounts; The
                                                  Trust; Principal Payment Considerations;
                                                    Description of the Investor Certificates
10.  Interests of Named Experts and Counsel.....  Legal Matters
11.  Information with Respect to the
       Registrant...............................  The Credit Card Business of Household Bank
                                                    (SB), N.A.; The Seller, The Servicer, The
                                                    Subservicer; The Trust
12.  Disclosure of Commission Position on
       Indemnification of Securities Act
       Liabilities..............................                       *

-------------------------
* Not Applicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION DATED MAY 1, 1998
PRELIMINARY PROSPECTUS

                 HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I
                                 SERIES 1998-1

             $     % Class A Credit Card Participation Certificates

             $     % Class B Credit Card Participation Certificates

                     HOUSEHOLD AFFINITY FUNDING CORPORATION
                                     SELLER

                         HOUSEHOLD FINANCE CORPORATION
                                    SERVICER
                           -------------------------

The  % Class A Credit Card Participation Certificates, Series 1998-1 (the "Class
A Certificates") and the      % Class B Credit Card Participation Certificates,
    Series 1998-1 (the "Class B Certificates"; and together with the Class A Certificates, the "Investor Certificates") offered hereby evidence undivided interests in certain assets of the Household Affinity Credit Card Master Trust I (the "Trust") created pursuant to a Pooling and Servicing Agreement dated as of
  April 30, 1993, as amended by the Amended and Restated Pooling and Servicing Agreement dated as of August 1, 1993, as amended as of April 12, 1995, October
20, 1997 and May   , 1998 (collectively, the "Pooling and Servicing Agreement")
and as supplemented by a Supplement to the Pooling and Servicing Agreement dated
 as of                (the "Series 1998-1 Supplement") among Household Affinity
Funding Corporation, as seller (the "Seller"), Household Finance Corporation, as servicer (the "Servicer") and The Bank of New York, as trustee (the "Trustee").
                              Interest will accrue
                                                   (Continued on following page)

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
              CERTIFICATES, SEE "RISK FACTORS" ON PAGE 26 HEREIN.

 THE INVESTOR CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, HOUSEHOLD BANK (SB),
 N.A., THE SERVICER OR HOUSEHOLD INTERNATIONAL, INC. OR ANY AFFILIATE THEREOF. NEITHER THE INVESTOR CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                           PRICE TO        UNDERWRITING       PROCEEDS TO
                                                            PUBLIC         DISCOUNT(1)       THE SELLER(2)
                                                         ------------      ------------      -------------
Per Class A Certificate............................           %                 %                 %
Per Class B Certificate............................           %                 %                 %
Total..............................................      $                  $                $

(1) The Seller has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Before deducting expenses payable by the Seller, estimated to be
    $          .

     The Investor Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify any order without notice. It is expected that delivery of the Investor Certificates will be made in book-entry form through the facilities of The Depository Trust Company, Cedel
Bank societe anonyme and the Euroclear System on or about             .

               The date of this Prospectus is           ,      .

(Continued from previous page)

on the Class A Certificates from and including           to and excluding
          and with respect to each Interest Period (as defined herein)
thereafter at the rate of      % per annum. Interest will accrue on the Class B
Certificates from and including           to and excluding           and with
respect to each Interest Period thereafter at the rate of      % per annum. The
assets of the Trust (the "Trust Assets") include receivables, including the collections thereon (the "Receivables"), that are generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"). Receivables in the Accounts at the close of business on April 1, 1993 (the "Initial Cut-Off Date") and generated thereafter through November 30, 1993 have been sold by Household Bank, f.s.b. to the Seller and Receivables generated thereafter have been and will be sold by Household Bank (SB), N.A. ("Household Bank"), a wholly-owned operating subsidiary of Household Bank, f.s.b., to the Seller and then, in each case, transferred by the Seller to the Trust as more fully described herein. On December 1, 1993, Household Bank, f.s.b. transferred its interest in the Accounts to Household Bank. The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates to the extent described herein. In addition, the Investor Certificates will have the benefit of the Collateral Invested Amount (as defined
herein) in the initial amount of $           and the Cash Collateral Account (as
defined herein) which will have a beginning balance of zero. See "Description of the Investor Certificates -- Subordination" and "-- Description of the Cash Collateral Account". Only the Class A Certificates and the Class B Certificates and not the Collateral Interest (as defined herein) are being offered hereby.

     Interest with respect to each class of Investor Certificates will accrue
from           (the "Issuance Date") and is payable monthly on the fifteenth day of each month, or if such day is not a business day, the next succeeding business day (each, a "Distribution Date"), commencing on the Distribution Date. Principal payments with respect to the Class A Certificates and the Class B Certificates are scheduled to be made on the Distribution Date, but may be paid earlier or later under certain limited circumstances described herein. Principal payments will not be made to holders of the Class B Certificates (the "Class B Certificateholders") earlier than the Distribution Date on which the final principal payment has been made to the holders of the Class A Certificates (the "Class A Certificateholders"). (The Class A Certificateholders and the Class B Certificateholders are herein collectively referred to as the "Investor Certificateholders".) See "Principal Payment Considerations" and "Description of the Investor Certificates -- Principal."

     No public market for the Investor Certificates currently exists and there can be no assurance that one will develop. If no public market develops, Class A Certificateholders and Class B Certificateholders may not be able to completely liquidate their investment in Investor Certificates until termination of the Trust. See "Risk Factors". Also, should an Amortization Event (as defined herein) occur and the Early Amortization Period (as defined herein) commence, the Investor Certificates may be repaid earlier than otherwise provided for herein. See "Risk Factors" for a discussion of certain factors that should be considered in connection with an investment in the securities offered hereby.

     [Application will be made to list the Investor Certificates on the Luxembourg Stock Exchange.]

                             AVAILABLE INFORMATION

     The Seller, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Investor Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or through the Web site maintained by the Commission at (http://www.sec.gov). Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer, on behalf of the Trust, intends to register the Class A Certificates under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file with the Commission such periodic reports, if any, with respect to the Trust as are required under the Exchange Act, and the rules, regulations or orders of the Commission thereunder.

                     REPORTS TO INVESTOR CERTIFICATEHOLDERS

     Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Investor Certificates pursuant to the Pooling and Servicing Agreement and the Series 1998-1 Supplement and to the Luxembourg Paying Agent, if any. Such reports will be made available by DTC and its participants to the Investor Certificateholders in accordance with the rules, regulations and procedures creating and affecting DTC. See "Description of the Investor Certificates -- Reports" and "The Pooling and Servicing Agreement Generally -- Evidence as to Compliance". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling and Servicing Agreement does not require the sending of, and the Seller does not intend to send, any of its financial reports to the Investor Certificateholders.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Reference is made to the Index for the location herein of the definitions of certain capitalized terms used herein.

TITLE OF SECURITIES...........   $      % Class A Credit Card Participation
                                 Certificates, Series 1998-1 (the "Class A
                                 Certificates").

                                 $       % Class B Credit Card Participation
                                 Certificates, Series 1998-1 (the "Class B
                                 Certificates"; and together with the Class A
                                 Certificates, the "Investor Certificates").

ISSUER........................   Household Affinity Credit Card Master Trust I
                                 (the "Trust"). The Trust, as a master trust, previously has issued fourteen series of investor certificates (each, a "Series"), three of which have been retired, and is expected to issue additional Series from time to time. The
                                 Trust is expected to continue as a trust after the Series 1998-1 Termination Date (as defined herein). The assets of the Trust are expected to change over the life of the Trust as certain interests and receivables in revolving credit card accounts and related assets are included in the Trust and as certain interests and receivables in accounts subject to the Trust are charged-off or removed. See "The Trust", "Risk Factors -- Master Trust Considerations" and "-- Addition of Trust Assets", "The Pooling and Servicing Agreement Generally -- Additions of Accounts or Participation Interests" and "--
                                 Removal of Accounts".

CLASS A CERTIFICATE RATE......     % per annum (the "Class A Certificate Rate").

CLASS B CERTIFICATE RATE......     % per annum (the "Class B Certificate Rate").

HOUSEHOLD BANK................   Household Bank (SB), N.A. ("Household Bank"), a
                                 national banking association and an affiliate of the Servicer, is the owner of the Accounts from which the Receivables arise.

SELLER........................   Household Affinity Funding Corporation (the
                                 "Seller"), a corporation organized under the laws of the State of Delaware and a special purpose subsidiary of Household Bank, is the seller of the Receivables and originator of the Trust.

SERVICER......................   Household Finance Corporation (the "Servicer"),
                                 a Delaware corporation.

TRUSTEE.......................   The Bank of New York (the "Trustee"), a New
                                 York banking corporation.

TRUST ASSETS..................   The assets of the Trust (the "Trust Assets")
                                 include the Receivables arising under the Accounts (as defined herein), including the proceeds thereof, monies on deposit in certain accounts of the Trust for the benefit of investor certificateholders, including the
                                 Special Funding Account (as defined herein), and also including any funds deposited in any of three account(s) (the "Cash Collateral
                                 Account," the "Principal Funding Account" and the "Reserve Account") each in the name of the Trustee for the benefit of the Investor
                                 Certificateholders, funds collected or to be collected from Participation Interests (as defined herein), if any, and any Series
                                 Enhancement (as defined herein) issued with respect to a particular Series (the drawing on or payment of any Series Enhancement for the benefit of a Series or class of investor certificateholders will not be available to the investor certificateholders of any other Series or class), certain rights of the Seller to receive
                                 Recoveries (as defined herein) and Interchange
                                 (as defined herein) and the preferred stock of the Seller issued to the Trustee (the
                                 "Preferred Stock"). "Series Enhancement" means, with respect to any Series or class of investor certificates, any letter of credit, surety bond, subordinated interest in the Trust
                                 Assets, collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement for the benefit of investor certificateholders of such Series or class. The subordination of any Series or class of investor certificates to another Series or class of investor certificates shall be deemed to be a Series
                                 Enhancement. "Participation Interests" means participations representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables, consumer loan receivables, charge card receivables and other self-liquidating financial assets.

                                 The Trust Assets will be allocated among the
                                 Class A Certificateholders (the "Class A
                                 Interest") and the Class B Certificateholders (the "Class B Interest"; the Class A Interest and the Class B Interest are collectively referred to herein as the "Certificateholders' Interest"), the interests of the Seller (the "Seller's Interest"), and the investor certificateholders of other Series and may be allocated to any Series Enhancement all as described below. An undivided interest in the Trust Assets (the "Collateral Invested
                                 Amount"), in the initial amount of $       of
                                 Principal Receivables (such amount represents
                                   % of the sum of the original Class A Invested
                                 Amount (as defined herein), the original Class B Invested Amount (as defined herein) and the original Collateral Invested Amount) constitutes the Series Enhancement for the Investor Certificates. The provider of such Series Enhancement is the "Collateral Interest Holder". Trust Assets will be allocated to the interests of the Collateral Interest Holder (the "Collateral Interest") in an amount equal to the sum of the Collateral Invested Amount and the amount, if any, on deposit in the Cash Collateral Account (the "Collateral Amount").

                                 To the extent provided in any Supplement (as defined herein), or in an amendment to the Pooling and Servicing Agreement, all or a portion of the Receivables or Participation Interests conveyed to the Trust and all collections received with respect thereto may be allocated to one or more Series or groups of Series (each a "Group") as long as the Rating Agency Condition (as defined herein) shall have been satisfied with respect to such allocation and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes such allocation will not have an Adverse Effect (as defined herein). The Investor Certificates are part of the first Series in a group of Series ("Group Three"). To the extent described herein, Receivables, Participation Interests and all collections received with respect to the Investor Certificates may be allocated to other Series in Group Three. While other Series may be issued in Group Three, there can be no assurance that any other Series will actually be issued in Group Three.

The Accounts..................   The Accounts generally consist of nonpremium
                                 and premium, variable rate VISA* and
                                 MasterCard* consumer revolving credit card accounts originated or purchased and designated from time to time by Household Bank (or an affiliate thereof), that, in each case, met the criteria provided in the Pooling and Servicing
                                 Agreement for an Eligible Account (as defined herein), but will not include any Removed
                                 Accounts (as defined herein). The Accounts are not being sold or transferred to the Trust and will continue to be controlled and held by Household Bank (or an affiliate thereof) unless transferred as described herein. See "The
                                 Credit Card Business of Household Bank (SB),
                                 N.A. -- General"; "-- The Accounts";
                                 "Description of the Bank Purchase Agreement --
                                 Transfer of Accounts".

                                 Household Bank, f.s.b. and the Seller entered into a receivables purchase agreement dated as of April 30, 1993, as amended (together with any supplements thereto, the "Bank Purchase Agreement"). As of December 1, 1993, Household Bank, f.s.b. assigned its interest in the Bank Purchase Agreement to Household Bank in accordance with the terms thereof and the Pooling and Servicing Agreement. Pursuant to the Bank Purchase Agreement, Household Bank has sold and will from time to time sell to the Seller all of its right, title and interest in the Receivables arising in the Accounts whether such Receivables are then existing or thereafter created and Household Bank is obligated to sell to the Seller the Receivables arising in Additional Accounts (as defined herein) from time to time. In addition, Household Bank has assigned to the Seller its rights to Recoveries and Interchange allocable to the Accounts. See "Description of the Bank Purchase Agreement". In addition, the Seller may enter into a similar agreement with other affiliates of Household Bank.

                                 The Seller in turn has transferred and will, from time to time, transfer, as the case may be, such Receivables, including the right to Recoveries and Interchange, to the Trust pursuant to the Pooling and Servicing Agreement. The initial transfer of Receivables occurred on May 5, 1993 (the "Initial Issuance Date").

                                 The Seller has conveyed to the Trust
                                 Receivables existing on April 1, 1993 (the
                                 "Initial Cut-Off Date") in certain MasterCard consumer revolving credit card accounts (the "Initial Accounts") that met the criteria provided in the Pooling and Servicing Agreement for an Eligible Account and will convey Receivables arising in the Initial Accounts from time to time thereafter until the termination of the Trust. Since the Initial Cut-Off Date, the Seller has conveyed to the Trust the Receivables arising in certain Additional Accounts included in Aggregate Additions (as defined

---------------
* VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                                 herein) in accordance with the provisions of the Pooling and Servicing Agreement. In addition, pursuant to the Pooling and Servicing Agreement, the Seller expects (subject to certain limitations and conditions), and in some circumstances will be obligated, to have more Additional Accounts designated, the Receivables of which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participation Interests in the Trust. Additional Accounts include New Accounts (as defined herein) and Aggregate Addition Accounts (as defined herein). The Seller will convey to the Trust all Receivables in Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Aggregate Additions or Participation Interests will be subject to certain conditions, including, among others, that (a) unless such addition is a required addition, such addition will not result in the failure to satisfy the Rating Agency Condition and (b) the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such addition will not have an Adverse Effect. The Seller will also have the right, in certain circumstances, to remove from the Trust all Receivables of certain Accounts (the "Removed Accounts"). The Seller has removed Receivables from certain Removed Accounts in accordance with the provisions of the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement Generally -- Additions of Accounts or Participation Interests and Removal of Accounts".

THE RECEIVABLES...............   The Receivables include (a) all periodic
                                 finance charges, cash advance fees, annual membership fees, the interest portion of any Participation Interests as determined pursuant to the applicable Supplement and all interest or other investment earnings (net of losses and investment expenses) on funds on deposit, if any, in the Special Funding Account (the
                                 "Finance Charge Receivables"), (b) all
                                 administrative fees and late charges on amounts charged for merchandise and services, credit insurance premiums and all other fees or charges billed to cardholders on the Accounts
                                 (the "Administrative Receivables"; and together with the Finance Charge Receivables, the "Finance Charge and Administrative
                                 Receivables") and (c) all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and the principal portion of any Participation Interests as determined pursuant to the applicable Supplement (the "Principal
                                 Receivables"). Recoveries attributed to
                                 charged-off Receivables (the "Recoveries") will be treated as collections of Finance Charge and Administrative Receivables. In addition, certain Interchange attributed to cardholder charges for merchandise and services in the Accounts will be treated as collections of Finance Charge and Administrative Receivables.
                                 See "The Credit Card Business of Household Bank
                                 (SB), N.A. -- Interchange".

                                 The aggregate amount of Receivables pertaining to the Accounts as of the close of business on
                                 March 31, 1998 was $          , of which
                                 $          were Principal Receivables and
                                 $          were Finance Charge and
                                 Administrative Receivables (which amounts include past due Receivables). All new Receivables arising in the

                                 Accounts during the term of the Trust will automatically be sold by Household Bank to the Seller and then transferred by the Seller to the Trust. Accordingly, the amount of Receivables will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted.

                                 Finance charges are assessed on Principal
                                 Receivables. The annual percentage rate
                                 assessed on the Accounts will generally be 10.4 percentage points over the highest prime rate as published in The Wall Street Journal on the fourth Thursday of the month preceding that month in which the billing period ends (the "Prime Rate"). The annual percentage rate depends on whether the Account is a nonpremium or premium Account and, in certain circumstances, the amount of the outstanding balance on the Account. For premium Accounts with average daily balances of $2,500 or more, the annual percentage rate assessed on such Accounts is generally 7.4 percentage points over the Prime Rate. The minimum annual percentage rate for nonpremium Accounts is generally 16.9%. For premium Accounts with an average daily balance under $2,500, the minimum annual percentage rate is 16.4% and for premium Accounts with an average daily balance of $2,500 or greater the minimum annual percentage rate is 13.4%. As of the close of business on March 31, 1998, the Receivable balance of the nonpremium and premium Accounts as a percentage of the total Receivable balance of the Accounts
                                 was approximately   % and   %, respectively.
                                 From time to time, Household Bank has and may offer special rates to customers for various purposes and periods or may change rates generally as permitted in the Receivables Purchase Agreement.

THE INVESTOR CERTIFICATES.....   The Investor Certificates will be available for
                                 purchase in minimum denominations of $1,000 and in integral multiples thereof. Except in certain limited circumstances as described herein under "Description of the Investor
                                 Certificates -- Definitive Investor
                                 Certificates", the Investor Certificates will only be available in book-entry form.

                                 The aggregate principal amount of the Class A Invested Amount and the Class B Invested Amount will, except as otherwise provided herein,
                                 remain fixed at $             and
                                 $            , respectively. During the
                                 Controlled Accumulation Period (as defined herein), for the purpose of allocating collections of Finance Charge and Administrative Receivables and the Defaulted Amount (as defined herein) with respect to each Due Period (as defined herein), the Class A Interest will be reduced (in an amount not to exceed the Class A Invested Amount) by the principal amount, if any, on deposit in the Principal Funding Account (as so reduced, the "Class A Adjusted Invested Amount") and the Class B Interest will be reduced (in an amount not to exceed the Class B Invested Amount) by the amount by which the principal amount on deposit, if any, in the Principal Funding Account exceeds the Class A Invested Amount (as so reduced, the "Class B Adjusted Invested Amount" and, together with the Class A Adjusted Invested Amount and the Collateral Invested Amount, the "Adjusted Invested Amount"). The principal amount of the Seller's Interest will fluctuate as the amount of Receivables in the Trust changes from time to time. The Seller's Interest will represent the right to the Trust Assets not allocated to the Certificateholders' Interest, the Collateral Invested Amount, or to any interest of any other Series. The Seller has the right to sell, or borrow against, the Seller's Interest and Household Bank has the right to assign and transfer the Accounts and assign its obligations under the Bank Purchase Agreement at any time, in whole or in part, provided certain conditions are satisfied. See "The Pooling and Servicing Agreement Generally -- Transfer of Seller's Interest"; "Description of the Bank Purchase Agreement -- Transfer of Accounts".

                                 The Class A Certificates will evidence
                                 undivided interests in the Trust Assets
                                 allocated to the Class A Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on the Class A Certificates on each Distribution Date at the per annum rate equal to the Class A Certificate Rate, calculated on the basis of a 360-day year of twelve 30-day months, and payments of principal on each Distribution Date during any Early Amortization Period (as defined herein) or on the Series 1998-1 Expected Final Payment Date (as defined herein) with respect to the Controlled Accumulation Period or any Early Accumulation Period (as defined herein) to the extent described under "Description of the Investor Certificates -- Principal" and "Principal Payment Considerations" herein. The Class A Invested Amount may be less than the aggregate unpaid principal amount of the Class A Certificates, in certain circumstances, if the amount of Principal Receivables which are charged off as uncollectible during a Due Period (the "Defaulted Receivables") allocated to the Class A Interest exceeds available cash, the Collateral Invested Amount and the Class B Invested Amount. "Due Period" means the period beginning at the close of business on the last business day of the second month preceding a Distribution Date and ending at the close of business on the last business day of the month immediately preceding such Distribution Date. See "Description of the Investor Certificates -- In Charge-Offs".

                                 The Class B Certificates (which are
                                 subordinated to the Class A Certificates to the extent provided herein and, during any period in which Household Finance Corporation or an affiliate thereof is no longer the Servicer, the Servicing Fee, as defined herein, in each case to the extent described herein), will evidence undivided interests in the Trust Assets allocated to the Class B Interest and will represent the right to receive from such assets, after distributions in full have been made to the Class A Certificateholders and, if applicable, the Servicing Fee is paid in full, funds up to (but not in excess of) the amounts required to make payments of interest on each Distribution Date on the Class B Certificates at the per annum rate equal to the Class B Certificate Rate calculated on the basis of a 360-day year of twelve 30-day months, and payments of principal on each Distribution Date with respect to the Class B Certificates during any Early Amortization Period or on the Series 1998-1 Expected Final Payment Date with respect to the Controlled Accumulation Period or any Early Accumulation Period, to the extent described under "Description of the Investor Certificates -- Principal" and "Principal Payment Considerations" herein. The Class B Invested Amount may be less than the aggregate unpaid principal amount of the Class B Certificates in certain circumstances as more fully described herein.

                                 The certificateholders' interest of any Series, including the Class A Interest and the Class B Interest, will each include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement and the related Supplement and subject to any reallocation of such amounts if the related Supplement so provides) varying percentages of collections of Finance Charge and Administrative Receivables and Principal Receivables and such interests will be allocated a portion of Defaulted Receivables in the Trust during each Due Period. If the investor certificates of a Series include more than one class of investor certificates, the Trust Assets allocable to the certificateholders' interest of such Series will be further allocated among each class within such Series. See "Risk Factors", "Description of the Investor Certificates -- Allocation of Collections; Deposits in Collection Account" and "-- Reallocation of Cash Flows", and "-- Reallocations Among Investor Certificates of Different Series".

                                 The Investor Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, the Servicer, Household Bank, Household International, Inc. or any affiliate thereof. None of the Investor Certificates, the investor certificates of any other Series, the Accounts or the Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

ISSUANCE OF ADDITIONAL
SERIES........................   The Pooling and Servicing Agreement authorizes
                                 the Trustee to issue three types of
                                 certificates: (i) one or more Series of
                                 investor certificates, (ii) a certificate evidencing the Seller's Interest in the Trust, which is to be held by the Seller and (iii) supplemental certificates to be held by transferees of a portion of the certificate evidencing the Seller's Interest in the Trust
                                 (each, a "Supplemental Certificate"). The certificate evidencing the Seller's Interest in the Trust and any Supplemental Certificates are collectively referred to herein as the "Seller's Certificate". The Pooling and
                                 Servicing Agreement provides that, pursuant to any one or more supplements to the Pooling and Servicing Agreement (each a "Supplement"), the
                                 Seller may cause the Trustee to issue one or more new Series and accordingly cause a reduction in the Seller's Interest represented by the Seller's Certificate. Under the Pooling and Servicing Agreement, the Seller may define, with respect to any Series, the principal terms of such Series. The Seller may offer any Series to the public or other investors in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The
                                 Seller expects to offer, from time to time, additional Series issued by the Trust.

                                 It is anticipated that the investor
                                 certificates of each Series will have expected final payment dates, revolving periods and periods during which the principal amount of such investor certificates is accumulated in a principal funding account or paid to holders of such investor certificates which differ from those for the Investor Certificates, although it is expected that Series in a Group will have substantially similar amortization events. Accordingly, it is anticipated that some Series will be in their revolving periods while others are in accumulation periods or in amortization periods. In addition, a Series not included in Group Three may have entirely different methods for calculating the amount and timing of principal and interest distributions to investor certificateholders and the Series Enhancements of such Series and may utilize other methods for determining the portion of collections of Receivables allocable to such investor certificateholders and Series Enhancements. See "Risk Factors -- Master Trust Considerations".

                                 A new Series may only be issued upon
                                 satisfaction of certain conditions including, among others, that (a) such issuance will satisfy the Rating Agency Condition and (b) the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such issuance will not have an Adverse Effect. See "Risk Factors -- Master Trust Considerations -- Issuance of Additional Series".

ALLOCATIONS AMONG SERIES......   Pursuant to the Pooling and Servicing
                                 Agreement, during each Due Period, the Servicer is required to first allocate to each Series collections of Principal Receivables and
                                 Finance Charge and Administrative Receivables and the Defaulted Receivables with respect to such Due Period based on the initial amount of Principal Receivables allocated to such Series
                                 (or such lesser amount as may be specified in the Supplement for any Series) less unreimbursed investor charge-offs. See
                                 "Description of the Investor Certificates --
                                 Allocations". Subject to reallocation among
                                 Series in a Group, such amounts allocated to each Series are then further allocated within each Series to the investor certificateholders, any Series Enhancement and the Seller pursuant to the terms of the related Supplement.

REALLOCATIONS AMONG SERIES IN
A GROUP.......................   The investor certificates of a Series may be
                                 included in a Group of Series. A Series
                                 included in any Group issued by the Trust may be subject to reallocations of collections of Receivables and other amounts or obligations among the Series in the Group. Collections of Finance Charge and Administrative Receivables allocable to each Series in Group Three will be aggregated and made available for required payments for all Series in Group Three.
                                 Consequently, the issuance of new Series in Group Three may have the effect of reducing or increasing the amount of collections of Finance
                                 Charge
                                 and Administrative Receivables allocable to the Investor Certificates. See "Description of the
                                 Investor Certificates -- Reallocations Among
                                 Investor Certificates of Different Series" to determine the manner and extent of any reallocation among Series included in Group
                                 Three. See also "Risk Factors -- Master Trust
                                 Considerations -- Issuance of Additional
                                 Series".

REALLOCATION OF EXCESS
PRINCIPAL COLLECTIONS.........   To the extent that collections of Principal
                                 Receivables and other amounts that are
                                 allocated to the Certificateholders' Interest for the Series offered hereby are available to be reinvested in the Trust, they may be applied to cover principal payments due to or for the benefit of investor certificateholders or
                                 Series Enhancements of another Series. Any such reallocation will not result in a reduction in the Certificateholders' Interest. In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Series, to the extent such collections are available to be reinvested in the Trust, may be applied to cover principal payments due to or for the benefit of the Investor
                                 Certificateholders. See "Description of the
                                 Investor Certificates -- Reallocation of Trust
                                 Excess Principal Collections".

PREVIOUSLY ISSUED SERIES......   Two Series of investor certificates in a Group
                                 ("Group A") have previously been issued, one of which has since been retired. One Series of investor certificates in a Group ("Group B"), one Series of investor certificates in a Group
                                 ("Group C"), one Series of investor
                                 certificates in a group ("Group D"), one Series of investor certificates in a group ("Group E") and one Series of investor certificates in a group ("Group F") have also previously been issued. In addition, six Series of investor certificates have been previously issued in a Group ("Group One"), two of which have since been retired and one Series of investor certificates have been issued in a Group
                                 ("Group Two"). See "Annex I: Prior Issuance of
                                 Investor Certificates" for a summary of the Series of investor certificates previously issued by the Trust and still outstanding. The
                                 Investor Certificates will not be part of Group
                                 A, Group B, Group C, Group D, Group E, Group F,
                                 Group One or Group Two but will be a part of Group Three and will be the first Series to be issued in Group Three.

REGISTRATION OF INVESTOR
CERTIFICATES..................   The Investor Certificates will initially be
                                 represented by one or more Investor
                                 Certificates of each class registered in the name of Cede, as the nominee of DTC. No person acquiring an interest in the Investor
                                 Certificates will be entitled to receive a fully registered, certificated Investor
                                 Certificate (a "Definitive Certificate") representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. See "Description of the Investor Certificates -- Definitive Investor
                                 Certificates".

CLEARANCE AND SETTLEMENT......   Investor Certificateholders must elect to hold
                                 their Investor Certificates through any of DTC
                                 (in the United States) or Cedel Bank, societe anonyme ("CEDEL") or Euroclear System
                                 ("Euroclear") (in Europe). Transfers within
                                 DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
                                 Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase
                                 Manhattan Bank, ("Chase"), the relevant
                                 depositaries of CEDEL and Euroclear,
                                 respectively. See "Description of the Investor
                                 Certificates -- Book-Entry Registration".

INTEREST......................   Interest will accrue on the unpaid principal
                                 amount of the Investor Certificates during each
                                 Interest Period at the Class A Certificate Rate
                                 or the Class B Certificate Rate (the payment
                                 thereof being referred to herein as the "Class
                                 A Interest Payment" and "Class B Interest
                                 Payment", respectively), as the case may be,
                                 with respect to such Interest Period and,
                                 except as otherwise provided herein, be
                                 distributed to Investor Certificateholders on
                                 the 15th day of every month, or if such day is
                                 not a business day, on the next succeeding
                                 business day (each, a "Distribution Date")
                                 commencing on the           Distribution Date.
                                 Interest for any Distribution Date will accrue
                                 from and including the preceding Distribution
                                 Date to but excluding such Distribution Date
                                 (an "Interest Period"), and interest owing on
                                 the Class A Certificates and the Class B
                                 Certificates will be calculated on the basis of
                                 a 360-day year of twelve 30-day months and
                                 interest owing on the Collateral Interest will
                                 be calculated on the basis of actual number of
                                 days in the related Interest Period and a
                                 360-day year. For the first Interest Period,
                                 interest will accrue from and including the
                                 Issuance Date to, but excluding,             .
                                 Interest on the Investor Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next succeeding Distribution Date together with additional interest on such amount at the applicable Class A or Class B Certificate Rate.
                                 In addition, interest will accrue on the outstanding Collateral Invested Amount at the London interbank offered quotations rate for one month United States Dollar Deposits
                                 ("LIBOR") plus 1% (the "Collateral Rate"). See
                                 "Description of the Investor
                                 Certificates -- General" and "-- Distributions from the Collection Account; Allocation of Funds".

REVOLVING PERIOD..............   No principal will be paid to the Class A
                                 Certificateholders until the earlier to occur
                                 of the Series 1998-1 Expected Final Payment
                                 Date and the commencement of the Early
                                 Amortization Period. Principal payments to the
                                 Class B Certificateholders will not occur until
                                 the final principal payment has been made to
                                 the Class A Certificateholders. For each Due
                                 Period in the period commencing at the close of
                                 business on             (the "Series 1998-1
                                 Cut-Off Date") and ending on the earlier of the commencement of the Controlled Accumulation
                                 Period, any Early Accumulation Period or any
                                 Early Amortization Period ("Revolving Period"), in order to maintain the Certificateholders'
                                 Interest and the Collateral Invested Amount, all collections of Principal Receivables otherwise allocable to the Investor
                                 Certificates and the Collateral Invested Amount
                                 (other than any Subordinated Principal
                                 Collections that are used to pay the Class A
                                 Required Amount or the Class B Required Amount) will, unless a reduction in the Required

                                 Collateral Amount has occurred, generally be
                                 allocated and paid to the Seller to purchase
                                 additional Receivables, deposited in the
                                 Special Funding Account or reallocated for
                                 payment of principal to investors in other
                                 Series. See "Principal Payment Considerations" and "Description of the Investor Certificates -- Principal". The Due Period for the Investor Certificates with respect to the first Distribution Date will commence on the Series 1998-1 Cut-Off Date and will end at the close of business on the last business day of the month immediately preceding the first Distribution Date. See "Description of the Investor Certificates -- Reallocation of Cash Flows' and "-- Amortization Event" for a discussion of the events which might lead to the termination of the Revolving Period prior to its scheduled ending date. Unless an Amortization Event shall have occurred, the Revolving Period will end and the Controlled Accumulation Period will commence at the close of business on the last business day of
                                           ; provided, that, subject to the
                                 conditions set forth under "Description of the Investor Certificates -- Principal" herein, the day on which the Revolving Period ends and the Controlled Accumulation Period begins may be delayed to no later than the close of business
                                 on the last business day of           .

PRINCIPAL PAYMENTS;
  CONTROLLED ACCUMULATION
  PERIOD......................   Unless an Amortization Event shall have
                                 occurred and an Early Amortization Period shall
                                 have commenced, the final payment with respect
                                 to the Investor Certificates is scheduled to be
                                 made on the      Distribution Date (the "Series
                                 1998-1 Expected Final Payment Date"). Unless
                                 and until an Amortization Event shall have
                                 occurred and an Early Accumulation Period or
                                 Early Amortization Period shall have commenced,
                                 the Controlled Accumulation Period with respect
                                 to the Investor Certificates (the "Controlled
                                 Accumulation Period") will commence at the
                                 close of business on the last business day of
                                           ; provided, that, subject to the
                                 conditions set forth under "Description of the
                                 Investor Certificates -- Principal" herein, the
                                 day on which the Revolving Period ends and the
                                 Controlled Accumulation Period begins may be
                                 delayed to no later than the close of business
                                 on the last business day of           . The
                                 Controlled Accumulation Period will end upon
                                 the earliest to occur of (x) the commencement
                                 of any Early Accumulation Period or any Early
                                 Amortization Period, (y) the payment in full of
                                 the Class A Invested Amount, the Class B
                                 Invested Amount and the Collateral Invested
                                 Amount (collectively, the "Invested Amount")
                                 and (z) the Series 1998-1 Termination Date (as
                                 defined herein). During the Controlled
                                 Accumulation Period, collections of Principal
                                 Receivables and certain other amounts allocable
                                 to the Certificateholders' Interest will
                                 generally be deposited on each Distribution
                                 Date in a segregated trust account established
                                 for the benefit of the Investor
                                 Certificateholders (the "Principal Funding
                                 Account") until the amount on deposit in the
                                 Principal Funding Account is equal to the sum
                                 of the Class A Invested Amount and the Class B
                                 Invested Amount. Any amounts deposited into the
                                 Principal Funding Account will not be
                                 considered as
                                 principal payments made to the Investor
                                 Certificateholders. Unless an Early
                                 Amortization Period shall have commenced, the
                                 amount on deposit in the Principal Funding
                                 Account will be distributed to the Investor
                                 Certificateholders on the Series 1998-1
                                 Expected Final Payment Date to the extent
                                 described herein. The maximum amount to be
                                 deposited in the Principal Funding Account
                                 during the Controlled Accumulation Period (the
                                 "Controlled Deposit Amount") will be limited to
                                 an amount equal to the sum of the Controlled
                                 Accumulation Amount (as defined below) plus any
                                 existing deficit controlled accumulation amount
                                 arising from prior Distribution Dates. See
                                 "Description of the Investor Certificates --
                                 Principal" and "Principal Payment
                                 Considerations' herein. For each Distribution
                                 Date with respect to a Due Period during the
                                 Controlled Accumulation Period, the "Controlled
                                 Accumulation Amount" shall mean $           ;
                                 except that, if the commencement of the
                                 Controlled Accumulation Period is delayed as described herein, the Controlled Accumulation
                                 Amount for each Distribution Date with respect to a Due Period during the Controlled
                                 Accumulation Period will be determined as described under "Description of the Investor
                                 Certificates -- Principal. If collections of
                                 Principal Receivables allocable to the
                                 Certificateholders' Interest are insufficient to make the deposit of the Controlled Deposit
                                 Amount, then such amount may be deposited from Principal Collections reallocated from other
                                 Series and amounts, if any, on deposit in the Special Funding Account that are allocable to the Investor Certificateholders. If a reduction in the Required Collateral Amount has occurred during the Controlled Accumulation Period, collections in excess of the Controlled
                                 Accumulation Amount will be applied to reduce the Collateral Amount to such Required
                                 Collateral Amount. During the Controlled
                                 Accumulation Period, until the final principal payment is made to the Class B
                                 Certificateholders, collections of Principal
                                 Receivables allocable to the Collateral
                                 Invested Amount (other than Subordinated
                                 Principal Collections that are used to pay the Class A Required Amount or Class B Required
                                 Amount and collections used to make payments with respect to reductions in the Required
                                 Collateral Amount) will generally be paid to the Seller or deposited, under certain circumstances at the Seller's election, to the Special Funding Account to maintain the Collateral Invested Amount at its required level. See "Description of the Investor
                                 Certificates -- Principal" and "-- Special
                                 Funding Account" and "Principal Payment
                                 Considerations".

                                 Although it is anticipated that during the Controlled Accumulation Period, prior to the payment of the Class A Invested Amount and the Class B Invested Amount in full, funds will be deposited in the Principal Funding Account and that the amount on deposit therein will be available for distribution to the Investor Certificateholders on the Series 1998-1 Expected Final Payment Date, no assurance can be given that any funds will be so deposited or that the amount of funds so deposited will be sufficient to make the anticipated distribution in full to the Investor Certificateholders on the Series 1998-1 Expected Final Payment Date. See "Principal Payment Considerations". See also "Description of the Investor Certificates

                                 -- Amortization Event" for a description of the events which might lead to the commencement of an Early Accumulation Period or Early Amortization Period.

                                 During the Controlled Accumulation Period all funds on deposit in the Principal Funding Account will be invested in certain eligible investments as described herein. The amount of investment earnings, if any, on funds on deposit in the Principal Funding Account (net of investment expenses and losses) will be available to be allocated as payments of interest on the Investor Certificates to the extent described herein. See "Description of the Investor Certificates -- Principal Funding Account" and "-- Distributions from the Collection Account; Allocation of Funds." Such investment earnings will not be considered as part of any amount on deposit in the Principal Funding Account. No assurance can be given, however, that any investment earnings will be earned. See "Principal Payment Considerations".

EARLY ACCUMULATION PERIOD.....   During the period commencing on the close of
                                 business on the business day immediately preceding the day on which any Amortization
                                 Event other than those Amortization Events as described herein under paragraphs (c), (e), (h) or (i) under "Description of the Investor
                                 Certificates -- Amortization Event" has
                                 occurred, until the earlier of the commencement of any Early Amortization Period and the Series
                                 1998-1 Expected Final Payment Date (the "Early
                                 Accumulation Period"), collections of Principal
                                 Receivables and certain other amounts allocable to the Certificateholders' Interest will generally be deposited on each Distribution
                                 Date in the Principal Funding Account until the amount on deposit therein is equal to the sum of the Class A Invested Amount and the Class B
                                 Invested Amount. Amounts deposited into the Principal Funding Account will not be considered as principal payments made to the Investor Certificateholders. Unless any Early
                                 Amortization Period shall have commenced, the amount on deposit in the Principal Funding
                                 Account will be distributed to the Investor
                                 Certificateholders on the Series 1998-1
                                 Expected Final Payment Date to the extent described herein. See "Description of the Investor Certificates -- Principal". In addition, on the first Distribution Date following commencement of an early accumulation period for any outstanding Series, any amounts on deposit in the Special Funding Account will be released therefrom and available for distribution as Trust Excess Principal
                                 Collections (as defined herein) to investor certificateholders of such Series. See
                                 "Description of the Investor
                                 Certificates -- Special Funding Account." The amount to be deposited in the Principal Funding
                                 Account during the Early Accumulation Period will not be limited to any Controlled Deposit
                                 Amount. Although it is anticipated that during the Early Accumulation Period, prior to the payment of the Class A Invested Amount and the Class B Invested Amount in full, funds will be deposited in the Principal Funding Account and that the amount on deposit therein will be available for distribution to the Investor
                                 Certificateholders on the Series 1998-1
                                 Expected Final Payment Date, no assurance can be given that any funds will be so deposited or that the amount of funds so deposited will be sufficient to make the anticipated distribution in full to the Investor Certificateholders on the Series
                                 1998-1 Expected Final Payment Date. See
                                 "Principal Payment Considerations". See also
                                 "Description of the Investor
                                 Certificates -- Amortization Event" for a description of the events which might lead to the commencement of an Early Amortization
                                 Period.

                                 During the Early Accumulation Period all funds on deposit in the Principal Funding Account will be invested, in certain eligible investments as described herein. The amount of investment earnings, if any, on funds on deposit in the Principal Funding Account (net of investment expenses and losses) will be available to be allocated as payments of interest on the Investor Certificates to the extent described herein. See "Description of the Investor Certificates -- Principal Funding Account" and "-- Distributions from the Collection Account; Allocation of Funds". Such investment earnings will not be considered as part of any amount on deposit in the Principal Funding Account. No assurance can be given, however, that any investment earnings will be earned.

EARLY AMORTIZATION PERIOD.....   During the period from the first day of the Due
                                 Period in which any Amortization Event as described herein under paragraphs (c), (e), (h) or (i) under "Description of the Investor
                                 Certificates -- Amortization Event" has
                                 occurred or, under certain limited
                                 circumstances, the day on which such an
                                 Amortization Event has occurred, to, in either such case, the earliest of the date on which the Invested Amount has been paid in full, the Series 1998-1 Termination Date or the date on which the Trust has otherwise terminated (the
                                 "Early Amortization Period"), the Principal
                                 Allocation Percentage (as defined herein) of collections of Principal Receivables and certain other amounts allocable to the Investor
                                 Certificates (other than any Subordinated
                                 Principal Collections that are used to pay the Class A Required Amount or the Class B Required
                                 Amount) will no longer be paid to the Seller, accumulated or otherwise reallocated to any other Series, but instead will be distributed monthly and will be paid to the Investor
                                 Certificateholders on each Distribution Date as follows: (a) to the Class A Certificateholders until the Class A Invested Amount is paid in full and (b) following the final principal payment to the Class A Certificateholders, to the Class B Certificateholders until the Class
                                 B Invested Amount is paid in full. In addition, upon any commencement of the Early Amortization
                                 Period, any funds on deposit in the Principal
                                 Funding Account will be distributed to the Investor Certificateholders on the first
                                 Distribution Date following the commencement of such Early Amortization Period while any amounts on deposit in the Special Funding
                                 Account will be released and available for distribution to the Investor Certificateholders to the extent described herein under "Description of the Investor
                                 Certificates -- Special Funding Account".
                                 During the Early Amortization Period,
                                 collections of Principal Receivables allocable to the Collateral Invested Amount will be deposited into the Cash Collateral Account and held for the benefit of the Investor
                                 Certificateholders to the extent set forth herein. See "Principal Payment Considerations".

SPECIAL FUNDING ACCOUNT.......   The Seller, at its election, may at any time
                                 that the Seller's Participation Amount (as defined herein) is greater than zero, other than during an early amortization period or early accumulation period of any Series outstanding at such time, deposit Trust Excess
                                 Principal Collections which would otherwise be payable to the Seller into the Special Funding
                                 Account. Amounts deposited in the Special
                                 Funding Account may be treated as Principal
                                 Receivables for purposes of avoiding or
                                 delaying the occurrence of an amortization event of any Series then outstanding which would otherwise occur if the Seller were required to designate Additional Accounts and did not have sufficient Eligible Accounts for such purpose. Amounts deposited in the Special
                                 Funding Account may be withdrawn and
                                 distributed to the Seller at any time, so long as the Seller's Participation Amount is greater than the Series Required Seller Amount (as defined herein) after such withdrawal;
                                 provided, that no Series is then in an early accumulation period or early amortization period. If an early accumulation period or early amortization period commences with respect to any Series, any funds in the Special
                                 Funding Account will be released and treated as Trust Excess Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series as described under "Description of the Investor
                                 Certificates -- Special Funding Account" and
                                 "Principal Payment Considerations".

SUBORDINATION; ADDITIONAL
  AMOUNTS AVAILABLE TO
  INVESTOR
CERTIFICATEHOLDERS............   The fractional undivided interest in the Trust
                                 Assets allocable to the Class B Certificates
                                 (the "Class B Invested Amount) and the
                                 Collateral Amount will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Servicing Fee during any period in which Household Finance Corporation or an affiliate is no longer the Servicer. In addition, the Collateral Amount will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates.

                                 If collections of Finance Charge and
                                 Administrative Receivables allocable to the
                                 Class A Interest for any Due Period are
                                 insufficient to pay interest on the Class A
                                 Certificates and any interest on amounts not paid to the Class A Certificateholders in accordance with the Pooling and Servicing Agreement and the Series 1998-1 Supplement (with interest thereon), the Class A Investor Default Amount (as defined herein), the Servicing Fee and any overdue Servicing Fee during any period in which Household Finance Corporation or an affiliate is no longer the Servicer, on the related Distribution Date for such Due Period (such insufficiency being the "Class A Required Amount"), Excess Finance Charge and Administrative Collections (as defined herein) will be applied to fund the Class A Required Amount. If Excess Finance Charge and Administrative Collections available with respect to such Due Period are less than the Class A Required Amount, any amounts on deposit in the Cash Collateral Account shall be withdrawn to pay the Class A Required Amount and if the amount available to be withdrawn is less than the Class A Required Amount, Subordinated Principal Collections allocable first to the Collateral Invested

                                 Amount and then the Class B Adjusted Invested Amount for such Due Period will then be used to fund the remaining Class A Required Amount. "Subordinated Principal Collections" shall mean, with respect to each Distribution Date, the product of (a) with respect to any Due Period during the Revolving Period, the Floating Allocation Percentage of Series Allocable Principal Collections (each, as defined herein) allocated to the Investor Certificates and the Collateral Invested Amount for such Due Period and with respect to any Due Period during the Controlled Accumulation Period, any Early Accumulation Period or any Early Amortization Period, the Principal Allocation Percentage of Series Allocable Principal Collections allocated to the Investor Certificates and the Collateral Invested Amount for such Due Period multiplied by (b) a fraction the numerator of which is equal to the sum of the Class B Adjusted Invested Amount and the Collateral Invested Amount as of the close of business on the last day of the second preceding Due Period and the denominator of which is equal to the Adjusted Invested Amount at the close of business on such day.

                                 If any amount available to be withdrawn from the Cash Collateral Account and Subordinated Principal Collections are insufficient to fund the remaining Class A Required Amount for such Due Period, the Collateral Invested Amount will be reduced (but not in excess of the Class A Investor Default Amount for such Distribution
                                 Date) by the amount of such remaining
                                 insufficiency until such time as it has reached zero and then the Class B Adjusted Invested Amount will be reduced (but not in excess of the Class A Investor Default Amount for such Distribution Date) by the amount of such remaining insufficiency to avoid a charge-off with respect to the Class A Certificates.

                                 To the extent the Class B Adjusted Invested
                                 Amount is decreased, the percentage of
                                 collections of Finance Charge and
                                 Administrative Receivables allocated to the
                                 Class B Certificateholders in subsequent Due
                                 Periods will be reduced. Moreover, to the extent the amount of such decrease in the Class B Adjusted Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders from the Collection Account (as defined herein) will be reduced. See "Description of the Investor Certificates -- Allocations" and "-- Subordination". Reductions of the Class B Adjusted Invested Amount will be reimbursed and the Class B Adjusted Invested Amount increased on each Distribution Date by the sum of the amount, if any, of Excess Finance Charge and Administrative Collections allocable and available for that purpose, the Series Allocable Miscellaneous Payments (as defined herein) to the extent not used to reimburse the Class A Adjusted Invested Amount and withdrawals from the Cash Collateral Account available for such purpose. See "Description of the Investor Certificates -- Subordination", "-- Excess Finance Charge and Administrative Collections" and "-- Description of the Cash Collateral Account."

                                 If the Class B Adjusted Invested Amount is reduced to zero, the Class A Adjusted Invested Amount will be reduced if there is any remaining unpaid Class A Required Amount for any Due Period, but not in excess of the Class A Investor Default Amount for such Due Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Investor Certificates -- Reallocation of Cash Flows" and "-- Investor Charge-Offs".

                                 If collections of Finance Charge and
                                 Administrative Receivables allocable to the
                                 Class B Interest for any Due Period, together with Excess Finance Charge and Administrative Collections not required to pay the Class A Required Amount, are insufficient to pay interest on the unpaid principal balance of the Class B Certificates and any interest on amounts not paid to the Class B Certificateholders in accordance with the Pooling and Servicing Agreement and the Series 1998-1 Supplement (with interest thereon), plus the Class B Investor Default Amount (as defined herein), on the related Distribution Date for such Due Period (such insufficiency being the "Class B Required Amount"), monies, if any, in the Cash Collateral Account not required to pay the Class A Required Amount will be withdrawn and applied to fund the Class B Required Amount. If such monies available with respect to such Due Period are less than the Class B Required Amount, Subordinated Principal Collections allocable to the Collateral Invested Amount for such Due Period will then be used to fund the remaining Class B Required Amount.

                                 If any such amount available to be withdrawn from the Cash Collateral Account and Subordinated Principal Collections allocable to the Collateral Invested Amount are insufficient to fund the remaining Class B Required Amount for such Due Period, then the Collateral Invested Amount will be reduced (but not in excess of the Class B Investor Default Amount for such Distribution Date) by the amount of such insufficiency to avoid a charge-off with respect to the Class B Certificates.

                                 Such reductions of the Collateral Invested
                                 Amount shall thereafter be reimbursed and the Collateral Invested Amount increased on each Distribution Date by certain Excess Finance Charge and Administrative Collections and Series Allocable Miscellaneous Payments for such Distribution Date allocated and available for that purpose.

                                 The Class B Adjusted Invested Amount will also be reduced if the Collateral Amount has been reduced to zero and there remains any unpaid Class B Required Amount for any Due Period, but not in excess of the Class B Investor Default Amount for such Due Period, and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Investor Certificates -- Reallocation of Cash Flows" and "-- Investor Charge-Offs".

                                 In the event of a reduction of the Class A
                                 Adjusted Invested Amount, the Class B Adjusted Invested Amount or the Collateral

                                 Amount, the amount available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the Investor Certificates -- Allocations".

THE CASH COLLATERAL ACCOUNT...   The Investor Certificateholders will have the
                                 benefit of the Cash Collateral Account which will be held in the name of the Trustee for the benefit of the Investor Certificateholders and the Collateral Interest Holder. The Cash
                                 Collateral Account will have a beginning balance of zero which will be increased (i) to the extent the Seller elects, subject to the Rating Agency Condition, to apply collections of Principal Receivables to decrease the Collateral Invested Amount, (ii) to the extent collections of Principal Receivables allocable to the Collateral Invested Amount are required to be deposited therein and (iii) to the extent collections of Excess Finance Charge and Administrative Receivables are required to be deposited therein as described below. See
                                 "Description of the Investor Certificates --
                                 Description of the Cash Collateral Account".

                                 To the extent set forth herein, withdrawals will be made from the Cash Collateral Account to pay the Class A Required Amount first and then, to pay the Class B Required Amount. See "Description of the Investor Certificates -- Allocation of Collections", and "-- Reallocation of Cash Flows".

AVAILABLE COLLATERAL AMOUNT...   On each Distribution Date for the Investor
                                 Certificates, the amount of Series Enhancement
                                 available to the Investor Certificateholders
                                 (the "Available Collateral Amount") will equal
                                 the lesser of (i) the Collateral Amount and
                                 (ii) the Required Collateral Amount. The
                                 "Required Collateral Amount" with respect to
                                 any Distribution Date for the Investor
                                 Certificates means (i) $           initially
                                 and (ii) thereafter an amount equal to the
                                 greater of (a)      % of the sum of the Class A
                                 Adjusted Invested Amount, the Class B Adjusted
                                 Invested Amount and the Required Collateral
                                 Amount in each case as of such Distribution
                                 Date after taking into account distributions
                                 made on such date and (b) $           ;
                                 provided, however, (1) that if certain
                                 withdrawals are made from the Cash Collateral
                                 Account, certain reductions in the Collateral
                                 Amount occur or if an Amortization Event occurs, the Required Collateral Amount for such Distribution Date shall equal the Required
                                 Collateral Amount for the Distribution Date immediately preceding the occurrence of such withdrawal, reduction or Amortization Event;
                                 (2) in no event shall the Required Collateral
                                 Amount exceed the unpaid principal amount of the Investor Certificates as of the last day of the Due Period preceding such Distribution
                                 Date; (3) the Required Collateral Amount may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied; (4) the
                                 Seller at its option may at any time increase the Required Collateral Amount to a greater amount and (5) if any amount on deposit in the Principal Funding Account is equal to the sum of the initial Class A Invested Amount and the initial Class B Invested Amount, the Required
                                 Collateral Amount will be zero.

                                 With respect to any Distribution Date, if the Collateral Amount is less than the Required Collateral Amount, certain Excess Finance Charge and Administrative Collections will be reallocated to increase the Collateral Invested Amount or deposited into the Cash Collateral Account to the extent of such shortfall. See "Description of the Investor Certificates -- Reallocation of Cash Flows". Any of such Excess Finance Charge and Administrative Collections not required to be so reallocated or deposited into the Cash Collateral Account or deposited into the Reserve Account (as defined herein) with respect to any Distribution Date will be applied in accordance with the Collateral Agreement among the Seller, the Trustee, the Servicer and the Collateral Interest Holder (the "Collateral Agreement"). See "Description of the Investor Certificates -- Excess Finance Charge and Administrative Collections".

                                 If on any Distribution Date, the Collateral
                                 Amount exceeds the Required Collateral Amount, such excess will be applied in accordance with the Collateral Agreement and will not be available to the Investor Certificateholders. See "Description of the Investor Certificates -- Description of the Cash Collateral Account".

SELLER EXCHANGES..............   From time to time, the Seller may purchase in
                                 the open market from investors willing to sell, Investor Certificates and, to the extent of such purchases, become a Certificateholder. On any subsequent Distribution Date during the Revolving Period, the Seller may cancel
                                 Investor Certificates it holds, subject to satisfaction of the Rating Agency Condition, thereby reducing the Invested Amount and the Required Collateral Amount, and increasing the Seller's Interest.

SERVICING.....................   The Servicer, acting through Household Credit
                                 Services, Inc., a Delaware corporation (the
                                 "Subservicer"), will be responsible for
                                 servicing, managing and making collections on the Receivables. The Servicer is required to deposit into the Collection Account all collections of Receivables received by it no later than the second business day after the processing of any such collections, unless
                                 Household Finance Corporation is acting as the Servicer and has a short-term rating of not less than A-1 and P-1 or the equivalent from the applicable Rating Agency (as defined herein) in which case the Servicer may make a single deposit into the Collection Account on each Distribution Date. Currently, Household
                                 Finance Corporation meets such requirements and will make deposits of collections received during the preceding Due Period into the Collection Account on each Distribution Date.

                                 In addition, the Subservicer has retained
                                 Electronic Data Systems, Inc. ("EDS") for purposes of providing certain data processing services and generating monthly billing statements, including the application of payments received by the Servicer or the Subservicer in respect of the Receivables. The Subservicer has on-line access to the customer account information maintained by EDS. The Subservicer shall be solely responsible for all costs and expenses relating to this engagement.

                                 On or about the earlier of the third business day and the fifth calendar day preceding the fifteenth day of each calendar month (a "Determination Date"), the Servicer will calculate the amount of collections of Receivables received with respect to the related Due Period to be allocated among all Series and to the investor certificateholders (including the Class A Certificateholders and the Class B Certificateholders), the Seller, and any Series Enhancements, including the Collateral Invested Amount, as described herein.

                                 In certain limited circumstances Household
                                 Finance Corporation may resign or be removed as Servicer under the Pooling and Servicing Agreement, in which event either the Trustee or, so long as it meets certain eligibility standards set forth in the Pooling and Servicing Agreement, a third-party servicer may be appointed as successor Servicer. References to the "Servicer" include Household Finance Corporation or any such successor Servicer. Household Finance Corporation is permitted to delegate any of its duties as Servicer under the Pooling and Servicing Agreement, but any such delegation will not relieve the Servicer of its obligations thereunder. Household Finance Corporation has delegated its duties under the Pooling and Servicing Agreement as Servicer to the Subservicer and EDS. The Servicer will receive the Servicing Fee, the servicing fee allocable to the Seller's Interest and certain other amounts as described herein as servicing compensation from the Trust. See "Description of the Investor Certificates -- Servicing Compensation and Payment of Expenses".

MANDATORY REASSIGNMENT AND
  TRANSFER OF CERTAIN
  RECEIVABLES.................   The Seller will make certain representations
                                 and warranties in the Pooling and Servicing
                                 Agreement with respect to the Accounts and the Receivables and the Servicer will make certain representations and warranties in the Pooling and Servicing Agreement in its capacity as Servicer. If the Seller or the Servicer breaches certain representations and warranties with respect to any Receivable and such breach remains uncured for a specified period after the Seller or the Servicer becomes aware or receives notice thereof from the Trustee and such breach has a material adverse effect on the certificateholders' interest therein, such certificateholders' interest shall be reassigned to the Seller or assigned to the Servicer, as the case may be. If the Seller or the Servicer fails to comply in all material respects with certain covenants or warranties with respect to any Receivable and such noncompliance is not cured within a specified period after the Seller or the Servicer becomes aware or receives notice thereof from the Trustee and such noncompliance has a material adverse effect on the certificateholders' interest therein, such certificateholders' interest may be reassigned to the Seller or assigned to the Servicer, as the case may be.
                                 In the event of a transfer of servicing
                                 obligations to a successor Servicer, such successor Servicer, rather than Household
                                 Finance Corporation, would be responsible for any failure to comply with the Servicer's covenants and warranties arising thereafter.

TAX STATUS....................   Special counsel to the Seller will deliver its
                                 opinion that under existing law the Investor
                                 Certificates will be characterized as debt for federal income tax purposes. Under the Pooling and Servicing Agreement and the Series 1998-1
                                 Supplement, the Seller and the Investor
                                 Certificateholders will agree to treat the Investor Certificates as debt for federal, state, local, foreign and other tax purposes.
                                 See "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences".

ERISA CONSIDERATIONS..........   The purchase and holding of Class A
                                 Certificates by most employee benefit plans is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including its "prohibited transaction" rules. The application of ERISA's prohibited transaction rules to such investment depends upon whether for ERISA purposes the Class A Certificates are considered debt of the Seller or equity interests in the Trust and upon the availability of prohibited transaction class exemptions issued by the United States
                                 Department of Labor (the "DOL"). If the
                                 Certificates are treated as equity interests under ERISA, under regulations issued by the DOL, the Trust's assets would not be deemed
                                 "plan assets" (as defined herein) of an
                                 employee benefit plan holding the Class A
                                 Certificates if certain conditions are met, including that the Class A Certificates be held by at least 100 persons who are independent of the Issuer and of one another at the conclusion of the offering. The Underwriters (as defined herein) expect, although no assurances can be given, that the Class A Certificates will be held by at least 100 persons, and the Seller anticipates that the other conditions of the regulations will be met. In any event, persons contemplating purchasing the Class A
                                 Certificates on behalf of or with "plan assets" of any Benefit Plan (as defined herein) should consult their counsel before making a purchase.
                                 See "ERISA Considerations".

                                 The Class A Certificates may not be acquired by or on behalf of any Benefit Plan, including an individual retirement account or Keogh plan, that is subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), if such Benefit Plan has certain relationships with Household Bank, the Seller, the Servicer, the Trustee, an underwriter or their respective affiliates. See "ERISA Considerations".

                                 The Class B Certificates may not be purchased by any Benefit Plan, including any individual retirement account. See "ERISA Considerations".

CLASS A CERTIFICATE RATING;
CLASS B CERTIFICATE RATING....   It is a condition to the issuance of the Class
                                 A Certificates that they be rated in the highest rating category by at least one nationally recognized statistical rating organization. The rating of the Class A
                                 Certificates is based primarily on the value of the Receivables, the credit quality of the Servicer, the terms of the Class B Certificates and the circumstances, as described herein, in which the Collateral Amount may be available for the benefit of the Class A
                                 Certificateholders. See "Description of the
                                 Investor

                                 Certificates -- Reallocation of Cash Flows" and "Risk Factors -- Rating of the Investor Certificates".

                                 It is a condition to the issuance of the Class B Certificates that they be rated at least "A" or its equivalent by at least one nationally recognized statistical rating organization. The rating of the Class B Certificates is based primarily on the value of the Receivables, the credit quality of the Servicer, and the circumstances, as described herein, in which the Collateral Amount may be available for the benefit of the Class B Certificateholders. See "Description of the Investor Certificates" and "Risk Factors -- Rating of the Investor Certificates".

                                 Any rating of the Investor Certificates does not address the possibility of the imposition of United States withholding taxes or that the principal of, or interest on, the Investor Certificates will be paid on a scheduled date. The ratings assigned are not recommendations to purchase, hold or sell the Investor Certificates, inasmuch as such ratings do not comment as to market price, the marketability of the Investor Certificates or suitability for a particular purpose.

LISTING.......................   [Application will be made to list the Investor
                                 Certificates on the Luxembourg Stock Exchange.]

                                  RISK FACTORS

     Limited Liquidity. There currently is no market for the Investor Certificates. To the extent permitted, the Underwriters currently intend to make a market in the Investor Certificates, but the Underwriters are not under any obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Class A Certificateholders or Class B Certificateholders with liquidity of investment or that it will continue for the life of the Investor Certificates.

     Characteristics as a Sale; Bankruptcy Risks. Household Bank has warranted in the Bank Purchase Agreement that the transfer of all Receivables pursuant thereto to the Seller is either a valid sale and assignment of such Receivables from Household Bank to the Seller or the grant to the Seller of a security interest in such Receivables. The Seller and Household Bank have filed and will file appropriate Uniform Commercial Code ("UCC") financing statements to evidence this sale and perfect the Seller's right, title and interest in such Receivables. The Seller has warranted in the Pooling and Servicing Agreement that the transfer of the Receivables by it to the Trust pursuant to such Agreement is either a valid sale and assignment of such Receivables to the Trust or the grant to the Trust of a security interest in such Receivables. The Seller has taken or will take certain actions as are required to perfect the Trust's interest in such Receivables. The Seller has warranted that if the transfer by it to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trust will have a first priority perfected security interest therein. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables".

     Household Bank and the Seller intend to treat the transfer of the Receivables pursuant to the above referenced agreements as a sale of the Receivables by Household Bank to the Seller. However, in the event of an insolvency of Household Bank, it is possible that a receiver or conservator could attempt to characterize the transaction between Household Bank and the Seller as a pledge of the Receivables rather than a true sale, in which event delays in payments on the Investor Certificates and possible reductions in the amount of those payments could occur. If the transfer of the Receivables to the Seller by Household Bank, or to the Trust by the Seller is deemed to create a security interest therein, a tax lien, government lien or other lien created by operation of law on the property of Household Bank or the Seller may have priority over the Trust's interest in such Receivables.

     The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the FDIC, as conservator or receiver for Household Bank. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as conservator or receiver for Household Bank, would interfere with the timely transfer to the Seller (or by the Seller to the Trust) of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, such as by requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or were the conservator or receiver to request a stay of proceedings with respect to Household Bank as provided under the FDIA, delays in payments on the Investor Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for Household Bank, has the power under the FDIA to repudiate contracts, including secured contracts of Household Bank. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of Household Bank and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collections on the Receivables to the Investor Certificateholders could be lower than the outstanding principal and accrued interest on the Investor Certificates.

     In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and no Servicer Default other than such bankruptcy or insolvency-related Servicer Default exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the Investor Certificateholders from appointing a successor Servicer. If a conservator or receiver were appointed for Household Bank or if certain other events occur relating to the bankruptcy, receivership or insolvency of the Seller (an "Insolvency Event"), new Principal Receivables would not be transferred by the Seller to the Trust.

In the event of an Insolvency Event, the Trustee would sell the Receivables (unless Holders (as defined herein) of investor certificates evidencing undivided interests aggregating more than 50% of the aggregate unpaid principal amount of each Series or any person entitled pursuant to any Supplement instruct otherwise and provided that a conservator or receiver for the Seller does not order a sale despite such instructions not to sell), thereby causing early termination of the Trust. As of this date, any one of the credit enhancers for Series 1993-1, 1993-2, 1994-1, 1995-1 and 1997-1 may instruct the Trustee not to sell the Receivables. The credit enhancer for Series 1998-1 may similarly object and prevent such sale. The entire proceeds of such sale or liquidation will be treated as collections of Receivables and allocated accordingly among Series. In the case of the Investor Certificates, such proceeds allocable to the Certificateholders' Interest will be applied first to pay the Class A Certificates in full and then the Class B Certificates. If such proceeds are not sufficient to pay the entire Class A Adjusted Invested Amount, the amount of principal returned to the Class A Certificateholders will be reduced and the Class A Certificateholders will incur a loss and no principal would be available to pay the Class B Certificateholders. See "Description of the Investor Certificates -- Amortization Event" for a discussion of other events which might lead to the commencement of an Early Amortization Period. Upon the occurrence of an Amortization Event, if a conservator or receiver is appointed for Household Bank or a trustee is appointed for the Seller and no Amortization Event other than such conservatorship or receivership or insolvency of Household Bank or Seller exists, the conservator, receiver or trustee may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Insolvency".

     While Household Finance Corporation is the Servicer, cash collections held by Household Finance Corporation may, subject to certain conditions, be commingled and used for the benefit of Household Finance Corporation prior to each Distribution Date and, in the event of the insolvency or receivership of Household Finance Corporation or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections. Unless otherwise agreed to by each nationally recognized statistical rating organization selected by the Seller to rate the investor certificates of any Series or class, as specified in the applicable Supplement (each, a "Rating Agency"), if the commercial paper rating of Household Finance Corporation is reduced below A-1 or P-1 by the applicable Rating Agency, Household Finance Corporation will, within five business days, commence the deposit of collections directly into the Collection Account within two business days of the day of processing.

     The Seller will not engage in any activities except the transactions described herein and as contemplated by the Pooling and Servicing Agreement and any Supplement and similar transactions and activities incidental to, or necessary or convenient to accomplish, the foregoing. The Seller does not have any current intention to file a voluntary petition under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), or any similar applicable state law.

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of investor certificateholders, including the Class A Certificateholders, in the Receivables if such laws result in any Receivables being written off as uncollectible and the total of the Defaulted Receivables exceeds funds available in the Cash Collateral Account, the Collateral Invested Amount and the Class B Invested Amount. Application of such laws would also affect the interests of the Class B Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are insufficient amounts remaining in the Cash Collateral Account or to be reallocated from the Collateral Invested Amount. See "Description of the Investor Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges".

     Consumer Protection Laws. The Accounts and Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the solicitation, making, enforcement and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted (including, but not limited to, federal or state interest rate caps on credit cards), may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Accounts or Receivables.

     Pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period, is that the Receivables affected thereby will be reassigned to the Seller or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Seller may be obligated to accept the reassignment of the entire Trust portfolio. See "The Pooling and Servicing Agreement Generally -- Representations and Warranties" and "-- Servicer Covenants" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws".

     Proposed Legislation -- Limitation on Finance Charges. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, an Amortization Event could occur, and an Early Accumulation Period may commence. See "Description of the Investor Certificates -- Amortization Event". In addition, upon the occurrence of a Reserve Account Event (as defined herein) during the Controlled Accumulation Period or any Early Accumulation Period, an Early Amortization Period will commence.

     Pursuant to the Pooling and Servicing Agreement, if the interest of the Class A Certificateholders and Class B Certificateholders in a Receivable is materially adversely affected by the failure of the Receivable to comply in all material respects with applicable requirements of law, the interest of such Investor Certificateholders in all Receivables in the affected Account will be reassigned to Household Bank or, in some circumstances, to the Servicer. On the Issuance Date, Household Bank will make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. The sole remedy, if any such representation or warranty is breached and such breach has a material adverse effect on the interest of Investor Certificateholders in any Receivable and continues beyond the applicable cure period, is that the Receivables affected thereby will be reassigned to Household Bank or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, Household Bank may be obligated to accept the reassignment of the entire Trust portfolio. See "The Pooling and Servicing Agreement Generally -- Representations and Warranties" and "-- Servicer Covenants" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws".

     Generation of Additional Receivables; Dependency on Cardholder
Repayments. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts, that Receivables will be added to the Trust from additional Accounts designated to the Trust, or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Accumulation Period will be dependent, in part, upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of an Amortization Event and the commencement of the Early Accumulation Period. In addition, the occurrence of a Reserve Account Event would result in the occurrence of an Early Amortization Period. Furthermore, there is no assurance that the repayment history of Receivables generated under cardholder agreements which are part of a program where rebates on certain purchases are offered to cardholders in connection with their usage of such cards, will not be affected by any change in the amount or other terms of such rebates that may be offered from time to time. The amount or other terms of any such rebates may generally be changed at any time. While none of the Seller, Household Bank, the Servicer or the Subservicer are able to determine, and have no basis to predict, how cardholders may react to such changes, those changes may affect the continuation of the generation of Receivables. See "-- Affinity Programs". The full payment of the Class A Invested Amount and the Class B Invested Amount is dependent on cardholder repayments and will not be made if such repayment amounts are insufficient to pay the Class A Invested Amount in full and, thereafter, the Class B Invested Amount. The Bank Purchase Agreement provides that the Seller will require, and Household Bank will be obligated, to designate Additional Accounts, the receivables of which will be added to the Trust in the event that the amount of the Principal Receivables is not maintained at a certain minimum amount. If Additional Accounts are not designated by Household Bank when required, an Amortization Event may occur and result in the commencement of an Early Accumulation Period. In addition, a decrease in the effective yield on the Receivables due to, among other things, a change in the annual percentage rates applicable to the Accounts, an increase in the level of delinquencies or increased convenience use, where cardholders pay their Receivables early and thus avoid all finance charges on purchases, could cause the commencement of an Early Accumulation Period as well as result in decreased protection to Investor Certificateholders against defaults under the Accounts. The occurrence of any Reserve Account Event during the Controlled Accumulation Period or any Early Accumulation Period will cause the commencement of an Early Amortization Period.

     Social, Legal, Economic and Other Factors. Changes in card use and payment patterns by cardholders result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels, tax law changes and relative interest rates. The use of incentive programs (e.g., gift awards for card usage) may also affect card use. The Seller and Household Bank are unable to determine and have no basis to predict whether or to what extent tax law changes or other economic or social factors will affect card use or repayment patterns. See "The Accounts".

     Competition in the Credit Card Industry. The credit card industry is highly competitive and operates in an environment increasingly focused on the cost of services charged for credit cards. As new credit card issuers seek to enter the market and issuers seek to expand their market share, there is increased use of advertising, target marketing and pricing competition. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. In addition, certain credit card issuers assess annual percentage rates or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts. If cardholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The Trust will be dependent upon Household Bank's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and Household Bank does not add Additional Accounts, an Amortization Event could occur, in which event an Early Accumulation Period, or, if a Reserve Account Event occurs, an Early Amortization Period would commence.

     In September 1994, the United States Court of Appeals for the Tenth Circuit reversed a 1992 Utah federal court decision that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears Roebuck & Co., on the basis that another Sears subsidiary is the issuer of the Discover credit card, a competitor of the VISA credit card. In June 1995, the United States Supreme Court declined to review such decision of the Tenth Circuit. MasterCard has settled a similar lawsuit. This settlement by MasterCard and/or a final decision against or a similar settlement by VISA could have adverse consequences for members of the MasterCard or VISA associations, such as Household Bank.

     Ability of Household Bank to Change Terms of the Accounts; Decrease in Finance Charges. Pursuant to the Pooling and Servicing Agreement, the Seller will not be transferring to the Trust the Accounts but only the Receivables arising in the Accounts. As holder of the Accounts, Household Bank will have the right to determine the annual percentage rates and the fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the annual percentage rates or a reduction in fees would decrease the effective yield on the Accounts and could result in the occurrence of an Amortization Event and the commencement of an Early Accumulation Period, or would result in the occurrence of an Early Amortization Period if a Reserve Account Event occurs. An alteration of payment terms may result in fewer payments on Receivables being made in any month. Under the Bank Purchase Agreement, Household Bank agrees that, unless required by law or unless, in its good faith judgment, it deems it necessary to maintain on a competitive basis its credit card business or a program operated by such credit card business and only if the change giving rise to such reduction with respect to a specific program is made applicable to substantially all of the credit card accounts subject to such program, it will not take any action which would have the effect of reducing the Portfolio Yield (as defined herein) to a level that could reasonably be expected to cause any Series to experience an amortization event based on the insufficiency of the Portfolio Yield or any similar test or take any action that would have the effect of reducing the Portfolio Yield to less than the highest Average Rate (as defined herein) for any Group. "Portfolio Yield" means, with respect to the Trust as a whole and, with respect to any Due Period, the annualized percentage equivalent of a fraction (a) the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge and Administrative Collections (as defined herein) for all Series during the immediately preceding Due Period calculated on a cash basis after subtracting therefrom the Series Allocable Defaulted Amount (as defined herein) for all Series for such Due Period and (b) the denominator of which is the total amount of Principal Receivables conveyed to the Trust, plus the amount of any funds on deposit in the Special Funding Account, in each case, as of the last day of such immediately preceding Due Period. "Average Rate" means, with respect to any Group (including, with respect to the Group containing the Investor Certificates, the Collateral Invested Amount as if it were a class of investor certificates), the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding Series (or each class within a Series consisting of more than one class) within such Group obtained by multiplying (a) the certificate rate for such Series or class (reduced to take into account any payments made pursuant to any interest rate agreements) and (b) a fraction, the numerator of which is the aggregate unpaid principal amount of the investor certificates of such Series or class and the denominator of which is the aggregate unpaid principal amount of all investor certificates within such Group. In servicing the Accounts, each of the Servicer, the Subservicer and any successor servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own or other comparable accounts. Household Bank will also agree not to change the terms of the Accounts unless the change made with respect to a specific program is made applicable to substantially all of the credit card accounts subject to such program. Except as specified above, there are no restrictions specified in the Pooling and Servicing Agreement on the ability of Household Bank to change the terms of the Accounts.

     There can be no assurances that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by Household Bank to decrease customer finance charges or otherwise take actions which would change other Account terms. Under certain circumstances, the Seller will have the right and may be required from time to time to require Household Bank to designate Receivables from time to time existing in Additional Accounts or Participation Interests for inclusion in the Trust. However, such Additional Accounts or Participation Interests may not be of the same credit quality or have the same characteristics as the Accounts, the Receivables of which have been conveyed to the Trust. See "The Pooling and Servicing Agreement Generally -- Additions of Accounts or Participation Interests".

     Basis Risk. The Accounts will have finance charges set at a variable rate above the Prime Rate. If there is a decline in the Prime Rate, the amount of collections of Finance Charge Receivables on the Accounts may be reduced, whereas the amounts payable as interest with respect to the Investor Certificates and other amounts required to be funded out of collections of Finance Charge Receivables may not be similarly reduced.

     Affinity Programs. The Accounts, the Receivables of which currently have been conveyed or will be conveyed to the Trust on the Issuance Date, were originated under an affinity agreement between Household International and General Motors Corporation and are generated under the MasterCard program of Household Bank and certain of its affiliates known as the "The GM Card(SM)". See "The Credit Card Business of Household Bank (SB), N.A. -- The Accounts". In the future, Additional Accounts may also be designated to the Trust relating to other affinity or non-affinity programs. Changes in the terms of such programs may affect the rate at which new Receivables are generated in the Accounts.

     Cash Collateral Account and Collateral Invested Amount --
Limitations. Although credit enhancement with respect to the Investor Certificates will be provided by the funds and securities held in the Cash Collateral Account and the Collateral Invested Amount, such amounts are limited and may decline during the Controlled Accumulation Period and any Early Accumulation Period. If the Collateral Invested Amount and any amount on deposit in the Cash Collateral Account is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class B Adjusted Invested Amount may be reduced. If the Class B Adjusted Invested Amount is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Investor Certificates -- Description of the Cash Collateral Account".

     Rating of the Investor Certificates. It is a condition to issuance of the Class A Certificates that they be rated in the highest rating category by at least one Rating Agency. The rating of the Class A Certificates is based primarily on the value of the Receivables, the credit quality of the Servicer, and the circumstances as described herein, in which the Cash Collateral Account and Collateral Invested Amount may be available for the benefit of the Class A Certificates, and the terms of the Class B Certificates. See "Description of the Investor Certificates -- Reallocation of Cash Flows". It is a condition to the issuance of the Class B Certificates that they be rated at least "A" or its equivalent by at least one Rating Agency. The rating of the Class B Certificates is based primarily on the value of the Receivables and the credit quality of the Servicer, and the circumstances, as described herein, in which the Cash Collateral Account and the Collateral Invested Amount may be available for the benefit of the Class B Certificates.

     The ratings of the Investor Certificates are not a recommendation to purchase, hold or sell such Investor Certificates, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that the ratings of the Investor Certificates will remain for any given period of time or that such ratings will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. The ratings of the Class A Certificates and the Class B Certificates do not address the possibility of the imposition of United States withholding tax. Although the ratings of the Class A Certificates and the Class B Certificates address the respective likelihood of the ultimate payment of principal and interest on the Class A Certificates and the Class B Certificates, such ratings do not address the likelihood that the outstanding principal amount of a class of the Investor Certificates will be paid by the Series 1998-1 Expected Final Payment Date. The ratings also do not address the possibility of the occurrence of an Amortization Event which, under certain circumstances as described herein, could result in the payment of the outstanding principal amount of the Class A Certificates and the Class B Certificates prior to the Series 1998-1 Expected Final Payment Date.

     Book-Entry Registration. The Investor Certificates will be initially represented by one or more Class A Certificates and one or more Class B Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Investor Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Investor Certificateholders will not be recognized by the Trustee as "Investor Certificateholders" (as that term is used in the Pooling and Servicing Agreement). Hence, until Definitive Certificates are issued, holders of beneficial interests in Investor Certificates will only be able to exercise the rights of Investor Certificateholders indirectly through DTC. See "Description of the Investor Certificates -- Book-Entry Registration" and "-- Definitive Investor Certificates".

     ERISA Restrictions Applicable to Class B Certificates. Registration of transfer of any Class B Certificate shall be effected only if such transfer is made to a person which is not a Benefit Plan. By purchasing and holding a Class B Certificate, a Class B Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Class B Certificate, the beneficial owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan. See "ERISA Considerations".

     No Gross-Up for Withholding Tax. An Investor Certificateholder who complies with the applicable identification or certification requirements of the IRS should generally not be subject to United States withholding tax. If the law were to change and, as a result thereof, United States withholding tax were imposed on such payments even though the Investor Certificateholder complied with the applicable identification or certification requirements, the Investor Certificateholder would receive such payments net of such withholding tax, and none of the Seller, Household Bank, the Trust, the Trustee, the Collateral Interest Holder, the Servicer or any Subservicer would have any obligation to gross up such payments to account for such withholding tax.

MASTER TRUST CONSIDERATIONS

     Issuance of Additional Series. The Trust, as a master trust, previously has issued fourteen Series, three of which have been retired, and is expected to issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the investor certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to other Series or subordinating other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency (the notification in writing by each Rating Agency to the Seller, the Servicer and the Trustee that any action will not result in such a reduction or withdrawal is referred to herein as the "Rating Agency Condition") and (b) the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such issuance will not (i) result in the occurrence of an Amortization Event or (ii) materially adversely affect the timing or amount of payments to investor certificateholders of any Series or class (any of the conditions referred to in the preceding clauses (i) and (ii) are referred to herein as an "Adverse Effect"). There can be no assurance, however, that the issuance of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by an Investor Certificateholder. In addition, the Supplements relating to Series which are part of a Group as described herein may provide that collections of Receivables allocable to such Series will be reallocated among all Series in the Group. Consequently, the issuance of new Series in a Group may have the effect of reducing the amount of collections of Receivables which are reallocated to the investor certificates of existing Series in such Group. For example, in Group Three, which provides for the reallocation of collections of Finance Charge and Administrative Receivables allocable to a Series among all Series in such Group, an additional Series which is issued with a larger claim with respect to monthly interest than that of previously issued Series in Group Three (due to a higher certificate rate) will receive a proportionately larger reallocation of Group Three Investor Finance Charge and Administrative Receivables. Such issuance will reduce the amount of Group Three Investor Finance Charge and Administrative Receivables which are reallocated to the existing Series in Group Three. Furthermore, there is no assurance that, for any Series in a Group, the Trust will issue any other Series in such Group. Accordingly, any anticipated benefits of sharing or reallocation of collections of Receivables may not be realized. See "Description of the Investor Certificates -- Reallocations Among Investor Certificates of Different Series".

     Addition of Trust Assets. The Seller may from time to time designate Participation Interests to be conveyed to the Trust or may designate Additional Accounts, the Receivables in which are conveyed to the Trust. In addition, under certain circumstances, the Seller will be obligated to designate Aggregate Addition Accounts or, at the Seller's option, Participation Interests for inclusion in the Trust. "Aggregate Addition Accounts" shall mean revolving credit card accounts established pursuant to a credit card agreement between the Bank or any additional seller and the person or persons obligated to make payments thereunder, excluding any merchant, which is designated by the Seller to be included as an Account. Aggregate Addition Accounts may be subject to different eligibility criteria than the Accounts, the Receivables of which are currently included in the Trust, and may include accounts or other consumer loan receivables originated using criteria different from those which were applied to the Accounts, the Receivables of which are currently included in the Trust, because such accounts or other consumer loan receivables were originated at a later date or were part of a portfolio of credit card accounts or other consumer loan receivables which were not part of the Accounts or which were acquired from another credit card issuer. Moreover, Aggregate Addition Accounts may not be accounts or other consumer loan receivables of the same type previously included in the Trust. Consequently, there can be no assurance that such Aggregate Addition Accounts will be of the same credit quality as the Accounts, the Receivables of which are currently included in the Trust. In addition, such Aggregate Addition Accounts may consist of credit card accounts or other consumer loan receivables which have different terms than the Accounts, the Receivables of which are currently included in the Trust, including lower periodic finance charges, which may have the effect of reducing the average yield on the portfolio of Accounts. The designation of Aggregate Addition Accounts will be subject to the satisfaction of certain conditions, including that (a) such addition will satisfy the Rating Agency Condition and (b) the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such addition will not have an Adverse Effect. The Seller has conveyed and expects to continue to convey from time to time to the Trust the Receivables arising in certain Aggregate Addition Accounts in accordance with the provisions of the Pooling and Servicing Agreement.

     The Seller may from time to time, at its sole discretion, designate newly originated Eligible Accounts to be included as Accounts ("New Accounts") subject to the limitations and conditions specified in this paragraph. For purposes of the definition of New Accounts, Eligible Accounts shall be deemed to include only types of revolving credit card accounts which are included as Initial Accounts or which have previously been included in any Aggregate Addition if the assignment related to such Aggregate Addition provides that such type of revolving credit card account is permitted to be designated as a New Account. Unless each applicable Rating Agency otherwise consents, the number of New Accounts designated with respect to any of the three consecutive Due Periods beginning in January, April, July and October of each calendar year shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Due Periods commence and the number of New Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year. The Seller shall deliver to the Trustee, at least semi-annually, an opinion of counsel with respect to the New Accounts included as Accounts confirming the validity and perfection of each transfer of such New Accounts. If such opinion of counsel with respect to any New Accounts is not so received, all Receivables arising in the New Accounts to which such failure relates will be removed from the Trust. The Seller will designate New Accounts subject to the following conditions, among others: (a) the New Accounts shall all be Eligible Accounts; (b) such conveyance will not result in the occurrence of an Amortization Event; and (c) such conveyance shall not have been made in contemplation of an Insolvency Event with respect to the Seller or Household Bank. New Accounts and Aggregate Addition Accounts are collectively referred to herein as "Additional Accounts".

     Any Participation Interests to be included as Trust Assets or any Eligible Accounts, other than New Accounts, to be included as Accounts, are collectively referred to herein as an "Aggregate Addition". "Eligible Account" means a revolving credit card account owned by Household Bank and its successors and assigns and/or any transferee of the Accounts from such bank or any other originator of Accounts which enters into a receivables purchase agreement with the Seller or any additional Seller which, as of the respective date of designation, is in existence and maintained by Household Bank or such successors, transferees or originator, is payable in United States dollars, has a cardholder whose address is in the United States or its territories or possessions, has a cardholder who has not been identified as being involved in any voluntary or involuntary bankruptcy proceeding, has not been identified as an account with respect to which the related card has been lost or stolen, has not been sold or pledged to any other party except for any transferee referred to above, does not have receivables which have been sold or pledged to any other party; and with respect to Additional Accounts, certain other accounts which shall have satisfied the Rating Agency Condition.

     Allocations. To the extent provided in any Supplement, or any amendment to the Pooling and Servicing Agreement, portions of the Receivables or Participation Interests conveyed to the Trust and all collections received with respect thereto may be allocated to one or more Series or Groups as long as the Rating Agency Condition shall have been satisfied with respect to such allocation and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes such allocation will not have an Adverse Effect.

             THE CREDIT CARD BUSINESS OF HOUSEHOLD BANK (SB), N.A.

GENERAL

     Pursuant to the Bank Purchase Agreement, Household Bank (or Household Bank, f.s.b., as its predecessor in interest under the Bank Purchase Agreement) has transferred and Household Bank will transfer to the Seller, and the Seller in turn has transferred and will transfer to the Trust pursuant to the Pooling and Servicing Agreement, the Receivables which have or will be generated from transactions made by holders of certain VISA and MasterCard credit card accounts. Accounts are serviced by Household Credit Services, Inc. primarily from its facilities in Salinas, California, Las Vegas, Nevada and Chesapeake, Virginia.

     All accounts are scored each month with a behavioral scoring system that predicts the likelihood of serious future delinquency based on the account's previous history. Household Bank uses behavioral scoring to manage credit lines, authorizations, collections and card reissuance.

     The VISA and MasterCard credit card accounts held or to be held by Household Bank are or will be principally generated through: (i) the mailing of preapproved applications directly to prospective cardholders by Household Bank;
(ii) the request for an application as the result of phone contact or the availability of applications or brochures for prospective cardholders at various merchant locations and (iii) magazine inserts.

THE ACCOUNTS

     The Accounts currently consist solely of MasterCard credit card accounts generated under "The GM Card(SM)" program and originated by Household Bank or its affiliates, Household Bank, f.s.b. and Household Bank (Nevada), National Association ("HBNV"). In May 1998, HBNV sold certain accounts it had generated under "The GM Card(SM)" program to Household Bank. The Accounts were issued by Household Bank or such affiliates in accordance with the underwriting criteria as explained below.

     New account originations under "The GM Card(SM)" program are primarily the result of direct mail solicitations conducted on a nationwide basis, or in certain cases targeted to particular states. The Subservicer, on behalf of Household Bank and such affiliates, obtains the names and addresses of creditworthy individuals from one or more of the independent national credit bureaus. These individuals are then credit bureau scored to evaluate credit risk in accordance with Household Bank's and such affiliates established credit quality standards. The credit quality standards of HBNV pertaining to the accounts it sold to Household Bank are substantially the same as those of Household Bank. Credit bureau scoring is intended to provide a general indication, based on the information available, of an individual's likelihood to repay his or her obligations. Based on credit bureau scores, other credit characteristics and demographic information, certain individuals are then selected for solicitation. This selection process attempts to match these prospects with a product that would be acceptable to that individual. Therefore, Household Bank and HBNV offer credit cards with different annual percentage rates and annual fee combinations, enhanced special features such as bonus points, discounts, extended warranties for products and travel benefits.

     Individuals qualifying for preapproved direct mail solicitation are offered a credit card through the use of an acceptance certificate similar to traditional preapproved coupons which are standard in the industry. The prospective cardholder is required to provide certain information and return the certificate to the Subservicer. Upon receipt, the Subservicer automatically requests, in most cases, an updated credit report. The updated credit report obtained upon response is also credit bureau scored, and the initial credit line assigned may be adjusted based upon this updated credit bureau risk profile.

     When Household Bank receives an application for a credit card that has been obtained from a sourcing institution, or requested by phone, it reviews such application for completeness and obtains a credit report and credit bureau score from an independent national credit bureau on the applicant. The Subservicer, on behalf of Household Bank, may verify certain information regarding the applicant and request additional information as deemed necessary to make a decision on the creditworthiness of the applicant.

     Credit limits are established for each prospective cardholder based on credit bureau score, income and other credit characteristics. The Receivables, which have been conveyed to the Trust, generally have credit limits ranging from $250 to $10,000, the majority of non premium accounts being in the $2,000 to $6,000 range, with premium Accounts generally being assigned credit limits of $5,000 or more, with the majority at $7,000.

ADDITIONAL ACCOUNTS

     Receivables from Additional Accounts, if needed, will be added to the Trust from accounts originated by Household Bank (or its affiliates) through preapproved applications or agent bank relationships or affinity relationships. In addition, Household Bank may purchase additional portfolios of VISA and MasterCard credit card accounts from other financial institutions. See "Risk Factors -- Master Trust Considerations -- Addition of Trust Assets".

COLLECTION OF DELINQUENT ACCOUNTS

     Minimum scheduled payments under the Accounts are generally due 25 days from the date of such billing statement, and an Account is considered delinquent (or one payment past due) if the minimum payment required to be made is not received by the Subservicer within five days after the due date reflected in that monthly billing statement. In the case of Accounts generated under "The GM Card(SM)" program, monthly billing statements are prepared by EDS. Late fees for the Accounts, the Receivables of which have been conveyed to the Trust, are generally assessed on such Accounts if the minimum monthly payment has not been made by the due date set forth in the monthly billing statement.

     The Subservicer, through its customer account review program, creates a behavioral score for all accounts to predict the probability of an account becoming 60 days or more delinquent. Based on the behavioral score and the account balance, the Subservicer structures the timing of the collection activity to be implemented for the account. The Subservicer believes that the use of behavioral scoring enables it to manage accounts at an early stage that have a greater probability of experiencing a loss in order to reduce exposure thereto.

     Efforts to collect delinquent credit card receivables are made principally by the personnel of the Subservicer, supplemented by collection agencies and attorneys retained by the Subservicer when deemed necessary. Currently, collection activity may begin with telephone contact with the cardholder as quickly as one day after the date the account becomes delinquent and continues with follow-up contacts of at least one time per week until the account is 59 days delinquent. In the event the collector is unable to establish telephone contact with the cardholder, the collector is required to send a series of collection letters to that person until the matter is resolved. Receivables in any Account will generally be charged-off as uncollectible in accordance with the credit card guidelines of Household Bank and the Subservicer's customary and usual policies and procedures for servicing comparable credit card accounts. Except in limited circumstances, the current policy of the Subservicer is to charge-off an account at the end of the month in which that account becomes 180 days delinquent. Depending on the behavioral score established by the Subservicer, extension of credit to an account that is delinquent may be restricted as early as one day after the date that account becomes delinquent. Typically, Household Bank will not extend credit to any account that is 30 days or more delinquent. Additionally, extensions of credit to an account may be suspended if that account exceeds its maximum established credit limit. The amount by which an account may exceed its established credit limit is determined by the behavioral score assigned by the Subservicer to the account. The Subservicer, on behalf of Household Bank, may, in its sole discretion, enter into arrangements with delinquent cardholders to extend or otherwise modify payment schedules; provided, however, that in no event will any such extension or modification result in negative amortization to the account. The risk evaluation, servicing, charge-off policies and collection practices discussed herein are constantly being reviewed and may change over time in accordance with the business judgment of Household Bank, the Servicer and the Subservicer, applicable law and guidelines established by governing regulatory authorities.

PORTFOLIO EXPERIENCE

     The following tables and the table under "Principal Payment Considerations" set forth certain experience for each of the periods shown for the Portfolio. The "Portfolio" includes all credit card accounts, including the Accounts, generated by Household Bank or Household Bank, f.s.b. under the program known as "The GM Card(SM)", [excluding GM Card Accounts converted from other credit card accounts] and including the GM Card Accounts acquired by Household Bank from HBNV, during the periods shown in such tables. Not all such accounts have been designated for inclusion in the Trust. As of the close of business on March 31, 1998, the Accounts constitute substantially all of the Portfolio. Origination of Accounts with respect to "The GM Card(SM)" program commenced in September 1992. Information for the Portfolio presented below reflects performance of all GM Card Accounts, [excluding GM Card Accounts converted from other credit card accounts,] of Household Bank or an affiliate during the periods indicated. The general increase in personal bankruptcy filings in the United States has had an impact on the charge-off experience in the Portfolio.

Although the Servicer believes the information on the Portfolio to be reliable, because various terms of the accounts in the Portfolio and various policies (including, in certain cases, charge-off policies) regarding the Portfolio may have been modified during this period and because historical performance may not be indicative of future performance, there can be no assurance that the actual experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Portfolio. In addition, because the Accounts that were acquired by Household Bank from HBNV consisted only of current Accounts that were less than 30 days delinquent, the results shown in the following table may not be indicative of future performance.

LOSS AND DELINQUENCY EXPERIENCE

     The following tables set forth the loss and delinquency experience for the Portfolio for each of the periods shown.

                      LOSS EXPERIENCE FOR THE PORTFOLIO(1)
                            IN THOUSANDS OF DOLLARS

                                         THREE MONTHS             YEARS ENDED DECEMBER 31,
                                        ENDED MARCH 31,   ----------------------------------------
                                             1998            1997         1996             1995
                                        ---------------      ----         ----             ----
Average Receivables Outstanding(2)....    $               $            $6,431,033       $6,047,865
Total Net Charge-offs(3)..............    $               $            $  342,922(4)    $  276,288(4)
Total Net Charge-offs as a Percentage
  of Average Receivables
  Outstanding.........................              %               %        5.33%            4.57%

-------------------------
(1) Substantially all information for "The GM Card(SM)" Accounts was derived from reports prepared by a servicer that is not affiliated with Household Bank or the Servicer.

(2) Calculated as the average of the average monthly beginning and average monthly ending receivables balance.

(3) Net charge-offs include charge-offs of principal and fees net of recoveries during the periods.

(4) Recoveries for 1995 and 1996 relate only to the Accounts.

(5)

          AVERAGE DELINQUENCIES AS A PERCENTAGE OF THE PORTFOLIO(1)(2)
                            IN THOUSANDS OF DOLLARS

                                  AVERAGE OF                AVERAGE OF                AVERAGE OF                AVERAGE OF
                              THREE MONTHS ENDED            YEAR ENDED                YEAR ENDED                YEAR ENDED
                                MARCH 31, 1998           DECEMBER 31, 1997         DECEMBER 31, 1996         DECEMBER 31, 1995
                            -----------------------   -----------------------   -----------------------   -----------------------
NUMBER OF DAYS              DELINQUENT   PERCENTAGE   DELINQUENT   PERCENTAGE   DELINQUENT   PERCENTAGE   DELINQUENT   PERCENTAGE
  DELINQUENT                  AMOUNT        (3)         AMOUNT        (3)         AMOUNT        (3)         AMOUNT        (3)
--------------              ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
   5-29...................   $                 %       $                 %       $241,415      3.75%       $218,297      3.61%
   30-59..................                     %                         %         79,647      1.24%         65,048      1.08%
   60-89..................                     %                         %         52,214      0.81%         42,406      0.70%
   90-119.................                     %                         %         40,443      0.63%         33,476      0.55%
   120+...................                     %                         %         61,002      0.95%         50,936      0.84%
                             --------      -----       --------      -----       --------      -----       --------      -----
   Total..................  $                  %       $                 %       $474,721      7.38%       $410,163      6.78%
                             ========      =====       ========      =====       ========      =====       ========      =====

-------------------------
(1) Average delinquencies are the average of month end delinquent amounts.

(2) Substantially all information for "The GM Card(SM)" Accounts was derived from reports prepared by a servicer that is not affiliated with Household Bank or the Servicer.

(3) The percentages are the result of dividing average delinquent amounts during the period by the average of the monthly average receivables balance.

(4)

REVENUE EXPERIENCE

     The revenues for the Portfolio from finance charges and fees billed to cardholders are set forth in the following table for each of the periods shown.

     The historical revenue figures in the table includes interest on purchases and cash advances and fees accrued during the cycle. Cash collections on the Receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of finance charges and fees may exceed cash payments as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash payments may exceed billings of finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charges on the Receivables, the amount of annual membership fees, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases and changes in the level of delinquencies on the Receivables. See "Risk Factors".

                    REVENUE EXPERIENCE FOR THE PORTFOLIO(1)
                            IN THOUSANDS OF DOLLARS

                                               THREE MONTHS          YEARS ENDED DECEMBER 31,
                                                  ENDED        ------------------------------------
                                              MARCH 31, 1998      1997         1996         1995
                                              --------------      ----         ----         ----
Average Receivables Outstanding(2)..........    $              $            $6,431,033   $6,047,865
Total Finance Charges and Fees Billed(3)....    $              $            $  977,360   $  964,160
Total Finance Charges and Fees Billed as a
  Percentage of Average Receivables
  Outstanding...............................              %              %       15.20%       15.94%

-------------------------
(1) Substantially all information for "The GM Card(SM)" Accounts was derived from reports prepared by a servicer that is not affiliated with Household Bank or the Servicer.

(2) Calculated as the average of the average monthly beginning and average monthly ending receivables balance.

(3) Excludes revenue attributable to Interchange and is net of finance charges accrued on charged-off accounts.

(4)

     The revenues for the Portfolio shown in the table above are related to finance charges, together with fees, billed to holders of the accounts. The finance charge assessed on most of the premium accounts for purchases of merchandise and services in the Portfolio is lower than the finance charge assessed on most of the nonpremium credit card accounts for such purchases, although there is an annual membership fee on the premium credit card accounts. The revenues related to finance charges depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off credit card account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding finance charges on purchases, and upon other services of which cardholders choose to avail themselves and which are paid for by the use of the card. Revenues related to finance charges and fees also depend on the types of charges and fees assessed on the accounts in the Portfolio and on whether such accounts are nonpremium or premium credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and on the respective percentages of the receivable balances of nonpremium and premium credit card accounts. Revenues could be adversely affected by future changes in the charges and fees assessed by Household Bank and other factors. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" and "-- Proposed Legislation". Neither the Servicer or any of its affiliates has any basis to predict how any future changes in the usage of the accounts by cardholders or in the terms of accounts may affect the revenue for the Portfolio.

INTERCHANGE

     Creditors participating in the VISA USA and MasterCard International associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA USA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount. Household Bank will be required, pursuant to the terms of the Bank Purchase Agreement, and the Seller will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange will be allocated to the Trust as may be reasonably determined or estimated by the Servicer. VISA USA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

                                  THE ACCOUNTS

GENERAL

     The Receivables to be conveyed to the Trust arise in the Accounts. The Accounts currently consist of certain MasterCard accounts generated in connection with the affinity program with General Motors Corporation under "The GM Card(SM)" program which meet the eligibility criteria set forth in the Pooling and Servicing Agreement.

     Pursuant to the Bank Purchase Agreement and the Pooling and Servicing Agreement, the Seller will have the right or be obligated (subject to certain limitations and conditions) to require and Household Bank will be obligated to designate, from time to time, additional qualifying VISA and MasterCard consumer revolving credit card accounts to be included as Accounts and to convey to the Seller for conveyance to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Those Accounts must meet the eligibility criteria set forth in the Bank Purchase Agreement as of the date Household Bank designates such Accounts as Additional Accounts. Household Bank will convey its interest in the Receivables then existing or thereafter created under such Additional Accounts to the Seller which in turn will convey such Receivables to the Trust. Under the Pooling and Servicing Agreement, the Seller also has the right to convey Participation Interests to the Trust subject to the conditions described in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement Generally -- Additions of Accounts or Participation Interests".

     As of each date with respect to which Additional Accounts are designated, Household Bank represents and warrants to the Seller that the Receivables generated under the Additional Accounts meet the eligibility requirements set forth in the Bank Purchase Agreement and the Seller represents and warrants to the Trust that such Receivables or Participation Interests, if any, meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement Generally -- Representations and Warranties" and "Description of the Bank Purchase Agreement -- Representations and Warranties". Because the Initial Accounts were designated as of the Initial Cut-Off Date and subsequent Aggregate Addition Accounts have been and may continue to be designated from time to time, there can be no assurance that all of such Accounts will continue to meet the eligibility requirements as of any Series issuance date, including the Issuance Date.

     Subject to certain limitations and restrictions, the Seller may also designate certain Accounts or Participation Interests, if any, for removal from the Trust, in which case such Participation Interests or the Receivables of the Removed Accounts will be reassigned to the Seller. Throughout the term of the Trust, the Receivables in the Trust will consist of Receivables generated under the Initial Accounts and include Participation Interests, if any, and the Receivables generated under Additional Accounts but not the Receivables generated under Removed Accounts or removed Participation Interests.

     As of the close of business on March 31, 1998, the Receivables pertaining
to the Accounts had an average principal balance of $      , and the Accounts
had an average credit limit of $      and a weighted average age of
approximately   months. The average total Receivable balance as a percentage of
the average credit limit with respect to such Accounts was      % as of the
close of business on March 31, 1998. Approximately

     %,      %,      %,      % and      % of the Receivables as of the close of
business on March 31, 1998 relate to cardholders having billing addresses in [California, New York, Texas, Michigan and Florida], respectively. As of the close of business on March 31, 1998, the Receivable balance of the nonpremium and premium Accounts as a percentage of the total Receivable balance of the
Accounts was approximately      % and      %, respectively.

     As of the close of business on March 31, 1998,            Accounts
representing $               or      % of the total Receivables outstanding were
current or less than 30 days delinquent, and        Accounts representing
$               or    % of the total Receivables outstanding were greater than
29 days delinquent as reflected on the Subservicer's collection system. The Receivables currently in the Trust were generated under Accounts that were originated in 1992 through 1997. There can be no assurance that such Accounts will maintain such level of performance or will perform in a manner similar to the other VISA and MasterCard accounts serviced by the Servicer.

     The following tables summarize the Accounts by various criteria as of the close of business on March 31, 1998 for such Accounts. References to Receivables Outstanding in the following tables include Finance Charge and Administrative Receivables and Principal Receivables in such Accounts. Because the composition of the Accounts may change in the future, these tables are not necessarily indicative of the future composition of the Accounts.

                            COMPOSITION OF ACCOUNTS

                                                            PERCENTAGE                    PERCENTAGE
                                                             OF TOTAL                      OF TOTAL
                                                NUMBER OF   NUMBER OF     RECEIVABLES     RECEIVABLES
               ACCOUNT BALANCE                  ACCOUNTS     ACCOUNTS     OUTSTANDING     OUTSTANDING
               ---------------                  ---------   ----------    -----------     -----------
Less than or equal to $1,000.00...............                     %     $                        %
$1,000.01 to $2,000.00........................                     %                              %
$2,000.01 to $3,000.00........................                     %                              %
$3,000.01 to $4,000.00........................                     %                              %
$4,000.01 to $5,000.00........................                     %                              %
$5,000.01 to $6,000.00........................                     %                              %
$6,000.01 to $7,000.00........................                     %                              %
$7,000.01 to $8,000.00........................                     %                              %
$8,000.01 to $9,000.00........................                     %                              %
$9,000.01 to $10,000.00.......................                     %                              %
Over $10,000.00...............................                     %                              %
                                                ---------    -------     --------------     -------
     Total....................................               100.00%     $                  100.00%
                                                =========    =======     ==============     =======

                    COMPOSITION OF ACCOUNTS BY CREDIT LIMIT

                                                            PERCENTAGE                    PERCENTAGE
                                                             OF TOTAL                      OF TOTAL
                                                NUMBER OF   NUMBER OF     RECEIVABLES     RECEIVABLES
                 CREDIT LIMIT                   ACCOUNTS     ACCOUNTS     OUTSTANDING     OUTSTANDING
                 ------------                   ---------   ----------    -----------     -----------
Less than or equal to $1,000.00...............                     %     $                        %
$1,000.01 to $2,000.00........................                     %                              %
$2,000.01 to $3,000.00........................                     %                              %
$3,000.01 to $4,000.00........................                     %                              %
$4,000.01 to $5,000.00........................                     %                              %
$5,000.01 to $6,000.00........................                     %                              %
$6,000.01 to $7,000.00........................                     %                              %
$7,000.01 to $8,000.00........................                     %                              %
$8,000.01 to $9,000.00........................                     %                              %
$9,000.01 to $10,000.00.......................                     %                              %
Over $10,000.00...............................                     %                              %
                                                ---------    -------     --------------     -------
     Total....................................               100.00%     $                  100.00%
                                                =========    =======     ==============     =======

                         COMPOSITION OF ACCOUNTS BY AGE

                                                            PERCENTAGE                    PERCENTAGE
                                                             OF TOTAL                      OF TOTAL
                                                NUMBER OF   NUMBER OF     RECEIVABLES     RECEIVABLES
                     AGE                        ACCOUNTS     ACCOUNTS     OUTSTANDING     OUTSTANDING
                     ---                        ---------   ----------    -----------     -----------
Less than 24 months...........................                     %     $                        %
Over 24 months to 48 months...................                     %                              %
Over 48 months................................                     %                              %
                                                ---------    -------     --------------     -------
     Total....................................               100.00%     $                  100.00%
                                                =========    =======     ==============     =======
Weighted Average Age (Months).................

BILLING AND PAYMENTS

     General. The Accounts, which have variable annual percentage rates, are governed by various cardmember agreements and disclosure statements and have different billing and payment structures, including varying fees, depending on the type of account. Each cardmember agreement provides that, subject to applicable law, Household Bank may change the terms and conditions of that agreement at any time, including, but not limited to, those terms pertaining to minimum payments, the rate or amount of finance charges, fees or other charges and the method of computing the balance upon which finance charges are assessed. If required by applicable law, Household Bank will provide prior written notice before implementation of any such change to the terms and conditions of a cardmember's agreement. There can be no assurance that the finance charges, fees and other charges discussed herein (including minimum monthly periodic rates) will remain at current levels in the future.

     Monthly billing statements for the Accounts are sent to the cardholder at the end of each billing cycle generally within two business days after the cycle date assigned to such Account by the Subservicer. Currently, the Subservicer has cycle dates corresponding to twenty-three cycle days within each calendar month. The monthly billing statement reflects all purchases, cash advances, administrative charges, if applicable (such as currency conversion charges, late charges, returned payment charges, and copying charges), annual fees, if any, credit insurance charges and finance charges incurred by the Account during the billing cycle or a prior billing cycle and reported to the Subservicer, all payments or credits applicable to the Account and the outstanding balance of the Account as of the cycle date, including the available credit thereunder.

     Minimum Payments. Each month, unless a payment holiday is granted by Household Bank, the holder of a nonpremium Account must, under most of the cardmember agreements, make a minimum payment equal to $10 (or, if the new balance is less than $10, the new balance) or 2.0% of the new balance as it appears on the monthly statement, whichever is greater, plus the greater of (i) any past due amounts, or (ii) the amount by which the new balance exceeds the established credit limit for the account.

     Each holder of a premium Account is required, under most of the cardmember agreements, unless a payment holiday is granted by Household Bank, to make a minimum payment each month equal to either 2.0% of the new balance reflected on the monthly statement (depending on the cardmember agreement) or $15 (or the amount of the new balance if less than $15), whichever is greater, plus the greater of (i) any past due amounts, or (ii) the amount by which the new balance exceeds the established credit limit for the account.

     Household Bank may offer qualified holders of a premium or nonpremium VISA or MasterCard account the option to enjoy a payment holiday (i.e., the opportunity to withhold the remittance of any minimum payment on their account) for a particular billing cycle. Monthly periodic finance charges in connection with a payment holiday continue to accrue, and the amount of the next minimum monthly payment is determined as described herein, based on the account balance at the end of the next billing cycle. The effect of a payment holiday is to increase the yield on the Receivables on a billed basis and to decrease the rate of payments of

Finance Charge and Administrative Receivables and Principal Receivables during the billing cycles for which the offer applies.

     Finance Charges. Periodic finance charges are computed as follows: (i) the "sum of the balances" is multiplied by (ii) the Daily Periodic Rate. To obtain the sum of the balances, all Daily Balances (as described below) for the billing cycle are aggregated. The daily balance for an Account (the "Daily Balance") is computed as its beginning balance adjusted by (x) adding new purchases, credit insurance charges, cash advances, annual fee, if applicable, or administrative charges to the account generally on the day they were incurred and (y) subtracting any payments or credits and any unpaid finance charges applied to the Account. The Daily Periodic Rate is 1/365 of the sum of the Prime Rate plus
(a) 10.4 percent for a nonpremium account and (b) for a premium account plus (i)
10.4 percentage points for accounts with an average daily balance less than $2,500 and (ii) 7.4 percentage points for accounts with average daily balances of $2,500 or greater. The minimum Daily Periodic Rate for nonpremium Accounts is generally .046% (corresponding to a 16.9% annual percentage rate). The minimum Daily Periodic Rate for premium Accounts with an average daily balance under $2,500 is generally .045% (corresponding to a 16.4% annual percentage rate) while those with an average daily balance of $2,500 or greater generally have a minimum Daily Periodic Rate of .037% (corresponding to a 13.4% annual percentage rate). Household Bank has and may again offer special marketing rates.

     If the previous balance has been paid in full, no purchase finance charges will be assessed on purchases for merchandise or services made during a billing cycle provided, however, payment is received for those purchases in full by the due date (25 days after the close of the cycle) noted on the billing statement. Cash advances, however, are not entitled to any grace period and are assessed finance charges from the date of the transaction. Most Accounts provide that for each billing cycle in which a finance charge is payable, the finance charge will be at least 50 cents. Some Accounts have a cash advance fee finance charge equal to 2.5% of the cash advance, with a minimum fee of $2.50 or, if obtained through a convenience check, a cash advance fee finance charge equal to 1.0% of the cash advance, with a minimum fee of $1; provided that there are generally no minimum fees charged for cash advances obtained through balance transfer checks in addition to the cash advance fee finance charges payable thereon.

     Fees and Charges. Accounts may be assessed administrative charges which may include (a) late charges of $20 if the required minimum payment on the account is not received on its due date shown on the monthly billing statement, (b) returned payment charges of $20 for each time a payment on the account is returned unsatisfied by the bank or other financial institution on which the payment was drawn, (c) overlimit charges of $20 if the cardholder exceeds the credit limit and (d) reasonable copying fees if a request is made for duplicate statements, checks or other documents. In addition, the premium Accounts have a $39 non-refundable annual membership fee.

     Payments. Payments to Household Bank by holders of the Accounts are processed by the Subservicer and generally applied in the following order: (i) to cash advance finance charges, (ii) to cash advance fees, (iii) to purchase finance charges, (iv) to late fees, (v) to previously billed cash advances and then cash advances in the current billing cycle, and (vi) to previously billed purchases and other fees and then purchases and other fees in the current billing cycle. Any excess is credited to the Account as an overpayment amount to purchases.

                                   THE SELLER

     The Seller, Household Affinity Funding Corporation, was incorporated under the laws of the State of Delaware on April 27, 1993 and was a special purpose subsidiary of Household Bank, f.s.b. Effective January 1995, the Seller became a wholly owned subsidiary of Household Bank. The Seller was organized for the limited purposes of engaging in the type of transactions described herein and other transactions entered into in connection with the Trust and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither Household Bank nor the Seller's board of directors intends to change the business purpose of the Seller. The Seller has its principal office located at 1111 Town Center Drive, Las Vegas, Nevada 89134 (telephone (702) 243-1240).

                           HOUSEHOLD BANK (SB), N.A.

     Household Bank, located in Las Vegas, Nevada, was chartered as a wholly-owned operating subsidiary of Household Bank, f.s.b. on December 1, 1993 and continues to be a wholly-owned operating subsidiary of Household Bank, f.s.b. Household Bank is principally a nationwide credit card bank offering MasterCard credit cards and is eligible to offer VISA credit cards. The principal executive office of Household Bank is located at 1111 Town Center Drive, Las Vegas, Nevada 89134 (telephone (702) 222-4001).

                                  THE SERVICER

     The Servicer, Household Finance Corporation, was incorporated in Delaware in 1925, as successor to an enterprise which traces its origin through the same ownership to an office established in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-5000). The Servicer is a subsidiary of Household International, Inc. ("Household International").

     The Servicer and its subsidiaries offer a diversified range of financial services. The principal products of the Servicer's consumer financial business is the making of cash loans, including home equity loans, auto finance loans and unsecured loans, including MasterCard, VISA and private label credit cards to consumers in the United States. The business also includes purchasing loans of a similar nature from other lenders. Loans are made through branch lending offices, direct marketing and telemarketing as well as through dealer networks and retail stores.

     In conjunction with its consumer finance operations and where applicable laws permit, the Servicer makes available to customers credit life, credit accident, health and disability insurance. Such insurance is generally directly written by or reinsured with Household Life Insurance Company or its affiliates.

     As of March 31, 1998, the Servicer had approximately $ billion in total assets, approximately $ billion in total liabilities and approximately $ billion in shareholder's equity.

                                THE SUBSERVICER

     The Subservicer, Household Credit Services, Inc., has serviced credit card accounts and non-credit card products since 1987 and was incorporated in 1989 by Household International to provide origination, servicing and administrative services to subsidiaries of Household International, principally subsidiaries that offered or held private label, VISA and MasterCard credit card accounts. Pursuant to an agreement with Household Bank, the Subservicer provides such services for all credit card accounts owned by Household Bank. That agreement establishes certain performance standards, including detailed underwriting criteria, that are to be followed by the Subservicer on behalf of such entities. In its capacity of providing certain services in connection with VISA and MasterCard credit card accounts, the Subservicer has approximately [4,500] employees operating from its facilities primarily located in Salinas, California, Chesapeake, Virginia, Las Vegas, Nevada, Wood Dale, Illinois and Prospect Heights, Illinois. The principal executive office of the Subservicer is located at 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-5000).

                                   THE TRUST

     The Trust was formed pursuant to the Pooling and Servicing Agreement and prior to formation had no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Receivables and the other assets of the Trust and proceeds therefrom, issuing investor certificates and the certificate evidencing the Seller's Interest and any supplemental certificate thereto and making payments thereon and on certain Series Enhancements, including the Collateral Amount, and related activities. As a consequence, the Trust is not expected to have any source of capital other than the Trust Assets. The Trust will be administered in accordance with the laws of the State of New York.

     The Seller conveyed to the Trust, without recourse, its interests in all Receivables existing in the Initial Accounts at the close of business on the Initial Cut-Off Date, and all Receivables arising under such Accounts thereafter, in exchange for the net cash proceeds from the sale of a Series of investor certificates plus a certificate representing the Seller's Interest. In addition, the Seller has conveyed and may convey from time to time to the Trust, without recourse, its interests in all Receivables existing in certain Additional Accounts and Participation Interests, if any, at the close of business on each applicable date of designation thereof. The Trust Assets will consist of the Receivables and any Participation Interests conveyed to the Trust, all monies due or to become due thereunder, the proceeds of the Receivables, all monies on deposit in certain accounts maintained for the benefit of the investor certificateholders, including the Special Funding Account, (and also including each of the Cash Collateral Account, the Principal Funding Account and the Reserve Account for the benefit of the Investor Certificateholders), the Preferred Stock and the right to receive Recoveries and Interchange allocable to the Trust for the benefit of the Investor Certificateholders. The Class A Certificates will have rights to the Principal Funding Account, the Reserve Account and the Cash Collateral Account and certain distributions with respect to the Collateral Invested Amount prior to the rights of the Class B Certificateholders. Pursuant to the Bank Purchase Agreement, the Seller will have the right (subject to certain limitations and conditions) and in some circumstances under the Pooling and Servicing Agreement will be obligated, to require Household Bank to designate from time to time Additional Accounts to be included as Accounts and the Seller will convey to the Trust, pursuant to the Pooling and Servicing Agreement, its interests in all Receivables of such Additional Accounts or Participation Interests. Under the Pooling and Servicing Agreement, the Seller may convey Participation Interests to the Trust. See "The Pooling and Servicing Agreement Generally -- Additions of Accounts or Participation Interests". In addition, the Seller may, but is not obligated to designate, from time to time, Participation Interests or Accounts, the Receivables of which are to be removed from the Trust. See "The Pooling and Servicing Agreement Generally -- Removal of Accounts".

     Undivided interests in the Trust Assets will be allocated among the Class A Interest, the Class B Interest, the Seller's Interest and the interests of investor certificateholders of other Series and may be allocated to any Series Enhancement, including the Collateral Amount.

                                USE OF PROCEEDS

     Net proceeds from the sale of the Investor Certificates will be paid to the Seller. The Seller will use such proceeds for general corporate purposes, including the repayment of intercompany loans from its affiliates.

                        PRINCIPAL PAYMENT CONSIDERATIONS

     Unless an Amortization Event has occurred and the Early Amortization Period has commenced (See "Description of the Investor Certificates -- Amortization Event"), the Class A Certificateholders will not begin to receive payments of principal until the Series 1998-1 Expected Final Payment Date. The Class B Certificateholders will not begin to receive payments of principal until the final principal payment, as described herein, on the Class A Certificates has been made.

     Unless an Early Accumulation Period or an Early Amortization Period shall have commenced, on each Distribution Date during the Controlled Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections (as defined herein) on deposit in the Collection Account with respect to such Distribution Date, (b) the Controlled Deposit Amount, which is equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any deficit controlled accumulation amount arising from prior Distribution Dates and (c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account for the Investor Certificateholders to be held by the Trustee until the aggregate amount on deposit in the Principal Funding Account equals the sum of the Class A Invested Amount and the Class B Invested Amount. See "Description of the Investor Certificates -- Principal". Although it is anticipated that collections of Principal Receivables will be available on each Distribution Date during the Controlled Accumulation Period to make a deposit of the Controlled Deposit Amount, no assurance can be given that this will actually occur or that there will be a sufficient amount on deposit in the Principal Funding Account to pay the Investor Certificateholders the Class A Invested Amount and the Class B Invested Amount in full on the Series 1998-1 Expected Final

Payment Date. Any amounts deposited into the Principal Funding Account will not be considered as principal payments made to the Investor Certificateholders.

     If an Amortization Event, other than any of those specified in paragraphs
(c), (e), (h) or (i) under "Description of the Investor Certificates -- Amortization Event" herein, occurs during the Revolving Period or the Controlled Accumulation Period, the Early Accumulation Period will commence and on each Distribution Date with respect to the Early Accumulation Period, an amount equal to the lesser of (a) the Available Investor Principal Collections and (b) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will generally be deposited in the Principal Funding Account, until the amount on deposit therein equals the sum of the Class A Invested Amount and the Class B Invested Amount. Such amounts deposited in the Principal Funding Account during the Early Accumulation Period will not be subject to any Controlled Deposit Amount.

     In the event of the occurrence of any Amortization Event as specified in any of paragraphs (c), (e), (h) or (i) under "Description of the Investor Certificates -- Amortization Event" and the commencement of the Early Amortization Period any amount on deposit in the Principal Funding Account will be distributed to the Investor Certificateholders on the Distribution Date immediately following the commencement of the Early Amortization Period and the Investor Certificateholders will be entitled to receive Available Investor Principal Collections on each Distribution Date with respect to such Early Amortization Period as described herein until the earlier to occur of the Series 1998-1 Termination Date or the date on which the Class A Invested Amount and the Class B Invested Amount have been paid in full. In addition, principal will be distributed first to the Class A Certificateholders and then to the Class B Certificateholders on the Distribution Date following a sale, disposition or other liquidation of the Receivables as a result of an Insolvency Event and the commencement of the Early Amortization Period as described under "Description of the Investor Certificates -- Amortization Event" or in connection with termination of the Trust on the final Termination Date as described under "Description of the Investor Certificates -- Termination". During the Controlled Accumulation Period and any Early Accumulation Period or Early Amortization Period, payments of principal will also be made to reduce the Collateral Invested Amount to the Required Collateral Amount. See "Description of the Investor Certificates -- Principal".

     The ability of the Investor Certificateholders to receive payments of principal on the Series 1998-1 Expected Final Payment Date (i) depends upon certain things, including the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs, new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Trust Excess Principal Collections and (ii) may be adversely affected by the issuance of additional Series with controlled amortization periods or controlled accumulation periods which coincide in whole or in part with the Controlled Accumulation Period or the occurrence of an amortization event with respect to any Series scheduled to be in its revolving period during the Controlled Accumulation Period or any Early Accumulation Period. Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required minimum payment, may only make payments as low as the minimum required payment or may make payments as high as the entire outstanding balance. Monthly payment rates on the Receivables may also vary due to seasonal purchasing and payment habits of cardholders, the terms of the Accounts (which are subject to change by Household Bank) and to changes in any terms of rebate programs in which cardholders participate. The following table sets forth the highest and lowest cardholder monthly payment rates for the Portfolio during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for such month. Monthly payment rates reflected in the table include amounts which would be deemed payments of Principal Receivables or Finance Charge and Administrative Receivables with respect to the Accounts. In addition, the amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns, terms of rebate programs, and the terms of the Accounts (which are subject to change by Household Bank). See "The Credit Card Business of Household Bank (SB), N.A. -- Portfolio Experience". The Seller cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Investor Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. See "Risk Factors -- Generation of Additional Receivables; Dependency on Cardholder Repayments" and "Description of the Investor Certificates -- Reallocation of Trust Excess Principal Collections". There can be no assurance that collections of Principal Receivables with respect to the Trust portfolio, and thus the rate at which the Investor Certificateholders could expect to receive payments of principal on their Series 1998-1 Certificates during any Early Amortization Period or the rate at which the Principal Funding Account or Special Funding Account could be funded during the Controlled Accumulation Period or the rate at which the Principal Funding Account could be funded during any Early Accumulation Period, will be similar to the historical experience set forth in the following table. As described under "Description of the Investor Certificates -- Principal", the Seller may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the Series 1998-1 Expected Final Payment Date. In addition, the Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by the Investor Certificateholders. Further, if the commencement of an Early Amortization Period occurs, the average life and maturity of the Investor Certificates could be significantly reduced or lengthened.

     Due to the reasons set forth above, there can be no assurance that any deposits will be made in the Special Funding Account, that deposits in the Principal Funding Account will be made on or prior to the Series 1998-1 Expected Final Payment Date in an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount or that the actual number of months elapsed from the date of issuance of the Investor Certificates to the Series 1998-1 Expected Final Payment Date will equal the expected number of months. See "Risk Factors -- Generation of Additional Receivables; Dependency on Cardholder Repayments".

            CARDHOLDER MONTHLY PAYMENT RATES FOR THE PORTFOLIO(1)(2)

                                                      THREE MONTHS
                                                         ENDED          YEARS ENDED DECEMBER 31,
                                                       MARCH 31,     ------------------------------
                                                          1998        1997        1996        1995
                                                      ------------    ----        ----        ----
Lowest Month........................................          %           %      21.64%      23.63%
Highest Month.......................................          %           %      27.22%      28.09%
Average Monthly Payment Rate(3).....................          %           %      24.48%      25.74%

-------------------------
(1) Payment rates are the percentages resulting from dividing total principal, finance charges and fees collected in a month by the beginning receivables balance for such month.

(2) All information for "The GM Card(SM)" Accounts was derived from reports prepared by a servicer that is not affiliated with Household Bank or the Servicer.

(3) Calculated as the average of the monthly payment rates for the period.

                    DESCRIPTION OF THE INVESTOR CERTIFICATES

GENERAL

     The Investor Certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series 1998-1 Supplement substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. The Trustee will provide a copy of the Pooling and Servicing Agreement and the Series 1998-1 Supplement (without exhibits or schedules) to Investor Certificateholders on written request. The following summary describes certain terms of the Pooling and Servicing Agreement and the Series 1998-1 Supplement and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the Series 1998-1 Supplement.

     The Class A Certificates and the Class B Certificates will evidence undivided beneficial interests in the Trust Assets allocated to the Class A Interest and the Class B Interest, respectively, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal in the manner described below.

     The Investor Certificates will initially be represented by one or more Class A Certificates and one or more Class B Certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. The Investor Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. Each $1,000 principal amount of Class A
Certificates will represent            of the Class A Interest and each $1,000
principal amount of Class B Certificates will represent           of the Class B
Interest. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Class A Certificates and the Class B Certificates. No Investor Certificateholder will be entitled to receive a Definitive Certificate representing such person's interest in the Investor Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined herein), and all references herein to distributions, notices, reports and statements to Class A or Class B Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Class A Certificates and/or Class B Certificates, for distribution to the beneficial owners of the Class A Certificates and/or Class B Certificates in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive Investor Certificates".

     Payments of interest and principal will be made on each related Distribution Date to the Investor Certificateholders in whose names the Class A Certificates and the Class B Certificates, as the case may be, were registered on the last day of the calendar month preceding such Distribution Date, unless otherwise specified in a Supplement (each, a "Record Date").

INTEREST

     Interest will accrue on the unpaid principal amount of the Class A Certificates and the Class B Certificates during each Interest Period at the Class A Certificate Rate and the Class B Certificate Rate, respectively. Except as otherwise provided herein, interest will be distributed to the Investor Certificateholders monthly on each Distribution Date commencing and on each Distribution Date thereafter in an amount equal to the product of the applicable Class A or Class B Certificate Rate and with respect to the Class A Certificates the applicable unpaid principal amount and with respect to the Class B Certificates, the Class B Invested Amount. Interest for the Class A Certificates and the Class B Certificates will be calculated on the basis of a 360-day year of twelve 30-day months, but for purposes of calculating the interest payable with respect to the first Interest Period, interest will accrue from and including the Issuance Date to but excluding
                    .

     The Class A Certificate Rate from and including                 to and
excluding                and with respect to each related Interest Period
thereafter will be at      % per annum. The Class B Certificate Rate from and
including                 to and excluding                and with respect to
each related Interest Period thereafter will be at      % per annum. For the
purpose of calculating the rate for the

Collateral Interest Payment, "LIBOR" means the per annum rate for deposits in United States dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second London business day prior to the commencement of an Interest Period (or the second London business day prior to the Issuance Date in the case of the first Interest Period). If such rate does not appear on Telerate Page 3750 on such day, the rate will be determined on the basis of the rates at which deposits in United States dollars are offered by four major reference banks in the London interbank market selected by the Servicer at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for a period of one month commencing on that day. The Servicer will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Servicer in its sole discretion, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month. The rate will be calculated on the basis of the actual number of days in the period and a 360-day year.

PRINCIPAL

     No principal payments will be made to the Class A Certificateholders until the earlier to occur of the Series 1998-1 Expected Final Payment Date and the commencement of an Early Amortization Period. No Principal Payments will be made to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. No principal payments will be made in respect of the Collateral Invested Amount (other than deposits to the Cash Collateral Account and payments with respect to reductions in the Required Collateral Amount) until the final principal payment has been made to the Class A Certificateholders and the Class B Certificateholders.

     On each Distribution Date during the Revolving Period, unless an Amortization Event shall have occurred or a reduction in the Required Collateral Amount shall have occurred, collections of Principal Receivables allocable to the Certificateholders' Interest and the Collateral Invested Amount will, subject to certain limitations, including the reallocation of any Subordinated Principal Collections with respect to the related Due Period to pay the Class A Required Amount and the Class B Required Amount, be paid to the Seller to purchase additional Receivables in order to maintain the Invested Amount or, under certain circumstances at the Seller's option, be deposited in the Special Funding Account as described under "-- Special Funding Account". If a reduction in the Required Collateral Amount shall have occurred, collections of Principal Receivables allocable to the Certificateholders' Interest and the Collateral Invested Amount will be applied to reduce the Collateral Amount to the Required Collateral Amount.

     During the Controlled Accumulation Period or any Early Accumulation Period on or prior to the Series 1998-1 Expected Final Payment Date, collections of Principal Receivables allocable to the Certificateholders' Interest, plus certain other amounts will no longer be paid to the Seller as described above but instead will, unless an Amortization Event shall have occurred and the Early Amortization Period shall have commenced, be deposited in the Principal Funding Account as described below. In addition, the Seller may, under certain circumstances during the Controlled Accumulation Period, deposit collections of Principal Receivables in an amount equal to the excess, if any, of the amount of such collections deposited in the Principal Funding Account in the Special Funding Account to the extent described under "-- Special Funding Account". On the Series 1998-1 Expected Final Payment Date any amounts on deposit in the Principal Funding Account will be distributed first to the Class A Certificateholders in an amount not to exceed the Class A Invested Amount and, if there is any remaining amount then on deposit in the Principal Funding Account, then to the Class B Certificateholders in an amount not to exceed the Class B Invested Amount. In addition, the Seller may, under certain circumstances, deposit such collections in the Special Funding Account as described under "-- Special Funding Account".

     On each Distribution Date with respect to the Controlled Accumulation Period, unless a reduction in the Required Collateral Amount shall have occurred, the Trustee will, subject to certain limitations, including the reallocation of any Subordinated Principal Collections with respect to the related Due Period to pay the Class A Required Amount and the Class B Required Amount, deposit collections of Principal Receivables allocable to the Invested Amount in the Principal Funding Account in an amount equal to the least of

(a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the Controlled Deposit Amount for such Distribution Date and (c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount, until the amount on deposit in the Principal Funding Account equals the sum of the Class A Invested Amount and the Class B Invested Amount.

     If an Amortization Event, other than any Amortization Event described in paragraphs (c), (e), (h) or (i) herein under "Description of the Investor Certificates -- Amortization Event", occurs during the Controlled Accumulation Period, the Early Accumulation Period will commence and on each Distribution Date with respect to the Early Accumulation Period, unless a reduction in the Required Collateral Amount shall have occurred, the Trustee will, subject to certain limitations, including the reallocation of any Subordinated Principal Collections with respect to the related Due Period to pay the Class A Required Amount and the Class B Required Amount, deposit collections of Principal Receivables allocable to the Invested Amount in the Principal Funding Account in an amount equal to the lesser of (a) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date and (b) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount, until the amount on deposit in the Principal Funding Account equals the sum of the Class A Invested Amount and the Class B Invested Amount. If an Early Amortization Period shall not have commenced, amounts on deposit in the Principal Funding Account will be distributed to the extent described above to the Investor Certificateholders on the Series 1998-1 Expected Final Payment Date.

     If any Amortization Event described in paragraphs (c), (e), (h) or (i) herein under "Description of the Investor Certificates -- Amortization Event" shall have occurred during the Controlled Accumulation Period or any Early Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be distributed on the first Distribution Date with respect to such Early Amortization Period first to the Class A Certificateholders in an amount not to exceed the Class A Invested Amount and, if there is any remaining amount then on deposit in the Principal Funding Account, to the Class B Certificateholders in an amount not to exceed the Class B Invested Amount.

     Unless an Amortization Event shall have occurred, the Controlled Accumulation Period will commence at the close of business on the last business
day of        ; provided, however, that the date on which the Controlled
Accumulation Period actually commences may be delayed if the Controlled
Accumulation Period Length (as defined below) is less than      months.
Beginning on the Determination Date immediately preceding the
Distribution Date, and on each Determination Date thereafter until the Controlled Accumulation Period actually commences, the Servicer will determine the "Controlled Accumulation Period Length", which will be at least the number of whole Due Periods expected to be required to fund the Principal Funding Account in an amount at least equal to the sum of the initial Class A Invested Amount and the initial Class B Invested Amount by the Series 1998-1 Expected Final Payment Date, based on the amount of collections of Principal Receivables expected to be available to the Investor Certificateholders; provided, however,
that the Controlled Accumulation Period Length will not be less than      Due
Period. If the Controlled Accumulation Period Length is less than      months,
the Controlled Accumulation Period may commence later than the close of business
on the last business day of        , and the number of months in the Controlled
Accumulation Period will be equal to the Controlled Accumulation Period Length; provided that, subject to the conditions set forth herein, the Controlled Accumulation Period may be delayed to no later than the close of business on the
last business day of        . The Controlled Accumulation Period will end upon
the earliest to occur of (x) the commencement of any Early Accumulation Period or any Early Amortization Period, (y) the payment in full of the Invested Amount and (z) the Series 1998-1 Termination Date.

     The "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any existing deficit controlled accumulation amount arising from prior Distribution Dates. The "Controlled Accumulation Amount" shall mean, for any Distribution Date with
respect to a Due Period during the Controlled Accumulation Period, $       ;
provided, however, that if the Controlled Accumulation Period Length is
determined to be less than        months, the Controlled Accumulation Amount for
each Distribution Date with respect to the Controlled Accumulation Period will be not greater than the product of (i) the excess of (a) the product of the lowest monthly principal payment rate on the Accounts for the three Due Periods preceding the date of such calculation (or such lower principal payment rate as the Servicer may select) and the sum of the initial invested amounts of all outstanding Series over (b) the sum of all amortizations or accumulations of collections of Principal Receivables of all Series which have a fixed controlled accumulation period or fixed controlled amortization period and which are not scheduled to be in their revolving periods and all Series which are in any early amortization periods and (ii) a fraction, the numerator of which is equal to the Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the sum of the invested amounts as of the last day of the revolving periods of all outstanding Series that have controlled accumulation periods or controlled amortization periods the length of which may be altered in accordance with the terms of the related Series Supplement and which Series are not scheduled to be in their revolving periods; provided, further, that the sum of the Controlled Accumulation Amounts for the period equal to such Controlled Accumulation Period Length will not be less than the sum of the Class A Invested Amount and the Class B Invested Amount.

     Any collections of Principal Receivables allocable to Investor Certificateholders during the Revolving Period or the Controlled Accumulation Period or any Early Accumulation Period in excess of the amount, if any, required to be deposited in the Principal Funding Account as described herein and the amount applied to reduce the Collateral Amount to the Required Collateral Amount (such excess collections are herein referred to as "Trust Excess Principal Collections") will be allocated to other Series of investor certificates, paid to the Seller as described under "-- Reallocation of Trust Excess Principal Collections" or, under certain circumstances at the Seller's option, be deposited in the Special Funding Account as described under "-- Special Fund Account". Similarly, deposits of the Controlled Deposit Amount, to the extent collections of Principal Receivables allocable to the Certificateholders' Interest are insufficient to deposit such amount, may be made from such excess collections from other Series, if any. During the Controlled Accumulation Period or any Early Accumulation Period until the final principal payment to the Class B Certificateholders, collections of Principal Receivables allocable to the Collateral Invested Amount (other than Subordinated Principal Collections that are used to pay the Class A Required Amount or the Class B Required Amount and collections used to make payments with respect to reductions in the Required Collateral Amount) but not deposited in the Cash Collateral Account for distribution to the Collateral Interest Holder will generally be paid to the Seller to purchase additional Receivables in order to maintain the Collateral Invested Amount at its required level. See "Principal Payment Considerations".

     During the Early Amortization Period, Available Investor Principal Collections, in addition to distributions from the Principal Funding Account as described above or Special Funding Account as described below, will be distributed monthly and will be paid to the Investor Certificateholders on each Distribution Date as follows: (a) to the Class A Certificateholders until the Class A Invested Amount is paid in full and (b) following the final principal payment to the Class A Certificateholders, to the Class B Certificateholders until the Class B Invested Amount is paid in full. During the Early Amortization Period, collections of Principal Receivables allocable to the Collateral Invested Amount will be deposited into the Cash Collateral Account. Amounts will be retained in the Cash Collateral Account to the extent necessary to maintain the Collateral Amount at its required level and be made available to cover shortfalls with respect to the Class A Certificates and the Class B Certificates. See "-- Description of the Cash Collateral Account".

     In the event of a sale of the Receivables and an early termination of the Trust due to an Insolvency Event with respect to the Seller, an optional repurchase of the Receivables by the Seller, a purchase of the Receivables in connection with a Servicer Default or a sale of the Receivables in connection with the final Termination Date of the Trust (each as described under "Amortization Event", "Optional Repurchase", "Servicer Default", and "Termination" below), the proceeds of any such sale or repurchase will be allocated first to pay amounts due with respect to the Class A Certificates, then to pay amounts due with respect to the Class B Certificates and then to reduce the Collateral Invested Amount.

SUBORDINATION

     The Class B Adjusted Invested Amount and the Collateral Amount will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and, during any period in which

Household Finance Corporation or an affiliate thereof is no longer the Servicer, the Servicing Fee. In addition, the Collateral Amount will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Adjusted Invested Amount may be decreased. Similarly, certain principal payments otherwise allocable to the Collateral Invested Amount may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Invested Amount may be decreased. To the extent the Class B Adjusted Invested Amount is decreased, the percentage of collections of Finance Charge and Administrative Receivables allocated to the Class B Certificateholders in subsequent Due Periods will be reduced. Moreover, to the extent the amount of such decrease in the Class B Adjusted Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders from the Collection Account will be reduced. See "-- Allocations" and "-- Reallocation of Cash Flows".

COLLECTION ACCOUNT

     The Servicer will establish and maintain, or cause to be established and maintained for the benefit of investor certificateholders and Series Enhancements in the name of the Trustee, on behalf of the Trust, an account (the "Collection Account") with an Eligible Institution. "Eligible Institution" means the Trustee or any other depository institution organized under the laws of the United States or any one of the states thereof, which at all times has a short-term unsecured debt rating of at least A-1+ and P-1 by the applicable Rating Agency, except that no such rating will be required of an institution which maintains a trust fund in a fully segregated trust account with the trust department of such institution as long as such institution maintains the credit rating of the Rating Agency in one of its generic credit rating categories which signifies investment grade and is a member of the FDIC. Notwithstanding the preceding sentence, any institution the appointment of which satisfies the Rating Agency Condition will be an Eligible Institution. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided the short-term debt rating of such depository institution or trust company shall be in the highest rating category of the applicable Rating Agency, (iii) commercial paper having, at the time of the Trust's investment or a contractual commitment to invest, a rating in the highest rating category of the applicable Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating in the highest rating category of the applicable Rating Agency, (v) bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds having, at the time of the Trust's investment therein, a rating in the highest rating category of the applicable Rating Agency, (vii) time deposits, other than as referred to in (iv) above (having maturities not later than the succeeding Distribution Date), with an entity, the commercial paper of such entity having a credit rating in the highest rating category of the applicable Rating Agency, (viii) demand notes of Household Finance Corporation for so long as Household Finance Corporation commercial paper has, at the time of the Trust's investment therein, a rating in the highest rating category of the applicable Rating Agency and (ix) any other investment if the Rating Agency Condition has been satisfied (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to the Seller. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Supplement.

SPECIAL FUNDING ACCOUNT

     If, on any date, the Seller's Participation Amount is greater than zero but less than or equal to the Series Required Seller Amount, the Servicer may elect, provided that no Series is then in an early accumulation period or early amortization period, not to distribute to the holders of the Seller's Certificate any collections of Trust Excess Principal Collections allocable to a Series or a Group that otherwise would be distributed to such holders, but may deposit such funds in an account with an Eligible Institution established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Special Funding Account"). Funds on deposit in the Special Funding Account may be withdrawn and paid to the holders of the Seller's Certificate at any time or paid to other Series on any Distribution Date to the extent that, after giving effect to such payment, the Seller's Participation Amount exceeds the Series Required Seller Amount for all outstanding Series on such date; provided, however, that if an early accumulation period or early amortization period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released therefrom and deposited into the Collection Account and treated as Trust Excess Principal Collections to the extent needed to make principal payments due to or for the benefit of the Certificateholders of such Series. Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. No assurance can be given, however, that any funds will be deposited in the Special Funding Account. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Due Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge and Administrative Receivables with respect to such Due Period. No assurance can be given, however, that any investment earnings will be earned.

ALLOCATIONS

     Allocations among Series. Pursuant to the Pooling and Servicing Agreement, during each Due Period the Servicer will allocate to each outstanding Series its Series Allocable Finance Charge and Administrative Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments.

          "Series Allocable Finance Charge and Administrative Collections", "Series Allocable Principal Collections" and "Series Allocable Defaulted Amount" mean, with respect to any Series and for any Due Period, the product of (a) the Series Allocation Percentage and (b) the amount of collections of Finance Charge and Administrative Receivables deposited in the Collection Account, Principal Receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to such Due Period, respectively.

          "Series Allocation Percentage" means, with respect to any Series and for any Due Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount plus, for purposes of allocating Collections of Principal Receivables to a Series, the Series Required Seller Amount as of the last day of the immediately preceding Due Period and the denominator of which is the Trust Adjusted Invested Amount, plus, for purposes of allocating collections of Principal Receivables to a Series, the sum of series required seller amounts for all Series as of such last day.

          "Series Allocable Miscellaneous Payments" means, with respect to any Series and for any Due Period, the product of (a) the Series Allocation Percentage and (b) any Unallocated Principal Collections available to be treated as such as described herein under "-- Reallocation of Trust Excess Principal Collections".

          "Series Adjusted Invested Amount" means, with respect to any Series and for any Due Period, the initial invested amount of such Series less the excess, if any, of the cumulative amount of charge-offs allocable to the invested amount for such Series as of the last day of the immediately preceding Due Period over the aggregate reimbursement of such charge-offs as of such last day, or such lesser amount as may be provided in the Supplement for such Series. With respect to the Series which includes the Investor Certificates, such amount, when used to compute the Principal Allocation Percentage, will be adjusted by subtracting from such amount the difference between (i) the initial Collateral Invested Amount and (ii) the sum of the Collateral Invested Amount as of the last day of the Revolving Period plus the aggregate unreimbursed Collateral Charge-Offs (as defined herein) after such last day.

          "Series Required Seller Amount" means an amount equal to a designated percentage of the initial invested amount for such Series; for Series 1998-1 equal to 7% of the Invested Amount.

          "Trust Adjusted Invested Amount" means, with respect to any Due Period, the sum of the Series Adjusted Invested Amounts for all outstanding Series.

     Series 1998-1 Allocations. During each Due Period with respect to the Revolving Period, the Servicer will allocate among the Class A Interest, the Class B Interest, the Collateral Invested Amount and the Seller's Interest all collections on Finance Charge and Administrative Receivables and all collections on Principal Receivables and the amount of all Defaulted Receivables in accordance with the Floating Allocation Percentage. The Floating Allocation Percentage will equal a fraction the numerator of which is the Adjusted Invested Amount on the last day of the preceding Due Period and the denominator of which is the product of the total amount of Principal Receivables in the Trust, including any amounts on deposit in the Special Funding Account on the last day of the preceding Due Period and the Series Allocation Percentage. During the Revolving Period, all Principal Receivables collected which are allocable to the Certificateholders Interest will be treated as Trust Excess Principal Collections or distributed to the Seller (except for the portions of such collections which are Subordinated Principal Collections used to pay the Class A Required Amount or the Class B Required Amount as described under "-- Reallocation of Cash Flows"). During the Controlled Accumulation Period and any Early Accumulation Period or Early Amortization Period, Series Allocable Principal Collections will be allocated to the Certificateholders' Interest with respect to any Due Period, based on the percentage equivalent of the product of
(1) the ratio which the Series Adjusted Invested Amount as of the last day of the Revolving Period bears to the product of (a) the sum of (i) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Due Period, plus (ii) the amount, if any, on deposit in the Special Funding Account and (b) the Series Allocation Percentage, on the last day of such immediately preceding Due Period (such ratio being the "Principal Allocation Percentage") and (2) the sum of the Class A Invested Percentage (as defined herein) and the Class B Invested Percentage with respect to the first day of such accumulation or amortization period. Collections of Principal Receivables allocated to the Certificateholders' Interest and the Collateral Interest also include certain collections of Series Allocable Miscellaneous Payments, Reallocated Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections treated as Available Investor Principal Collections as described herein (See "-- Distributions from the Collection Account; Allocation of Funds" and "-- Excess Finance Charge and Administrative Collections").

          "Class A Adjusted Invested Amount" for any date means an amount equal to the Class A Invested Amount less an amount, not to exceed the Class A Invested Amount, equal to the principal amount, if any, on deposit in the Principal Funding Account.

          "Class A Invested Amount" for any date means an amount equal to the initial principal balance of the Class A Certificates, minus the amount of principal payments made to Class A Certificateholders prior to such date and minus the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates preceding such date.

          "Class B Adjusted Invested Amount" for any date means an amount equal to the Class B Invested Amount less an amount, not to exceed the Class B Invested Amount, equal to the principal amount, if any, on deposit in the Principal Funding Account in excess of the Class A Invested Amount on such date.

          "Class B Invested Amount" for any date means an amount equal to (i) the initial principal balance of the Class B Certificates, minus (ii) the amount of principal payments made to Class B Certificateholders prior to such date, minus (iii) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (iv) the aggregate amount of Subordinated Principal Collections other than those allocable to the Collateral Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount with respect to such Distribution Dates, minus (v) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "-- Investor Charge-Offs", and plus (vi) the sum of (A) the aggregate amount of Series Allocable Miscellaneous Payments allocated and available on all prior Distribution Dates to fund the Class B Investor Default Amount and (B) the aggregate amount of Excess Finance Charge and Administrative

     Collections and certain other amounts allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

          "Collateral Invested Amount" means an amount equal to (i) the initial Collateral Invested Amount, minus (ii) the aggregate amount of deposits made to the Cash Collateral Account from Available Investor Principal Collections, minus (iii) the aggregate amount of Collateral Charge-Offs for all prior Distribution Dates, minus (iv) the aggregate amount of Subordinated Principal Collections allocable to the Collateral Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus (v) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "-- Investor Charge-Offs" and plus (vi) the sum of (A) the aggregate amount of Series Allocable Miscellaneous Payments allocated and available on all prior Distribution Dates to fund any Collateral Charge-Offs and (B) the aggregate amount of Excess Finance Charge and Administrative Collections and certain other amounts allocated and available for purposes of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v) provided, however, that the Collateral Invested Amount may not be reduced below zero.

          "Seller's Percentage", with respect to the Investor Certificates, means (i) when used with respect to Finance Charge and Administrative Receivables and Defaulted Receivables and Principal Receivables during the Revolving Period, 100% minus the Floating Allocation Percentage, and (ii) when used with respect to Principal Receivables during the Controlled Accumulation Period and any Early Accumulation Period or any Early Amortization Period, 100% minus the Principal Allocation Percentage.

     As a result of the Floating Allocation Percentage, collections on Finance Charge and Administrative Receivables and the portion of Defaulted Receivables allocated to the Class A and Class B Certificateholders will change each Due Period based on the relationship of the amount of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Collateral Invested Amount to the total amount of Principal Receivables on the last day of the immediately preceding Due Period. Collections on Principal Receivables allocable to the Class A Interest and Class B Interest each day during the Controlled Accumulation Period or any Early Accumulation Period or Early Amortization Period, however, will generally not decline as a result of deposits in the Principal Funding Account but will be subject to the possible reallocation of all or a portion of the collections of Principal Receivables allocable to the Class B Interest for the benefit of the Class A Certificateholders as described under "-- Reallocation of Cash Flows".

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

     The Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables in each Due Period into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties shown below on the date of such deposit. Notwithstanding the foregoing, for as long as Household Finance Corporation remains the Servicer under the Pooling and Servicing Agreement and maintains a rating of P-1 from Moody's Investors Service, Inc. and A-1 from Standard & Poor's Ratings Group, which is currently the case, the Servicer need not deposit collections into the Collection Account on the day indicated in the preceding sentence but may use for its own benefit all such collections until the related Distribution Date at which time the Servicer will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied. With respect to the Investor Certificates, if the net amount in respect of Finance Charge and Administrative Receivables to be deposited into the Collection Account on any Distribution Date pursuant to the preceding sentence exceeds the sum of the Class A Interest Payment and Class B Interest Payment for such Distribution Date, any overdue Class A Interest Payment and Class B Interest Payment (plus any additional interest accrued on such overdue Class A Interest Payment and Class B Interest Payment), the Class A Investor Default Amount and the Class B Investor Default Amount for such Distribution Date, and the Servicing Fee plus certain amounts payable with respect to the Collateral Invested Amount, the Servicer may deduct the Servicing Fee and, during the Revolving Period, the Class A Investor Default Amount and the Class B Investor Default Amount (which will be distributed to the Seller, but not in
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

an amount exceeding the Seller's Interest in Principal Receivables on such day (after giving effect to any new Receivables transferred to the Trust on such day)) from the net amount to be deposited into the Collection Account. In addition, on each Distribution Date with respect to the Controlled Accumulation Period or any Early Accumulation Period, the Servicer may deduct the amount of any Trust Excess Principal Collections not required to cover Principal Shortfalls (which will be distributed to the Seller, but not in an amount exceeding the Seller's Interest in Principal Receivables on such day (after giving effect to any new Receivables transferred to the Trust on such day)) from the net amount to be deposited into the Collection Account.

     On the day any such deposit is made into the Collection Account, the Servicer will generally withdraw from the Collection Account and pay to the Seller to the extent not deducted from collections as described above, (i) an amount equal to the excess, if any, of the aggregate amount of such deposits in respect of Principal Receivables treated as Trust Excess Principal Collections for all Series over the aggregate amount of Principal Shortfalls for all Series and, without duplication, (ii) the aggregate amount of Series Allocable Principal Collections for all outstanding Series to be paid to the Seller with respect to such date. Any amounts in respect of Principal Receivables not distributed to the Seller on any day because the Seller's Participation Amount (as defined herein) does not exceed zero on such day (after giving effect to any Principal Receivables transferred to the Trust on such day) (the "Unallocated Principal Collections") shall be held in the Collection Account until distributable to the Seller or, if an Early Amortization Period has commenced, on each Distribution Date with respect to such Early Amortization Period and on the Series 1998-1 Expected Final Payment Date with respect to the Controlled Accumulation Period or any Early Accumulation Period shall be treated as "Series Allocable Miscellaneous Payments". The proceeds of any sale, disposition or liquidation of Receivables following an Insolvency Event or in connection with the Series 1998-1 Termination Date will also be deposited into the Collection Account immediately upon receipt.

REALLOCATION OF TRUST EXCESS PRINCIPAL COLLECTIONS

     The Servicer will determine for any Due Period the amount of Trust Excess Principal Collections for all Series. The Servicer will allocate the Trust Excess Principal Collections from a particular Series and, at the option of the Seller, certain collections of Principal Receivables allocated to Series Enhancements (i) to the Seller in order to purchase additional Trust Assets, or
(ii) to cover any principal distributions to investor certificateholders and Series Enhancements and deposits to principal accumulation accounts for any Series which are either scheduled or permitted and which have not been covered out of the investor principal collections and certain other amounts for such Series ("Principal Shortfalls"). Any such allocation will, in the case of the Investor Certificates, maintain the Adjusted Invested Amount. Trust Excess Principal Collections will generally not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Trust Excess Principal Collections for any Due Period, Trust Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Trust Excess Principal Collections exceed Principal Shortfalls, the balance will be allocated to the Seller or, under certain circumstances at the Seller's option, deposited in the Special Funding Account, unless the Seller's Interest in Principal Receivables at such time (after giving effect to any new Receivables transferred to the Trust) is zero. Any amount not allocated to the Seller because its interest in Principal Receivables is zero will be held unallocated as "Unallocated Principal Collections" until the Seller's Interest in Principal Receivables is greater than zero (at which time such amount will be allocated to the Seller) or until an amortization event occurs or an accumulation period (or amortization period, if applicable) commences for any Series (after which such amount will be treated as a Series Allocable Miscellaneous Payment).

PRINCIPAL FUNDING ACCOUNT

     The Trustee will establish and maintain with an Eligible Institution, in the name of the Trustee, on behalf of the Trust and for the benefit of the Investor Certificateholders, a segregated trust account (the "Principal Funding Account"). During the Controlled Accumulation Period and any Early Accumulation Period, collections of Principal Receivables and certain other amounts allocable to the Certificateholder's Interest will be deposited in the Principal Funding Account as described under "-- Principal". Any amounts deposited in the Principal Funding Account will not be considered as principal payments made to the Investor Certificateholders.

     Unless an Early Amortization Period shall have commenced, all amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) generally will be invested in any of the following eligible investments which will automatically mature on or before the following Distribution Date: (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category of the applicable Rating Agency; (c) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the highest rating category of the applicable Rating Agency; (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's Investment therein, a rating in the highest rating category of the applicable Rating Agency; (e) bankers' acceptances issued by any depository institution or trust company referred to in (b) above; (f) time deposits other than as referred to in clause
(e) above, with an entity the commercial paper of which has a credit rating in the highest rating category of the applicable Rating Agency or demand notes of Household Finance Corporation, for as long as the commercial paper of Household Finance Corporation has, at the time of the Trust's investment in such notes, a rating in the highest rating category of the applicable Rating Agency; or (g) any other investment of a type or rating that satisfies the Rating Agency Condition and the definition of "eligible assets" as defined under Rule 3a-7(b)(1) of the Rules and Regulations promulgated under the Investment Company Act of 1940. On each Distribution Date in the month following the commencement of the Controlled Accumulation Period or any Early Accumulation Period the interest and other Investment Income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") in an amount not to exceed the Covered Amount (as defined herein) will be distributed to the Class A Certificateholders and the Class B Certificateholders to the extent described herein in items (a) and (b) under "-- Distributions from the Collection Account; Allocation of Funds". Such investment earnings will not be considered as part of any amount on deposit in the Principal Funding Account. If such investments with respect to any such Distribution Date yield less than the Class A Certificate Rate or the Class B Certificate Rate, as applicable, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such Distribution Date. Any such shortfall may be funded from other amounts on deposit in the Collection Account and allocable to the Investor Certificateholders to the extent described herein in items (a) and (b) under "-- Distributions from the Collection Account; Allocation of Funds" (including a withdrawal from the Reserve Account, if necessary, as described below under "-- Reserve Account"). The amount of any deposit in the Reserve Account and available to the Investor Certificateholders at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. Any surplus of Principal Funding Investment Proceeds will be paid to the Seller on each Distribution Date. The "Covered Amount" shall mean for any Distribution Date with respect to the Controlled Accumulation Period or any Early Accumulation Period, an amount equal to the sum of (a) the product of (i) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class A Certificate Rate in effect with respect to such Interest Period and (iii) the amount deposited into the Principal Funding Account with respect to the Class A Certificates during the Controlled Accumulation Period and any Early Accumulation Period and (b) the product of (x) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (y) the Class B Certificate Rate in effect with respect to such Interest Period and (z) the amount deposited into the Principal Funding Account with respect to the Class B Certificates during the Controlled Accumulation Period and any Early Accumulation Period.

RESERVE ACCOUNT

     The Trustee shall establish and maintain with an Eligible Institution, in the name of the Trustee, on behalf of the Trust and for the benefit of the Investor Certificateholders, a segregated trust account (the
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

"Reserve Account"). On each Distribution Date prior to the date on which the Reserve Account terminates, Excess Finance Charge and Administrative Collections allocable to Series 1998-1 (in the order of priority described herein under "-- Excess Finance Charge and Administrative Collections") will be deposited in the Reserve Account in an amount up to the Required Reserve Amount (as defined below). Provided that the Reserve Account has not terminated, any amount on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date in certain Eligible Investments, except that all references in such definition to "rating satisfactory to the Rating Agency" will mean ratings of not less than A-1 and P-1 for Reserve Account investments prior to the commencement of any Early Accumulation Period or the Controlled Accumulation Period and which Eligible Investments will mature on or before such following Distribution Date. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on amounts on deposit in the Reserve Account shall be retained in the Reserve Account to the extent that the amount on deposit therein is less than the Required Reserve Amount and the balance of such interest and earnings, if any, will be distributed to the Seller. The "Required Reserve Amount" for any Distribution
Date will be equal to the product of (x)    % of the sum of the Class A Invested
Amount and the Class B Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (y) the number of Distribution Dates remaining from and excluding the Distribution Date for which such calculation is being determined to and including the Series 1998-1 Expected Final Payment Date divided by twelve or any other greater amount designated by the Seller.

     On each Distribution Date with respect to the Controlled Accumulation Period or any Early Accumulation Period (on or before the payment in full of the sum of the Class A Invested Amount and the Class B Invested Amount) on which the Principal Funding Investment Proceeds are less than the Covered Amount and prior to the first Distribution Date with respect to any Early Amortization Period, a withdrawal will be made from the Reserve Account in an amount equal to the lesser of the amount on deposit in the Reserve Account and the amount by which the Covered Amount exceeds the Principal Funding Investment Proceeds and distributed to the Investor Certificateholders in accordance with the terms set forth herein under items (a) and (b) under "-- Distributions from the Collection Account; Allocation of Funds".

     In the event that on any Determination Date with respect to the Controlled Accumulation Period or any Early Accumulation Period, the amount required to pay the Covered Amount, for the period from the next Distribution Date to the second succeeding Distribution Date, exceeds the sum of (i) for the period from the next Distribution Date to the second succeeding Distribution Date, the projected Principal Funding Investment Proceeds plus the projected reinvestment income on the funds on deposit in the Reserve Account and (ii) the remaining balance in the Reserve Account after giving effect to withdrawals to be made for the next Distribution Date (a "Reserve Account Event"), then the Early Amortization Period will commence.

     The Reserve Account will be terminated following the earlier to occur of
(a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the Series 1998-1 Expected Final Payment Date and (c) the first Distribution Date following the commencement of any Early Amortization Period. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal therefrom on such date as described above) will be paid to the Seller.

REALLOCATION OF CASH FLOWS

     On each Determination Date with respect to the Investor Certificates, the Servicer will determine the Class A Required Amount, which will be equal to the amount, if any, by which (a) the sum of (i) Class A Interest Payment for the following Distribution Date, (ii) any Class A Interest Payment previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, (iii) any additional interest with respect to interest amounts that were due to the Class A Certificateholders but not paid on a prior Distribution Date,
(iv) the Class A Investor Default Amount, if any, for such Distribution Date and
(v) during any period in which Household Finance Corporation or an affiliate thereof is no longer the Servicer, the Servicing Fee and overdue Servicing Fees, exceeds (b) the product of the Class A Invested Percentage for such Distribution Date and the Reallocated Investor Finance Charge and Administrative Collections (as defined herein) for
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

such Distribution Date. If the Class A Required Amount is greater than zero, collections designated as "Excess Finance Charge and Administrative Collections" in "-- Distributions from the Collection Account; Allocation of Funds" ("Excess Finance Charge and Administrative Collections") (including any investment earnings available to be treated as collections of Finance Charge and Administrative Receivables and the amount, if any, of funds to be withdrawn from the Reserve Account as described herein) will be used to pay the Class A Required Amount with respect to such Distribution Date. If such Excess Finance Charge and Administrative Collections are insufficient to pay the Class A Required Amount, any amounts on deposit in the Cash Collateral Account will be withdrawn down to zero to pay the Class A Required Amount and if such withdrawal is less than the Class A Required Amount, Subordinated Principal Collections will be used to fund the remaining Class A Required Amount.

     If Subordinated Principal Collections and withdrawals from the Cash Collateral Account with respect to any Due Period are insufficient to fund the remaining Class A Required Amount for such Due Period, the Collateral Invested Amount will be reduced (but not in excess of the Class A Investor Default Amount) by the amount of such insufficiency until such time as it has reached zero and then the Class B Adjusted Invested Amount, if any, will be reduced (but not in excess of the Class A Investor Default Amount) to avoid a charge-off with respect to the Class A Certificates.

     Such reductions of the Class B Adjusted Invested Amount shall thereafter be reimbursed and the Class B Adjusted Invested Amount increased on each Distribution Date by the amount, if any, of Excess Finance Charge and Administrative Collections and Series Allocable Miscellaneous Payments for such Distribution Date allocated and available for that purpose. See "-- Excess Finance Charge and Administrative Collections" and "-- Subordinated Principal Collections". When such reductions of the Class B Adjusted Invested Amount have been fully reimbursed, reductions of the Collateral Amount shall be reimbursed and the Collateral Amount increased up to the Required Collateral Amount in a similar manner.

     If collections of Finance Charge and Administrative Receivables allocable to the Class B Interest for any Due Period are insufficient to pay interest on the Class B Certificates (including additional interest on unpaid interest) and the Class B Investor Default Amount (as defined herein), on the related Distribution Date for such Due Period (such insufficiency being the "Class B Required Amount"), Excess Finance Charge and Administrative Collections not required to fund the Class A Required Amount will be applied to fund the Class B Required Amount. If Excess Finance Charge and Administrative Collections available with respect to such Due Period and amounts on deposit in the Cash Collateral Account are less than the Class B Required Amount, Subordinated Principal Collections allocable to the Collateral Invested Amount for such Due Period will then be used to fund the remaining Class B Required Amount.

     If Subordinated Principal Collections allocable to the Collateral Invested Amount with respect to any Due Period are insufficient to fund the remaining Class B Required Amount for such Due Period, then the Collateral Invested Amount will be reduced (but not in excess of the Class B Investor Default Amount for such Due Period) by the amount of such insufficiency to avoid a charge-off with respect to the Class B Certificates.

     If the Cash Collateral Account and the Collateral Invested Amount are reduced to zero, the Class B Adjusted Invested Amount will be reduced if the Class B Required Amount for any Due Period exceeds the sum of Excess Finance Charge and Administrative Collections not required to fund the Class A Required Amount and Subordinated Principal Collections, if any, allocable to the Collateral Invested Amount for such Due Period, but not in excess of the Class B Investor Default Amount for such Due Period, and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Investor Certificates -- Reallocation of Cash Flows" and "-- Investor Charge-Offs".

     If the Class B Adjusted Invested Amount is reduced to zero, the Class A Adjusted Invested Amount will be reduced if the Class A Required Amount for any Due Period exceeds the sum of Excess Finance Charge and Administrative Collections, the amount on deposit in the Cash Collateral Account, if any, and Subordinated Principal Collections, if any, for such Due Period, but not in excess of the Class A Investor

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

Default Amount for such Due Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "-- Investor Charge-Offs" below.

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT; ALLOCATION OF FUNDS

     The Servicer shall apply or shall cause the Trustee to apply the funds allocated to the Series offered hereby and on deposit in the Collection Account and Principal Funding Account with respect to each Distribution Date to make the following distributions and deposits with respect to the Investor Certificates for such Distribution Date:

          (a) An amount equal to the sum of (A) the product of the Class A Invested Percentage and Reallocated Investor Finance Charge and Administrative Collections with respect to such Distribution Date and (B) with respect to each Distribution Date during the Controlled Accumulation Period or any Early Accumulation Period, the Class A Principal Funding Account Percentage (as defined below) of any amount deposited in a subaccount of the Collection Account designated therefor will be distributed in the following priority:

             (i) an amount equal to the Class A Interest Payment for such Distribution Date, plus the amount of any Class A Interest Payment previously due but not distributed to Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date, will be held on deposit in the Collection Account for distribution to the Class A Certificateholders;

             (ii) an amount equal to the aggregate Class A Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections;

             (iii) an amount equal to the Servicing Fee for such Distribution Date plus the amount of any Servicing Fee that was due but not paid on a prior Distribution Date will be distributed to the Servicer (unless such amount(s) has been previously netted against deposits to the Collection Account); and

             (iv) the balance, if any, will constitute a portion of Excess Finance Charge and Administrative Collections and will be allocated and distributed as described below under "-- Excess Finance Charge and Administrative Collections".

          "Class A Invested Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class A Adjusted Invested Amount as of the last day of the second preceding Due Period and the denominator of which is the Adjusted Invested Amount as of such last day.

          "Class A Principal Funding Account Percentage" means, with respect to any Distribution Date, a fraction, the numerator of which is equal to the amount deposited into the Principal Funding Account with respect to the Class A Certificates during the Controlled Accumulation Period and any Early Accumulation Period and the denominator of which is equal to the balance of any principal amount on deposit in the Principal Funding Account.

          (b) An amount equal to the sum of (A) the product of the Class B Invested Percentage and Reallocated Investor Finance Charge and Administrative Collections with respect to such Distribution Date and (B), with respect to each Distribution Date during the Controlled Accumulation Period or any Early Accumulation Period, the Class B Principal Funding Account Percentage (as defined herein) of any amount deposited in a subaccount of the Collection Account designated therefor will be distributed in the following priority:

             (i) an amount equal to the Class B Interest Payment (computed on the Class B Invested Amount rather than the unpaid principal amount of the Class B Certificates) for such Distribution Date, plus the amount of any such Class B Interest Payment previously due but not distributed to Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to

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

        interest amounts that were due but not paid on a prior Distribution Date, will be distributed to the Class B Certificateholders; and

             (ii) the balance, if any, will constitute a portion of Excess Finance Charge and Administrative Collections and will be allocated and distributed as described below under "-- Excess Finance Charge and Administrative Collections".

          The term "Class B Invested Percentage" means the percentage equivalent of a fraction the numerator of which is the Class B Adjusted Invested Amount as of the last day of the second preceding Due Period, and the denominator of which is the Adjusted Invested Amount as of such last day.

          "Class B Principal Funding Account Percentage" means, with respect to any Distribution Date, a fraction, the numerator of which is equal to the amount deposited into the Principal Funding Account with respect to the Class B Certificates during the Controlled Accumulation Period and any Early Accumulation Period and the denominator of which is equal to the balance of any principal amount on deposit in the Principal Funding Account.

          (c) An amount equal to the product of the Collateral Invested Percentage and Reallocated Investor Finance Charge and Administrative Collections with respect to such Distribution Date will constitute a portion of Excess Finance Charge and Administrative Collections and will be allocated and distributed as described below under "-- Excess Finance Charge and Administrative Collections".

          "Collateral Invested Percentage" means the percentage equivalent of a fraction the numerator of which is the Collateral Invested Amount as of the last day of the second preceding Due Period, and the denominator of which is the Invested Amount as of such last day.

          (d) For each Distribution Date with respect to the Controlled Accumulation Period or any Early Accumulation Period, an amount equal to Available Investor Principal Collections with respect to such Distribution Date will be deposited in the following priority:

             (i) for each Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the lesser of (A) the Controlled Deposit Amount and (B) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account;

             (ii) for any Distribution Date with respect to any Early Accumulation Period, an amount equal to the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account; and

             (iii) for each Distribution Date with respect to the Controlled Accumulation Period on or prior to the Distribution Date on which the Class A Invested Amount and Class B Invested Amount are each paid in full, unless an Amortization Event has occurred, after giving effect to the Distributions in (d)(i) and (d)(ii) above, an amount equal to the balance of any such remaining funds on deposit in the Collection Account in excess of amounts applied to reduce the Collateral Amount to the Required Collateral Amount shall be treated as Trust Excess Principal Collections.

          (e) For each Distribution Date with respect to any Early Amortization Period, an amount equal to Available Investor Principal Collections with respect to such Distribution Date will be distributed in the following priority:

             (i) an amount up to the Class A Adjusted Invested Amount shall be distributed to the Class A Certificateholders; and

             (ii) for each Distribution Date beginning on the Distribution Date on which the Class A Adjusted Invested Amount is paid in full, an amount up to the Class B Adjusted Invested Amount will be distributed to the Class B Certificateholders.

          (f) For each Distribution Date with respect to the Controlled Accumulation Period or any Early Accumulation Period, any Principal Funding Investment Proceeds in an amount not to exceed the

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

     Covered Amount, together with any available investment earnings on any funds on deposit in the Reserve Account and any amount available to be withdrawn from the Reserve Account, in each case as described in "-- Reserve Account", will be deposited into the subaccount of the Collection Account designated therefor for distribution to the Investor Certificateholders as set forth in paragraphs (a) and (b) above.

          "Available Investor Principal Collections" means the sum of (a) an amount equal to (i) the Floating Allocation Percentage with respect to the Revolving Period, or the Principal Allocation Percentage with respect to the Controlled Accumulation Period, any Early Accumulation Period or any Early Amortization Period, of Series Allocable Principal Collections deposited into the Collection Account for the related Due Period (or any partial Due Period which occurs as the first Due Period during any Early Accumulation Period or any Early Amortization Period) minus (ii) the amount of Subordinated Principal Collections allocable to the Class B Invested Amount and the Collateral Invested Amount required to fund any deficiency as described above under "-- Reallocation of Cash Flows" plus (b) Series Allocable Miscellaneous Payments allocated to the Certificateholders' Interest on deposit in the Collection Account plus (c) certain Excess Finance Charge and Administrative Collections and Reallocated Investor Finance Charge and Administrative Collections as described above under "-- Reallocation of Cash Flows" plus (d) Trust Excess Principal Collections allocated from other Series to the Investor Certificateholders as described above under "-- Reallocation of Trust Excess Principal Collections" plus
     (e) subordinated principal collections reallocated from other Series.

          (g) For each Distribution Date with respect to the Revolving Period and the Controlled Accumulation Period in which a reduction in the Required Collateral Amount has occurred, Available Investor Principal Collections not deposited into the Principal Funding Account for such Distribution Date will be applied to reduce the Collateral Amount to the Required Collateral Amount.

EXCESS FINANCE CHARGE AND ADMINISTRATIVE COLLECTIONS

     On each Distribution Date, the Servicer will apply or cause the Trustee to apply Excess Finance Charge and Administrative Collections with respect to the Due Period immediately preceding such Distribution Date, to make the following distributions with respect to the Investor Certificates in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to such Due Period will be used to fund any deficiency for such Distribution Date (i) in Class A Interest Payments, Class A Interest Payments previously due but not distributed to Class A Certificateholders and any interest thereon, (ii) the amount equal to the Class A Investor Default Amount to be treated as a portion of Available Investor Principal Collections and (iii) the Servicing Fee if Household Finance Corporation or an affiliate is not acting as Servicer;

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Investor Principal Collections;

          (c) an amount equal to the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the Class B Certificate Rate but has not been distributed to the Class B Certificateholders either on such Distribution Date or on a prior Distribution Date and any interest thereon will be distributed to the Class B Certificateholders;

          (d) an amount equal to the aggregate Class B Investor Default Amount, if any, for such Distribution Date will be treated as a portion of Available Investor Principal Collections;

          (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced below the initial Class B Invested Amount other than by payments of Class B Principal (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Investor Principal Collections;

          (f) an amount equal to Collateral Monthly Interest (defined below) for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral

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

     Interest Holder on a prior Distribution Date, plus the amount of any Collateral Additional Interest for such Distribution Date shall be paid to the Collateral Interest Holder;

          (g) an amount equal to the unpaid Servicing Fee will be paid to the Servicer;

          (h) an amount equal to the Collateral Default Amount (as defined herein) for such Distribution Date will be treated as a portion of Available Investor Principal Collections;

          (i) during the Revolving Period and the Controlled Accumulation Period, an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced by Collateral Charge-Offs shall be treated as a portion of Available Investor Principal Collections;

          (j) an amount equal to the excess of the Required Collateral Amount over the Collateral Amount shall be deposited in the Cash Collateral Account;

          (k) on each Distribution Date prior to the date on which the Reserve Account terminates, an amount up to the excess, if any, of the Required Reserve Amount over the amount on deposit in the Reserve Account shall be deposited in the Reserve Account; and

          (l) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (k) above shall be applied in accordance with the provisions of the Collateral Agreement.

          "Collateral Monthly Interest," for each Distribution Date, means an amount equal to monthly interest on the Collateral Invested Amount as of the close of business on the preceding Distribution Date at a rate equal to LIBOR plus 1.00% per annum.

REALLOCATIONS AMONG INVESTOR CERTIFICATES OF DIFFERENT SERIES

     Group Three Investor Finance Charges. The Series offered hereby will be included in Group Three. While Series 1998-1 will be the first Series issued in Group Three, the Trust has previously issued other Series in other Groups. Additional Series issued in the future may also be included in Group Three or other Groups but there is no assurance that, for any Series in a Group (including Group Three), the Trust will issue any other Series in such Group. Accordingly, any anticipated benefits of sharing or reallocation of collections of Receivables may not be realized. See "Annex I -- Prior Issuance of Investor Certificates."

     The Servicer will calculate for each Due Period Group Three Investor Finance Charge and Administrative Collections and on the following Distribution Date shall allocate such amount among the Certificateholders' Interest (including the Collateral Interest) and the certificateholders' interest for all other Series in Group Three in the following priority:

          (i) Group Three Investor Monthly Interest;

          (ii) Group Three Investor Default Amounts;

          (iii) Group Three Investor Monthly Fees;

          (iv) Group Three Investor Additional Amounts; and

          (v) the balance pro rata among each Series in Group Three based on the current invested amount of each such Series.

     In the case of clauses (i), (ii), (iii) and (iv), if the amount of Group Three Investor Finance Charge and Administrative Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the Series in Group Three pro rata based on the claim that each Series has under the applicable clause. This means, for example, that if the amount of Group Three Investor Finance Charge and Administrative Collections is not sufficient to cover Group Three Investor Monthly Interest, each Series in Group Three will share such amount pro rata and any Series with a claim with respect to monthly interest, overdue monthly interest and interest on such overdue monthly interest, if applicable, which is larger than the claim for such amounts for the Series offered hereby (due to a higher certificate rate) will receive a proportionately larger allocation.

     The amount of Group Three Investor Finance Charge and Administrative Collections allocated to the Certificateholders' Interest and Collateral Interest for the Series offered hereby as described above, plus any collections of Principal Receivables reallocated to this Series from a subordinated Series to the extent that the Series 1998-1 Supplement provides for such collections to be deemed collections of Investor Finance Charge and Administrative Collections is referred to herein as "Reallocated Investor Finance Charge and Administrative Collections".

          "Group Three Investor Additional Amounts" means for any Distribution Date the sum of (a) with respect to the Investor Certificates and the Collateral Invested Amount, generally the amounts set forth in clauses (b),
     (c), (e) and (i) under "-- Excess Finance Charge and Administrative Collections" and (b) with respect to any other Series in Group Three, (i) an amount equal to the amount by which the invested amount of any class of investor certificates or certain Series Enhancement interests has been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amount for any other class of investor certificates or certain Series Enhancement interests of such Series and (ii) if the related Supplement so provides, the amount of interest at the applicable certificate rate that has accrued on the amount described in the preceding clause (i).

          "Group Three Investor Default Amount" means for any Distribution Date the sum of (a) with respect to the Investor Certificates and the Collateral Invested Amount, the product of Series Allocable Defaulted Amount for such Distribution Date and the Floating Allocation Percentage for such Distribution Date and (b) with respect to any other Series in Group Three, the product of (i) series allocable defaulted amounts for each such Series for such Distribution Date and (ii) the floating allocation percentage of each such Series for such Distribution Date.

          "Group Three Investor Finance Charge and Administrative Collections" means for any Distribution Date the sum of (a) the aggregate amount of Investor Finance Charge and Administrative Collections for such Distribution Date and (b) the aggregate amount of investor finance charge and administrative collections for such Distribution Date for all other Series in Group Three.

          "Group Three Investor Monthly Fees" means for any Distribution Date the sum of (a) the Servicing Fee and (b) the portion of the servicing fee allocable to the investor certificates or Series Enhancement investor interest of each other Series in Group Three, any Series Enhancement fees and any other similar fees which are paid out of reallocated investor finance charge and administrative collections for such Series pursuant to the applicable Supplement.

          "Group Three Investor Monthly Interest" means for any Distribution Date the sum of (a) interest payable on the Class A Certificates for such Distribution Date, plus the amount of any interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date, plus interest payable on the Class B Certificates for such Distribution Date, plus the amount of any interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date plus all interest payable to the Collateral Interest Holder at the Collateral Rate and (b) the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all other Series in Group Three for such Distribution Date.

     The chart below demonstrates the manner in which collections of Finance Charge and Administrative Collections are allocated and reallocated among Series in Group Three. For illustrative purposes, the chart assumes that the Trust has issued three Series in Group Three (Series 98-1, 98-2 and 98-3), which it has not done, and that each such Series is in its Revolving Period. The Investor Certificates will be the first Series in Group Three, and there is no limit to the number of Series which may be included in Group Three or in any other Group, although there can be no assurance that any other Series will be included in Group Three or in any other Group. The Trust, however, has eleven series outstanding, four of which are in Group One and one of which is in Group Two. See "Annex I -- Prior Issuance of Investor Certificates."

                            CREDIT CARD MASTER TRUST
                           FINANCE CHARGE COLLECTIONS
            -----------------------------------------------------------

   Series 1998-1              Series 1998-2            Series 1998-3

      Series                     Series                  Series
    Allocable                   Allocable               Allocable
     Finance                     Finance                 Finance
   Charge and                  Charge and              Charge and
  Administrative              Administrative          Administrative
   Collections                 Collections             Collections
Step 1

(based upon the                 (based upon the          (based upon the
     Series                          Series                   Series
   Allocation                      Allocation               Allocation
   Percentage)                     Percentage)              Percentage)
       ------------                  ------------          --------------
               Investor                 Investor                   Investor
               Finance                  Finance                    Finance
             Administrative            Charge and                 Charge and
              Collections             Administrative             Administrative
                (based                 Collections                Collections
               upon the                  (based                     (based
               Floating                 upon the                   upon the
              Allocation                Floating                   Floating
              Percentage)              Allocation                 Allocation
                                       Percentage)                Percentage)

Step 2
     Seller's                     Seller's                 Seller's
     Finance                      Finance                  Finance
     Charges                      Charges                  Charges

                     ---------------------------------------------------
Step 3
                                  Group Three
                   Investor Finance Charge and Administrative
                                  Collections

       -------------------------
              -------------------------
Step 4
           Series 98-1          Series 98-2          Series 98-3

             Investor             Investor             Investor
             Monthly              Monthly              Monthly
             Interest             Interest             Interest

      -------------------------
              -------------------------

            Series 98-1          Series 98-2          Series 98-3

             Investor             Investor             Investor
         Default Amounts      Default Amounts       Default Amounts

      -------------------------
              -------------------------

            Series 98-1          Series 98-2          Series 98-3

             Investor             Investor             Investor
           Monthly Fees         Monthly Fees         Monthly Fees

      -------------------------
              -------------------------

            Series 98-1          Series 98-2          Series 98-3

Investor Additional Amounts
                Investor Additional Amounts
                                 Investor Additional Amounts

                       ----------------------------------

            Series 98-1          Series 98-2          Series 98-3

           Balance based        Balance based        Balance based
           upon Invested        upon Invested        upon Invested
               Amount               Amount               Amount

      In Step 1, total Finance Charge and Administrative Collections are allocated among the three Series based on the Series Allocation Percentage for each Series. The amount allocated to each Series pursuant to

Step 1 is referred to as "Series Allocable Finance Charge and Administrative Collections". See "Description of the Investor Certificates -- Allocations -- Allocations among Series".

     In Step 2, the amount of Finance Charge and Administrative Collections allocable to the investor certificates or Series Enhancement invested interest of a Series (the "Investor Finance Charge and Administrative Collections") is determined by multiplying Series Allocable Finance Charge Collections for each Series by the Floating Allocation Percentage. See "-- Allocations -- Series 1998-1 Allocations" and see also "-- Reallocations Among Investor Certificates of Different Series -- Group Three Investor Finance Charges".

     Investor Finance Charge and Administrative Collections for all Series in the Group (or Group Three Investor Finance Charge and Administrative Collections) are pooled as shown in Step 3 for reallocation to each such Series as shown in Step 4. In Step 4, Group Three Investor Finance Charge and Administrative Collections are reallocated to each Series in Group Three as described above based on the Series' respective claim with respect to interest payable on the investor certificates or Series Enhancement invested interest of such Series, the investor default amounts and the servicing fee and certain other amounts in respect of such Series. The excess is allocated pro rata among the Series based on their respective invested amounts.

ALLOCATION OF RECEIVABLES OR PARTICIPATION INTERESTS

     To the extent provided in any Supplement, or any amendment to the Pooling and Servicing Agreement, portions of the Receivables or Participation Interests conveyed to the Trust and all collections received with respect thereto may be allocated to one or more Series or Groups as long as the Rating Agency Condition shall have been satisfied with respect to such allocation and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes such allocation will not have an Adverse Effect.

DISCOUNT AND PREMIUM OPTION

     The Pooling and Servicing Agreement provides that the Seller may at any time designate a fixed percentage of the amount of Receivables arising in the Accounts on and after the date of such designation (a) that otherwise would be treated as Principal Receivables to be treated as Finance Charge and Administrative Receivables or (b) that otherwise would be treated as Finance Charge and Administrative Receivables to be treated as Principal Receivables. The Seller must provide 30 days' prior written notice to the Servicer, the Trustee, and each Rating Agency of any such designation, and such designation will become effective on the date specified therein only if (i) an officer's certificate is delivered to the effect that in the reasonable belief of the Seller such designation would not have an Adverse Effect and (ii) the Rating Agency Condition is satisfied.

DESCRIPTION OF THE CASH COLLATERAL ACCOUNT

     The Trust will have the benefit of the Cash Collateral Account which will be held in the name of the Trustee for the benefit of the Investor Certificateholders and the Collateral Interest Holder and will be invested in certain obligations (which may include obligations of Household Finance Corporation) meeting the requirements for "Eligible Investments".

     The initial amount on deposit in the Cash Collateral Account will be zero and will increase as the Collateral Invested Amount is reduced to the extent the Seller elects, subject to the Rating Agency Condition, to deposit collections of Principal Receivables in the Cash Collateral Account and through payments of principal with respect to the Collateral Invested Amount which are required to be deposited in the Cash Collateral Account. Amounts on deposit in the Cash Collateral Account will also increase by the deposit of Excess Finance Charge and Administrative Receivables to increase the Available Collateral Amount up to the Required Collateral Amount. For a discussion of the extent to which withdrawals will be made from the Cash Collateral Account to pay the Class A Required Amount and the Class B Required Amount, see "-- Allocation of Collections", and "-- Reallocation of Cash Flows". The Cash Collateral Account will be terminated following the earlier to occur of (a) the date on which the Class A Certificates and Class B

Certificates are paid in full, (b) the Series 1998-1 Termination Date and (c) the final Termination Date of the Trust.

     The "Required Collateral Amount" with respect to any Distribution Date for
the Investor Certificates means (i) $          initially and (ii) thereafter an
amount equal to the greater of (a)    % of the sum of the Class A Adjusted
Invested Amount, the Class B Adjusted Invested Amount and the Required Collateral Amount in each case as of such Distribution Date after taking into
account distributions made on such date and (b) $          ; provided, however,
(1) that if certain withdrawals are made from the Cash Collateral Account, certain reductions in the Collateral Invested Amount are made or if an Amortization Event occurs, the Required Collateral Amount for such Distribution Date shall equal the Required Collateral Amount for the Distribution Date immediately preceding the occurrence of such withdrawal, reduction or Amortization Event, (2) in no event shall the Required Collateral Amount exceed the unpaid principal amount of the Investor Certificates as of the last day of the Due Period preceding such Distribution Date, (3) the Required Collateral Amount may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied, (4) the Seller at its option may at any time increase the Required Collateral Amount to a greater amount and (5) if the amount on deposit in the Principal Funding Account is equal to the sum of the initial Class A Invested Amount and the initial Class B Invested Amount, the Required Collateral Amount will be zero.

     With respect to any Distribution Date, if the Collateral Amount is less than the Required Collateral Amount, certain Excess Finance Charge and Administrative Collections and Series Allocable Miscellaneous Payments will be reallocated to increase the Collateral Invested Amount or deposited into the Cash Collateral Account to the extent of such shortfall. Any of such Excess Finance Charge and Administrative Collections not required to be reallocated or deposited into the Cash Collateral Account or the Reserve Account with respect to any Distribution Date will be applied in accordance with the Collateral Agreement. See "-- Excess Finance Charge and Administrative Collections".

     If on any Distribution Date, the amount on deposit in the Cash Collateral Account plus the Collateral Invested Amount exceeds the Required Collateral Amount, such excess in the Cash Collateral Account will be applied in accordance with the Collateral Agreement and will not be available to the Investor Certificateholders.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     The "Defaulted Amount" for any Due Period will be an amount (not less than zero) equal to (a) the amount of Defaulted Receivables less (b) the sum of (i) the full amount of any Defaulted Receivables of which the Seller or the Servicer becomes obligated to accept reassignment for such Due Period unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller or the Servicer, in which event the amount of Defaulted Receivables will not be reduced for those Defaulted Receivables, and (ii) the excess, if any, for the immediately preceding Due Period of the sum computed pursuant to this clause (b) for such Due Period over the amount of Principal Receivables which became Defaulted Receivables in such Due Period. Receivables in any Account will be charged-off as uncollectible in accordance with the credit card guidelines of the Servicer of the Account and the Subservicer's customary and usual policies and procedures for servicing comparable credit card accounts. Except in limited circumstances, the current policy of the Subservicer is to charge-off an account at the end of the month in which that account becomes 180 days delinquent. Household Bank retains the right to change these policies. A portion of the Defaulted Amount (the "Class A Investor Default Amount") will be allocated to Class A Certificateholders for each Distribution Date in an amount equal to the product of the Class A Invested Percentage applicable during the immediately preceding Due Period and an amount equal to the product of the Series Allocation Percentage with respect to such Due Period, the Floating Allocation Percentage with respect to such Due Period and the Defaulted Amount for such Due Period (the "Investor Defaulted Amount"). A portion of the Defaulted Amount (the "Class B Investor Default Amount") will be allocated to the Class B Certificateholders for each Distribution Date in an amount equal to the product of the Class B Invested Percentage applicable during the immediately preceding Due Period and the Investor Defaulted Amount.

     If the Servicer adjusts the amount of any Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer charges-off as uncollectible certain small balances, the amount of Principal Receivables used to calculate the Seller's Interest and the Seller's Participation Amount will be reduced by the amount of the adjustment or charge-off. In addition, the principal amount of the Seller's Interest in Principal Receivables will be reduced by the amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or which was subject to certain liens specified in the Pooling and Servicing Agreement. Furthermore, to the extent that the reduction in the Seller's Participation Amount would reduce such amount below zero, the Seller will deposit an offsetting amount of cash into the Collection Account on the Distribution Date following such Due Period. Any amount deposited into the Collection Account in connection with the adjustment of a Receivable will be considered collections of Principal Receivables and will be allocated and distributed accordingly. See "-- Principal".

INVESTOR CHARGE-OFFS

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Finance Charge and Administrative Collections, funds available in the Cash Collateral Account and Subordinated Principal Collections with respect to the Due Period immediately preceding such Distribution Date, the Collateral Invested Amount and, if necessary, the Class B Adjusted Invested Amount, will be reduced by the amount of such excess, but not more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the sum of the Collateral Invested Amount and the Class B Adjusted Invested Amount to be a negative number, the Collateral Invested Amount and the Class B Adjusted Invested Amount will be reduced to zero, and the Class A Adjusted Invested Amount will be reduced by the amount by which the Collateral Invested Amount and the Class B Adjusted Invested Amount would have been reduced below zero, but not more than the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Adjusted Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the sum of (i) the amount of any Series Allocable Miscellaneous Payments allocable to the Investor Certificateholders then on deposit in the Collection Account, (ii) the amount of Excess Finance Charge and Administrative Collections allocated and available for such purpose as described under "-- Excess Finance Charge and Administrative Collections" and (iii) withdrawals from the Cash Collateral Account available for such purpose [as described under "-- Description of the Cash Collateral Account"].

     If on any Distribution Date, the Class B Required Amount, if any, for such Distribution Date exceeds the amount of Excess Finance Charge and Administrative Collections which are allocated and available to fund such amount as described under "-- Excess Finance Charge and Administrative Collections", funds available in the Cash Collateral Account and Subordinated Principal Collections allocable to the Collateral Invested Amount (to the extent not used to pay the Class A Required Amount), then the Collateral Invested Amount shall be reduced by the aggregate amount of such excess but not more than the Class B Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Adjusted Invested Amount will be reduced by the remainder of such reduction (a "Class B Investor Charge-Off"). The Class B Adjusted Invested Amount will also be reduced if Subordinated Principal Collections allocable to the Class B Certificates are used to fund the Class A Required Amount. The Class B Adjusted Invested Amount will thereafter be increased (but not in excess of the aggregate Class B Investor Charge-Offs) on any Distribution Date by the sum of (i) the amount of any Series Allocable Miscellaneous Payments then on deposit in the Collection Account (but only to the extent such deposits are not required to reimburse Class A Investor Charge-Offs as described above), (ii) the amount of Excess Finance Charge and Administrative Collections allocated and available for that purpose as described under "-- Excess Finance Charge and Administrative Collections" and (iii) withdrawals from the Cash Collateral Account available for such purpose [as described under "-- Description of the Cash Collateral Account"].

OPTIONAL REPURCHASE

     On the Distribution Date occurring on or after the date that the sum of the Class A Invested Amount and the Class B Invested Amount is reduced to
$            (5% of the initial outstanding aggregate principal amount of the
Class A Certificates, the Class B Certificates and the Collateral Interest) or less, the Seller will have the option to repurchase the Certificateholders' Interest. The purchase price will be equal to the sum of the Class A Invested Amount and the Class B Invested Amount plus accrued and unpaid interest on the unpaid principal amount of the Class A Certificates and the Class B Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on such Distribution Date or any prior Distribution Date) through the day preceding such Distribution Date at the Class A Certificate Rate and the Class B Certificate Rate, respectively. Such proceeds will be allocated first to pay amounts due to the Class A Certificateholders and secondly, to pay amounts due to the Class B Certificateholders. Following any such repurchase, the Receivables will be assigned to the Seller and the Class A Certificateholders and the Class B Certificateholders will have no further rights with respect thereto. In the event that the Seller fails for any reason to deposit the aggregate purchase price for such Receivables, the Trust will continue to hold the Receivables and payments will continue to be made to the Class A and Class B Certificateholders as described herein.

AMORTIZATION EVENT

     An "Amortization Event" refers to any of the following events:

          (a) failure on the part of the Seller (i) to make any payment or deposit required under the Pooling and Servicing Agreement and Series 1998-1 Supplement within five business days after the date such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Seller set forth in the Pooling and Servicing Agreement and Series 1998-1 Supplement, which failure has a material adverse effect on the Investor Certificateholders and which continues unremedied for a period of 60 days after written notice;

          (b) any representation or warranty made by the Seller in the Pooling and Servicing Agreement and Series 1998-1 Supplement or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Investor Certificateholders are materially and adversely affected, provided, however, that an Amortization Event shall not be deemed to occur thereunder if the Seller has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement and such Supplement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller, any additional Seller or Household Bank;

          (d) any reduction of the average Series Adjusted Portfolio Yield (averaged over any three consecutive Due Periods) to a rate below the average Base Rate for such period;

          (e) the Trust becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (f) a failure by the Seller to convey Receivables in Additional Accounts to the Trust or make deposits to the Special Funding Account so as to increase the Principal Receivables in the Trust or increase the deposits in the Special Funding Account so as to maintain the Required Minimum Principal Balance (as defined herein) within five business days after the day on which such required balance is no longer satisfied under the Pooling and Servicing Agreement;

          (g) any Servicer Default occurs which would have a material adverse effect on the Investor Certificateholders or the Collateral Interest Holder;

          (h) failure to distribute an amount equal to the full Class A Invested Amount and Class B Invested Amount, and all interest accrued thereon, on or before the Series 1998-1 Expected Final Payment Date;

          (i) the occurrence of a Reserve Account Event; or

          (j) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement.

     "Series Adjusted Portfolio Yield" as used in paragraph (d) above means with respect to the Series offered hereby and any Due Period, the annualized percentage equivalent of a fraction the numerator of which is the amount of Reallocated Investor Finance Charge and Administrative Collections during the immediately preceding Due Period calculated on a cash basis, after subtracting therefrom the Investor Defaulted Amount with respect to such Due Period and the denominator of which is the Adjusted Invested Amount as of the last day of the immediately preceding Due Period. "Base Rate" as used in paragraph (d) above means the weighted average of the Class A Certificate Rate, the Class B Certificate Rate and the Collateral Rate (weighted based on the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Collateral Invested Amount as of the last day of the preceding Due Period) plus 2.00% per annum.

     If any event described in (a), (b) or (g) occurs, an Amortization Event and the Early Accumulation Period will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or Investor Certificateholders holding Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates by written notice to the Seller and the Servicer (and to the Trustee, if given by the Investor Certificateholders) declare that an Amortization Event has occurred as of the date of such notice. If any event described in clauses (c), (d), (e),
(f), (h), (i) or (j) occurs, subject to applicable law and after the applicable grace period described in such clauses, if any, an Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event and, in the case of the Amortization Events specified under clauses
(d), (f) or (j), an Early Accumulation Period will commence. The Early Amortization Period will commence as of the first day of the Due Period in which an Amortization Event as specified in paragraphs (c), (e), (h) or (i) has occurred unless at the time of such event the Servicer is required to make daily deposits of collections into the Collection Account, in which case the Early Amortization Period will commence as of the day on which any such Amortization Event occurs. Principal payments with respect to the Class B Certificates will not be made until the final principal payment has been paid to the Holders of the Class A Certificates. Any amounts on deposit in either of the Principal Funding Account or the Reserve Account at the commencement of the Early Amortization Period will be distributed to the Investor Certificateholders or the Seller, as applicable, on the first Distribution Date following such commencement to the extent described herein under "Description of the Investor Certificates -- Principal", "-- Distributions from the Collection Account; Allocation of Funds" and "-- Reserve Account". Any amounts on deposit in the Special Funding Account at the commencement of the Early Amortization Period or Early Accumulation Period allocable to the Investor Certificateholders will be withdrawn from the Special Funding Account and made available for distribution to the Investor Certificateholders to the extent described under "Description of the Investor Certificates -- Special Funding Account." If, because of the occurrence of one of the Amortization Events which triggers the commencement of the Early Amortization Period, the Early Amortization Period begins prior to the Series 1998-1 Expected Final Payment Date, Investor Certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions will not be subject to the Controlled Deposit Amount. As a result, the average life of the Investor Certificates may be reduced or increased. The occurrence of an Amortization Event other than those specified in paragraphs (c), (e), (h) or (i) above will commence the Early Accumulation Period and will end the reinvestment of the Certificateholders' Interest in new Receivables and apply available collections of Principal Receivables to the purchase of certain eligible investments as described herein while the occurrence of an early amortization period or early accumulation period for any other Series may also end the reinvestment of the Certificateholders' Interest in new Receivables to the extent described under "Description of the Investor Certificates -- Principal" and "-- Special Funding Account." An Amortization Event that triggers the commencement of an Early Accumulation Period includes some of the events that constitute amortization events for other Series.

     For purposes of the foregoing discussion pertaining to the Amortization Events, references to the Investor Certificates will include the Collateral Interest.

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

     In addition to the consequences of an Amortization Event discussed above, if an Insolvency Event with respect to the Seller occurs, pursuant to the Pooling and Servicing Agreement, on the day of such Insolvency Event, the Seller will (subject to the actions of the investor certificateholders and the Collateral Interest Holder) immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling and Servicing Agreement, within fifteen days the Trustee will publish a notice of Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within a specified period of time the holders of investor certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or any person granted such right in any Supplement may instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. As of this date, any one of the credit enhancers for Series 1993-1, 1993-2, 1994-1, 1995-1 and 1997-1 may object and prevent such sale (unless a receiver orders a sale despite such objection). The credit enhancer for Series 1998-1 may similarly object and prevent such sale. The proceeds from such sale, disposition or liquidation of the Receivables ("Insolvency Proceeds") will be treated as collections on the Receivables and deposited in the Collection Account. If the portion of such proceeds allocated first to the Class A Interest and then to the Class B Interest and the proceeds of any collections on the Receivables in the Collection Account allocated to the Class A Interest and the Class B Interest, respectively, are not sufficient to pay first the Class A Adjusted Invested Amount and then the Class B Adjusted Invested Amount in full, the amount of principal returned to the Class B Certificateholders and Class A Certificateholders, respectively, will be reduced and the Class B Certificateholders and Class A Certificateholders, respectively, will incur a loss.

     Upon the occurrence of an Amortization Event, if a conservator or receiver is appointed for Household Bank and no Amortization Event other than such conservatorship or receivership or insolvency of Household Bank exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period.

TERMINATION

     The Trust will terminate on the earlier to occur of (a) April 30, 2014, (b) at the option of the Seller, the day following the Distribution Date on which the invested amount for each Series is zero and (c) the day following the Distribution Date that Insolvency Proceeds have been distributed to investor certificateholders and in respect of any Series Enhancement (the "Termination Date"). Upon the Termination Date, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to investor certificateholders) will, unless the Receivables have been sold as provided above, be conveyed and transferred to the Seller.

     In the event that the Invested Amount for the Series offered hereby is
greater than zero on the        Distribution Date (the "Series 1998-1
Termination Date") (after giving effect to deposits and distributions otherwise to be made on such date), the Trustee will sell or cause to be sold an amount of Principal Receivables (or interests therein) equal to 100% of the Adjusted Invested Amount on such date plus related Finance Charge and Administrative Receivables but not in excess of the Series Allocation Percentage for the Series offered hereby of Receivables on such date. The proceeds from the sale of the Receivables will be treated as collections on the Receivables and deposited into the Collection Account.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation in connection with the Investor Certificates for its servicing activities and reimbursement for its expenses will be a servicing fee, payable monthly in arrears on each Distribution Date, in an amount equal to one-twelfth of the product of 2.00% and the amount of Principal Receivables as of the last day of the second preceding Due Period and the Series Allocation Percentage for the Series offered hereby. The servicing fee will be allocated between the Seller's Interest, the Certificateholders' Interest and the Collateral Interest. The portion of the servicing fee allocable to the Certificateholders' Interest and the Collateral Interest on each Distribution Date (the "Servicing Fee") will be equal to one-twelfth of the product of (a)
(i) 2.00% less (ii) the amount by which Interchange received during the preceding Due Period as a
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

percentage of the total amount of Principal Receivables at the end of such Due Period is less than 1.25% per annum and (b) the Invested Amount on the last day of the second preceding Due Period or, in the case of the first Distribution Date, the initial Invested Amount. The remaining portion of the servicing fee will be allocable to the Seller's Interest. The Servicing Fee will be paid with respect to each Due Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described under "-- Distributions from the Collection Account; Allocation of Funds" above.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Seller or allocated as an expense to the Investor Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

REPORTS

     No later than the second business day prior to each Distribution Date, the Servicer will forward to the Trustee a statement (the "Servicer Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Investor Certificates, including: (a) the aggregate amount of collections, the aggregate amount of collections in respect of Finance Charge and Administrative Receivables and the aggregate amount of collections in respect of Principal Receivables processed during the immediately preceding Due Period; (b) the Floating Allocation Percentage for such Due Period and, during the Controlled Accumulation Period and any Early Accumulation Period or Early Amortization Period, the Principal Allocation Percentage; (c) the aggregate outstanding balance of the Accounts which were delinquent by one monthly payment, two monthly payments and three or more monthly payments as of the close of business at the end of the calendar month immediately preceding such Date;
(d) the Class A Investor Default Amount, the Class B Investor Default Amount and the product of the Investor Defaulted Amount for the prior Due Period and the Collateral Invested Percentage (the "Collateral Default Amount") for such Distribution Date; (e) the amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs and the amounts by which the Collateral Invested Amount has been reduced, due to the Collateral Default Amount with respect to any Due Period being in excess of the Excess Finance Charge and Administrative Collections available therefor for such Due Period, as described under "-- Excess Finance Charge and Administrative Collections" (a "Collateral Charge-Off") and the amount of reimbursements of each for such Distribution Date; (f) the amount of the Servicing Fee for such Distribution Date; (g) the aggregate amount of Principal Receivables and Finance Charge and Administrative Receivables in the Trust at the close of business on the last day of the Due Period preceding such Distribution Date; (h) the Class A Invested Amount, the Class A Adjusted Invested Amount, the Class B Invested Amount, the Class B Adjusted Invested Amount and the Collateral Invested Amount at the close of business on the last day of the Due Period immediately preceding such Distribution Date; and (i) the amount of Subordinated Principal Collections for such Distribution Date and the respective amounts of such Collections allocable to the Class B Certificates and the Collateral Invested Amount. The Trustee will make such statement available to the Investor Certificateholders upon request.

     On each Distribution Date the Trustee will forward to the registered holder of each Investor Certificate (which initially will be Cede) a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the information with respect to the Class A Certificates or Class B Certificates, as the case may be, set forth in the Servicer Report supplied to the Trustee as described in the preceding paragraph since the immediately preceding Distribution Date, as the case may be, and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate, as the case may be): (a) the total amount distributed to Investor Certificateholders; (b) the amount of such distribution allocable to principal on the Class A Certificates or Class B Certificates, as the case may be; (c) the amount of such distribution allocable to interest on the Class A Certificates or Class B Certificates, as the case may be; (d) the amount, if any, by which the principal balance of the Class A Certificates or Class B Certificates exceeds the Class A Invested Amount or Class B Invested Amount, respectively, as of the Record Date with respect to such Distribution

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

Date; and (e) the "Class A Pool Factor" or "Class B Pool Factor", as the case may be, as of the end of the Record Date with respect to such Distribution Date (consisting of an eight-digit decimal expressing the Class A Invested Amount or Class B Invested Amount as of such Record Date (determined after taking into account any increase or decrease in the Class A Invested Amount or Class B Invested Amount, respectively, which will occur on the following Distribution
Date) as a proportion of the initial Class A Invested Amount or Class B Invested Amount, respectively, on the Issuance Date).

     The Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was an investor certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was an investor certificateholder, together with such other customary information as is necessary to enable the investor certificateholders to prepare their tax returns. See "Certain Federal Income Tax Consequences".

BOOK-ENTRY REGISTRATION

     Investor Certificateholders may hold their Investor Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold the global Class A Certificate or Certificates and the global Class B Certificate or Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled

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

during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Investor Certificates, see "Certain Federal Income Tax Consequences -- Non-U.S. Investor Certificateholders", "-- Information Reporting and Backup Withholding" [and "Annex II: Global Clearance, Settlement and Tax Documentation Procedures"].

     Investor Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Investor Certificates may do so only through Participants and Indirect Participants. In addition, Investor Certificateholders will receive all distributions of principal and interest on the Investor Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Investor Certificateholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Investor Certificates. It is anticipated that the only "Class A Certificateholder" and "Class B Certificateholder" will be Cede, as nominee of DTC, and that holders of beneficial interests in the Class A Certificates or the Class B Certificates will not be recognized by the Trustee as Class A Certificateholders or Class B Certificateholders, respectively, under the Pooling and Servicing Agreement. Holders of beneficial interests in the Class A Certificates and Class B Certificates will only be permitted to exercise the rights of Class A Certificateholders or Class B Certificateholders, respectively, under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Investor Certificates and is required to receive and transmit distributions of principal of and interest on the Investor Certificates. Participants and Indirect Participants with which holders of beneficial interests in the Investor Certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Investor Certificates to pledge Investor Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Investor Certificates, may be limited due to the lack of a Definitive Certificate for such Investor Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a Class A Certificateholder or Class B Certificateholder under the Pooling and Servicing Agreement and the Series 1998-1 Supplement only at the direction of one or more Participants to whose account with DTC the Class A Certificates or Class B Certificates are credited. Additionally, DTC has advised the Seller that it may take actions with respect to the Class A Interest, the Class B Interest, or Certificateholders' Interest that conflict with other of its actions with respect thereto.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and

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

certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Investor Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Non-U.S. Investor Certificateholders", "-- Information Reporting and Backup Withholding" [and "Annex II: Global Clearance, Settlement and Tax Documentation Procedures"]. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Investor Certificateholder under the Pooling and Servicing Agreement and the Series 1998-1 Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Investor Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     [If the Investor Certificates are accepted for listing on the Luxembourg Stock Exchange, a paying agent shall be maintained in respect of the Investor Certificates in Luxembourg (the "Luxembourg Paying Agent") for so long as the Investor Certificates are so listed. The Luxembourg Paying Agent shall act as the transfer agent in Luxembourg should the Investor Certificates be exchanged for Definitive Certificates.]

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

DEFINITIVE INVESTOR CERTIFICATES

     Definitive Certificates will be issued to Class A Certificateholders or Class B Certificateholders, as the case may be, rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Class A Certificates or Class B Certificates, as the case may be, and the Trustee or the Seller is unable to locate a qualified successor,
(ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, certificate owners evidencing not less than 50% of the aggregate unpaid principal amount of the Investor Certificates, advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of certificate owners with respect to the Investor Certificates, as the case may be.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Investor Certificates and instructions for reregistration, the Trustee will issue the Investor Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Class A Certificateholders or Class B Certificateholders, as the case may be, under the Pooling and Servicing Agreement and the Series 1998-1 Supplement ("Holders").

     Distribution of principal and interest on the Investor Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and the Series 1998-1 Supplement. Interest payments and principal payments will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Investor Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Investor Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Investor Certificateholders. The Trustee will provide such notice to registered Investor Certificateholders not later than the fifth day of the month of the final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                 THE POOLING AND SERVICING AGREEMENT GENERALLY

CONVEYANCE OF RECEIVABLES

     On the Initial Issuance Date, the Seller sold and assigned to the Trust its interest in all Receivables in the Accounts existing as of the Initial Cut-Off Date, all Receivables thereafter created under the Accounts, all Recoveries and Interchange allocable to the Trust, and the proceeds of all of the foregoing. The Seller has also sold and assigned to the Trust and may hereafter sell and assign to the Trust from time to time Receivables in designated Aggregate Addition Accounts and may from time to time sell and assign to the Trust its interest in Participation Interests or the Receivables in Additional Accounts as of the applicable date of designation, all Recoveries and Interchange allocable to the Trust and the proceeds of all of the foregoing.

     On each issuance date for any Series, including the Issuance Date, the Trustee will authenticate and deliver one or more certificates representing the Series or class of investor certificates, in each case against payment to the Seller of the net proceeds of the sale of the investor certificates. In the case of the Initial Issuance Date, the Trustee also delivered a certificate representing the Seller's Interest to the Seller, which may be supplemented from time to time.

     In connection with the transfer of the Receivables to the Trust, Household Bank will indicate in its computer records that the Receivables have been conveyed to the Seller and from the Seller to the Trust. In

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

addition, the Seller will provide to the Trustee a computer file or a microfiche list from Household Bank containing a true and complete list showing for each Account, as of the applicable date of designation (i) its account number, (ii) the aggregate amount outstanding in such Account and (iii) except in the case of New Accounts, the aggregate amount of Principal Receivables in such Account. The Subservicer will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other credit card accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Seller or to the Trust. Household Bank and the Seller will file UCC financing statements with respect to the sale of the Receivables from Household Bank to the Seller and from the Seller to the Trust, respectively, meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables".

     As described below under "-- Additions of Accounts or Participation Interests", the Seller will have the right (subject to certain limitations and conditions) and, in some circumstances will be obligated, to require Household Bank to designate from time to time Additional Accounts to be included as Accounts and to convey to the Seller (for conveyance by the Seller to the Trust) all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. Each such Additional Account must be an Eligible Account. In respect of any designation of Additional Accounts, the Seller will follow the procedures set forth in the preceding paragraph, except the list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected. Aggregate Addition Accounts will be selected by Household Bank in a manner which it reasonably believes will not be materially adverse to the certificateholders' interest. The Seller has the right (subject to certain conditions described under "--Additions of Accounts or Participation Interests") to convey Participation Interests to the Trust. In addition, the Seller may (under certain circumstances and subject to certain limitations and conditions) remove the Participation Interests and the Receivables in certain Accounts as described under "-- Removal of Accounts". The Seller has removed Receivables from certain Accounts in accordance with the provisions of the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES

     The Seller makes representations and warranties to the Trust in the Pooling and Servicing Agreement, relating to the Accounts and the Receivables as of each Closing Date for a Series (or as of the related Addition Date with respect to Additional Accounts) to the effect, among other things, that as of each applicable date of designation, (a) each Account was an Eligible Account, (b) each of the Receivables then existing in the Accounts or in the Additional Accounts is an Eligible Receivable and (c) thereafter, on the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If the Seller breaches any representation and warranty described in this paragraph in any material respect and such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee and the Servicer after the earlier to occur of the discovery of such breach by the Seller or receipt of written notice of such breach by the Seller and such breach has a material adverse effect on the certificateholders' interest in such Receivable, all Receivables with respect to the Account affected ("Ineligible Receivables") will be reassigned to the Seller on the terms and conditions set forth below and such Account shall no longer be included as an Account.

     "Eligible Receivable" means each receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance in all material respects with all requirements of law and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Household Bank, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery, creation and performance by Household Bank or by the original credit card issuer, if not Household Bank, of the related credit card agreements pursuant to which such Receivable was created have been duly obtained or given and are in full force and effect, (d) as to which at the time of its transfer to the Trust, the Seller or the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests, (e) which has been the subject of either a valid

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

transfer and assignment from the Seller to the Trust of all the Seller's right, title and interest therein (and in the proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (f) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy or insolvency related exceptions, (g) which at the time of its transfer to the Trust, has not been waived or modified except as permitted under the Pooling and Servicing Agreement, (h) which is not at the time of its transfer to the Trust subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy and insolvency related defenses, (i) as to which Household Bank and the Seller have satisfied all obligations to be fulfilled at the time it is transferred to the Trust, (j) as to which, at the time of its transfer to the Trust, neither Household Bank nor the Seller has taken any action which would impair or failed to take any action the result of which would impair the rights of the Trust or the Investor Certificateholders therein and (k) which constitutes either an "account" or a "general intangible" under the applicable UCC as then in effect.

     An Ineligible Receivable shall be reassigned to the Seller on or before the end of the Due Period in which such reassignment obligation arises by the Seller directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Seller's Participation Amount. In the event that the exclusion of the principal portion of an Ineligible Receivable from the calculation of the Seller's Participation Amount would cause the Seller's Participation Amount to be a negative number, on the Distribution Date following the Due Period in which such reassignment obligation arises the Seller will make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Participation Amount would be reduced below zero. The reassignment of any Ineligible Receivable to the Seller, and the obligation of the Seller to make any deposits into the Collection Account as described in this paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to the investor certificateholders or the Trustee on behalf of investor certificateholders. Household Bank has agreed, in the Bank Purchase Agreement, to repurchase from the Seller any Ineligible Receivables reassigned to the Seller and to provide the Seller any amounts necessary to enable the Seller to make the deposit referred to above. The term "Seller's Participation Amount" means at any time of determination, an amount equal to the difference between (a) the sum of (i) the total aggregate amount of Principal Receivables in the Trust at such time and (ii) the amount, if any, on deposit in the Special Funding Account (other than the portion constituting Finance Charge and Administrative Receivables) (the "Special Funding Amount") at such time and (b) the aggregate invested amounts (including the Invested Amount) for all outstanding Series at such time.

     The Seller will also make representations and warranties to the Trust to the effect, among other things, that as of each closing date for a Series it is a corporation validly existing under the laws of the State of Delaware, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and each Supplement and further represents to the Trust on each closing date for a Series and, with respect to the Additional Accounts, as of each addition date (a) the Pooling and Servicing Agreement and each Supplement constitutes a valid, binding and enforceable agreement of the Seller and (b) the Pooling and Servicing Agreement and each Supplement constitutes either a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the investor certificateholders) and in Recoveries and Interchange or the grant of a first priority perfected security interest under the applicable UCC in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the investor certificateholders) and in Recoveries and Interchange, which is effective as to each Receivable then existing on such date. In the event of a material breach of any of the representations and warranties described in this paragraph that has a material adverse effect on the certificateholders' interest in the Receivables or the availability of the proceeds thereof to the Trust (which determination will be made without regard to whether funds are then available pursuant to any Series Enhancement), either the Trustee or investor certificateholders (including the Collateral Interest Holder) holding investor certificates (and a portion of the Collateral Amount) evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding investor certificates (and interests in the Collateral
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

Amount), by written notice to the Seller and the Servicer (and to the Trustee if given by the investor certificateholders), may direct the Seller to accept the reassignment of the Receivables in the Trust within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Due Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured. The price for such reassignment with respect to the Investor Certificates will be equal to the Invested Amount on such Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of the Class A Certificates and the Class B Certificates and certain interest amounts that were due but not paid on a prior Distribution Date at the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, through the day preceding such Distribution Date. The payment of such reassignment price in immediately available funds, will be considered a payment in full of the Class A Interest and Class B Interest and such funds will be distributed upon presentation and surrender of the Class A Certificates and Class B Certificates. If the Trustee or investor certificateholders give a notice as provided above, the obligation of the Seller to pay any such reassignment price will constitute the sole remedy respecting a breach of the representations and warranties available to investor certificateholders or the Trustee on behalf of investor certificateholders. Under the Bank Purchase Agreement, Household Bank will repurchase from the Seller Receivables purchased by the Seller in accordance with this paragraph.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with Household Bank's and the Seller's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer or Subservicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling and Servicing Agreement, any Supplement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

TRANSFER OF SELLER'S INTEREST

     Except as set forth in the Pooling and Servicing Agreement, the Seller may not transfer the Seller's Interest or its obligations under the Pooling and Servicing Agreement and any Supplement, unless the Rating Agency has advised the Seller and the Trustee that the Rating Agency Condition has been satisfied.

ADDITIONS OF ACCOUNTS OR PARTICIPATION INTERESTS

     The Seller will have the right to require Household Bank to designate from time to time Additional Accounts to be included as Accounts. Household Bank will in each case convey to the Seller, which in turn will convey to the Trust, its interest in all Receivables arising from such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; and (ii) except for the addition of New Accounts (a) the selection of the Aggregate Addition Accounts is done in a manner which it reasonably believes will not result in an Adverse Effect; and (b) the Rating Agency Condition shall have been satisfied. "Adverse Effect" means any action that will result in the occurrence of an Amortization Event or materially adversely affect the amount or timing of distributions to the Investor Certificateholders; for purposes of this definition the Collateral Interest Holder will be treated as an Investor Certificateholder. The Seller will be obligated to require Household Bank to add Additional Accounts (to the extent available) if the aggregate amount of Principal Receivables in the Trust on the last business day of any calendar month is less than the Required Minimum Principal Balance as of such last day. In lieu of adding Additional Accounts, the Seller may convey Participation Interests to the Trust. "Required Minimum Principal Balance" means the amount equal to (a) the sum of the Series Adjusted Invested Amounts for all outstanding Series plus the sum of the Series Required Seller Amount for all outstanding Series minus (b) the Special Funding Amount.

     Each Additional Account must be an Eligible Account at the time of its designation. However, since Additional Accounts or Participation Interests which may be created after the Issuance Date may not have been a part of the Portfolio as of the close of business on March 31, 1998, they may not be of the same credit quality as the Initial Accounts or the Aggregate Addition Accounts existing as of the close of business on March 31, 1998 because such Additional Accounts or Participation Interests may have been originated at a later date using credit criteria different from those which were applied to the Initial Accounts or the Aggregate Addition Accounts existing as of the close of business on March 31, 1998 or may have been acquired from another credit card issuer or entity who had different credit criteria. Consequently, the performance of such Additional Accounts or Participation Interests may be better or worse than the performance of the Accounts in the Portfolio as of the close of business on March 31, 1998.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the next succeeding sentence, the Seller may on any day of any Due Period, but shall not be obligated to, acquire all Receivables and proceeds thereof with respect to Removed Accounts and Participation Interests. The Seller is permitted to designate and require reassignment to it of the Receivables from Removed Accounts and Participation Interests only upon satisfaction of the following conditions: (i) the Seller shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts, such Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables; (ii) the Seller shall have delivered an officer's certificate to the trustee to the effect that (a) no selection procedure reasonably believed by the Seller to be materially adverse to the interests of the investor certificateholders was utilized in removing the Removed Accounts from among any pool of Accounts of a similar type; (b) in the reasonable belief of the Seller, such removal will not result in the occurrence of an Amortization Event and (c) in the reasonable belief of Seller such removal will not have an Adverse Effect and (iii) the Seller shall have delivered prior written notice (the "Removal Notice") of the removal to each Rating Agency, the Trustee and the Servicer and prior to the date on which such Receivables are to be removed the Rating Agency Condition shall have been satisfied with respect to such removal. The Seller has removed Receivables from certain Removed Accounts in accordance with the terms and provisions of the Pooling and Servicing Agreement.

INDEMNIFICATION

     The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that neither the Seller nor the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the investor certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. However, neither the Seller nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Seller, the Servicer or any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Investor Certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Investor Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures

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

for servicing credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to any other credit card receivables it, or its affiliates, service.

     Pursuant to the Bank Purchase Agreement, except as otherwise required by any requirement of law or as is deemed by Household Bank (or any successor to Household Bank under such agreement) to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition in the credit card business or such program and only if the change giving rise to such reduction with respect to a specific program is made applicable to substantially all of the credit card accounts subject to such program, Household Bank will not take any action that will have the effect of reducing the Portfolio Yield to a level that could reasonably be expected to cause any Series to experience an amortization event based on the insufficiency of the Portfolio Yield or take any action that would have the effect of reducing the Portfolio Yield to less than the highest Average Rate for any Group. Household Bank also will covenant that it may only change the terms relating to the Accounts if the change made with respect to a specific program is made applicable to substantially all of the Accounts subject to such program.

     Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Investor Certificateholders and on behalf of the Trustee.

     The Pooling and Servicing Agreement provides that the Servicer may delegate its duties under that agreement to any entity that agrees to conduct such duties in accordance with the Pooling and Servicing Agreement and the credit card guidelines set forth therein. The Servicer has delegated its duties to Household Credit Services, Inc., an affiliate of the Servicer and to EDS. Notwithstanding the delegation to Household Credit Services, Inc., or any other such delegation, the Servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.

SERVICER COVENANTS

     In the Pooling and Servicing Agreement, the Servicer has agreed as to each Receivable and related Account that it will: (a) duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables or the related Accounts, and will maintain in effect all qualifications required and comply in all material respects with all requirements of law in order to service the Receivables and Accounts the failure to maintain or comply with which would have a material adverse effect on the investor certificateholders; (b) not permit any rescission or cancellation of the Receivables except as ordered by a court of competent jurisdiction or other governmental authority; (c) do nothing to impair the rights of the investor certificateholders in the Receivables or the related Accounts; and (d) not reschedule, revise or defer payments due on the Receivables except in accordance with its guidelines for servicing receivables.

     Under the terms of the Pooling and Servicing Agreement, all Receivables in an Account will be assigned and transferred to the Servicer and such Account will no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 60 days (or such longer period as may be agreed to by the Trustee and the Seller) thereafter and has a material adverse effect on the certificateholders' interest in such Receivable. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Due Period during which such obligation arises. This transfer and assignment to the Servicer constitutes the sole remedy available to the investor certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such assigned Receivables will be automatically assigned to the Servicer.
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

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (i) upon determination that the performance of such duties is no longer permissible under applicable law or (ii) if such obligations and duties are assumed by any affiliate of the Servicer that is a wholly owned subsidiary of Household International or by any other entity that has satisfied the Rating Agency Condition. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

     Any person into which, in accordance with the Pooling and Servicing Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, will be the successor to the Seller or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default (as defined below), either the Trustee or investor certificateholders holding investor certificates evidencing more than 50% of the aggregate unpaid principal amount of the investor certificates, by written notice to the Servicer (and to the Trustee if given by the investor certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as Servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee will appoint a new Servicer (a "Service Transfer"). For purposes of this section, references to investor certificates will include the Collateral Amount and any other similar collateral amounts under Series Enhancements of other Series similar to the Series Enhancement provided to the Investor Certificates. The rights and interest of the Seller under the Pooling and Servicing Agreement in the Seller's Interest will not be affected by any Termination Notice or Service Transfer. If within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from eligible Servicers to act as successor Servicer and receives an officer's certificate from the Seller to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Seller which would permit the Seller at its option to purchase the certificateholders' interest on the Distribution Date in the next calendar month. The purchase price for the certificateholders' interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement, and, for purposes of the Investor Certificateholders, shall be equal to the higher of (i) the Invested Amount on the Distribution Date of such purchase, plus accrued and unpaid interest on the unpaid principal amount of the Class A Certificates and the Class B Certificates and certain interest amounts that were due but not paid on a prior Distribution Date at the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, through the day preceding such Distribution Date, and (ii) the average bid price quoted by two recognized dealers for each of two securities, one of which is similar to the Class A Certificates and rated in the highest investment category by the Rating Agency with a remaining maturity approximately equal to the remaining maturity of the Class A Certificates, and the other of which is similar to the Class B Certificates and rated in the same rating category as the initial rating of the Class B Certificates with a remaining maturity approximately equal to the remaining maturity of the Class B Certificates.

     The Trustee will as promptly as possible, after the giving of a Termination Notice, appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee plus any amounts payable to the Seller pursuant to the Pooling and Servicing Agreement.

     A "Servicer Default" refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Servicer is required to do so under the

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

     Pooling and Servicing Agreement or any Supplement, which is not cured within a five business day grace period;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Supplement which has an Adverse Effect and which continues unremedied for a period of 60 days after written notice, or the Servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, any Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Supplement proves to have been incorrect in any material respect when made, which has an Adverse Effect on the rights of the investor certificateholders of any Series, and which material adverse effect continues for a period of 60 days after written notice; or

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of ten business days after the applicable grace period or referred to under clauses (b) or (c) for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer must provide the Trustee, the Seller and any Series Enhancer prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer, the Seller or Household Bank and any affiliates thereof) to furnish a report to the effect that such firm has examined certain documents and records relating to the servicing of the Accounts, compared the information contained in the Servicer's certificates delivered during the period covered by the report with such documents and records and that, on the basis of such examination, such firm is of the opinion that such servicing was conducted in compliance with the Pooling and Servicing Agreement and applicable provisions of each Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or before March 31, of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

     The Pooling and Servicing Agreement and any Supplement may be amended by the Seller, the Servicer and the Trustee, without investor certificateholder consent, except to the extent provided below. No such amendment, however, may have an Adverse Effect.

     The Pooling and Servicing Agreement or any Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of investor certificates (including the Collateral Interest

Holder) evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates (and interests in the Collateral Amount) of all affected Series for which the Seller has not delivered an officer's certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of investor certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, deposits or distributions on any Class A Certificate without the consent of each Class A Certificateholder, (b) reduce in any manner the amount of, or delay the timing of, deposits or distributions on any Class B Certificate, (c) (i) change the definition or the manner of calculating the Certificateholders' Interest, the Class A Interest or the Class B Interest or (ii) reduce the aforesaid percentage of the aggregate unpaid principal amount of the Investor Certificates the holders of which are required to consent to any such amendment, in each case without the consent of each Investor Certificateholder or (d) adversely affect the rating of the Class A Certificates or the Class B Certificates by the Rating Agency without the consent of the holders of Class A Certificates or Class B Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Class A Certificates or the Class B Certificates, respectively. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each investor certificateholder. For purposes of this paragraph, references to the Investor Certificates will include the Collateral Interest. Notwithstanding the foregoing, any Supplement executed in connection with the issuance of one or more new Series of investor certificates will not be considered an amendment to the Pooling and Servicing Agreement. Any designation of additional Sellers in accordance with the terms of the Pooling and Servicing Agreement will also not be considered an amendment of the Pooling and Servicing Agreement unless the Supplement designating such additional Seller expressly amends the Pooling and Servicing Agreement.

LIST OF INVESTOR CERTIFICATEHOLDERS

     At such time, if any, as Definitive Certificates have been issued, upon written request of any Holder or Holders of investor certificates of any Series or of all outstanding Series of record holding investor certificates evidencing not less than 10% of the aggregate unpaid principal amount of the investor certificates, the Trustee will afford such Holder or Holders of investor certificates access during business hours to the current list of investor certificateholders of such Series or of all outstanding Series, as the case may be, for purposes of communicating with other Holders of investor certificates with respect to their rights under the Pooling and Servicing Agreement. See "Description of the Investor Certificates -- Book-Entry Registration" and "-- Definitive Investor Certificates".

     The Pooling and Servicing Agreement will not provide for any annual or other meetings of investor certificateholders.

THE TRUSTEE

     The Bank of New York will act as trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of The Bank of New York is located at 101 Barclay Street, Floor 21W, New York, New York 10286. The Seller, Household Bank, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, Household Bank, the Servicer and any of their respective affiliates may hold investor certificates in their own names; however, any investor certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the investor certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

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

                   DESCRIPTION OF THE BANK PURCHASE AGREEMENT

     The Receivables transferred to the Trust by the Seller were originally acquired by the Seller from Household Bank f.s.b. pursuant to the Bank Purchase Agreement entered into between the Seller, as purchaser of the Receivables, and Household Bank, f.s.b., as seller. Household Bank, f.s.b. assigned its interest in the Bank Purchase Agreement to Household Bank as of December 1, 1993. As such, Receivables arising on and after December 1, 1993 were acquired by the Seller from Household Bank. Pursuant to the Pooling and Servicing Agreement, all such Receivables are transferred by the Seller to the Trust. The following summary relating to the ongoing sales is qualified in its entirety by reference to the Bank Purchase Agreement, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and which is incorporated by reference herein.

SALE OF RECEIVABLES

     Pursuant to the Bank Purchase Agreement, Household Bank has sold to the Seller all its right, title and interest in and to (i) all of the Receivables in the Accounts and all of the Receivables thereafter created in such Accounts and
(ii) the Receivables in each Additional Account added from time to time to the Accounts as of the date of such addition, whether such Receivables shall then be existing or shall thereafter be created. The purchase price of the Purchased Receivables will not be less than the principal amount thereof as of the time of sale plus the present value of anticipated excess spread.

     In connection with such sale of the Receivables to the Seller, Household Bank has or will indicate in its computer files that the Receivables have been sold to the Seller by Household Bank and that such Receivables have been sold or transferred by the Seller to the Trust. In addition, Household Bank has or will provide to the Seller a computer file or a microfiche list containing a true and complete list showing each Account, identified by account number and by total outstanding balance on the applicable Series date of designation or addition date for Additional Accounts, as the case may be. The records and agreements relating to the Accounts and Receivables are not segregated by Household Bank from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale or transfer of the Receivables to the Seller, but the computer records of Household Bank are or will be marked to evidence such sale or transfer. Household Bank, as debtor/seller has filed a UCC financing statement meeting the requirements of applicable state law and in each of the jurisdictions in which the books and records relating to the Accounts are maintained with respect to the Receivables in the Initial Accounts and Household Bank has filed and will similarly file with respect to the Receivables in Additional Accounts. See "Risk Factors -- Characteristics as a Sale; Bankruptcy Risks" and "Certain Legal Aspects of the Receivables".

     Pursuant to the Bank Purchase Agreement, Household Bank will, if the Seller is required to cause Household Bank to designate Additional Accounts under the Pooling and Servicing Agreement, designate Additional Accounts to be included as Accounts under the Bank Purchase Agreement. Household Bank and the Seller may also agree from time to time to designate Additional Accounts under the Bank Purchase Agreement. See "The Pooling and Servicing Agreement Generally -- Additions of Accounts or Participation Interests". The purchase price for accounts so designated will not be less than an amount equal to the Principal Receivables conveyed by Household Bank to the Seller plus estimated collections of Finance Charge and Administrative Receivables.

REPRESENTATIONS AND WARRANTIES

     In the Bank Purchase Agreement, Household Bank represents and warrants to the Seller to the effect that, among other things, (a) as of each date of designation from and after December 1, 1993 with respect to Additional Accounts, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Bank Purchase Agreement, (b) as of each date of designation from and after December 1, 1993 with respect to Additional Accounts, each Additional Account will be an Eligible Account and (c) as of each date of designation from and after December 1, 1993 with respect to Additional Accounts, each Receivable generated thereunder is, on the applicable date of designation, an Eligible Receivable. Household Bank has also confirmed the representations made by Household Bank, f.s.b. under the Bank

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

Purchase Agreement prior to December 1, 1993 (x) that as of the Initial Issuance Date and as of each date of designation prior to December 1, 1993 with respect to Additional Accounts, Household Bank, f.s.b. was duly organized and in good standing and had the authority to consummate the transactions contemplated by the Bank Purchase Agreement and (y) that each Account as of the Initial Cut-Off Date and as of each date of designation prior to December 1, 1993 with respect to Additional Accounts was an Eligible Account and each Receivable as of the Initial Cut-Off Date and as of each date of designation prior to December 1, 1993 with respect to Additional Accounts was a Receivable eligible to be included in the Trust. In the event of a breach of any representation and warranty set forth in the Pooling and Servicing Agreement which results in the requirement that the Seller accept retransfer of each Ineligible Receivable, then Household Bank shall repurchase such Ineligible Receivable from the Seller on the date of such retransfer. The purchase price for such Ineligible Receivables shall be the principal amount thereof plus applicable finance charges.

     Household Bank also represents and warrants to the Seller that, among other things, as of the Issuance Date (a) the Bank Purchase Agreement constitutes a valid and binding obligation of Household Bank and (b) the Bank Purchase Agreement constitutes either a valid sale to the Seller of all right, title and interest of Household Bank in and to the Receivables, thereafter created in the Accounts and in the proceeds thereof or constitutes a grant of a security interest in the Receivables. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Seller under the Pooling and Servicing Agreement to accept retransfer of the Receivables, Household Bank will repurchase the Receivables retransferred to the Seller for an amount of cash equal to the amount of cash the Seller is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

CERTAIN COVENANTS

     In the Bank Purchase Agreement, Household Bank may change the terms and provisions of cardmember agreements relating to the Accounts in any respect (including, without limitation, the calculation of the amount, or the timing, of charge-offs), so long as any such changes made with respect to a specific program are made applicable to substantially all of the credit card accounts subject to such program.

     Household Bank also covenants that, except as required by law or as Household Bank shall deem necessary in order for Household Bank to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by Household Bank of the nature of its competition with respect to its credit card business or such program, Household Bank will not take any action which will have the effect of reducing the Portfolio Yield to a level that could reasonably be expected to cause any Series to experience an amortization event based on the insufficiency of the Portfolio Yield and, except as required by law, take any action that would have the effect of reducing the Portfolio Yield to less than the highest Average Rate for any Group.

     Household Bank also agrees, for the benefit of the Trust, that any amounts payable by Household Bank to the Seller pursuant to the Bank Purchase Agreement that are to be paid by the Seller to the Trustee for the benefit of the Investor Certificateholders will be paid by Household Bank, on behalf of the Seller, directly to the Trustee. The Seller has agreed in the Pooling and Servicing Agreement to enforce the covenants and agreements of Household Bank in the Bank Purchase Agreement.

AMENDMENTS

     The Bank Purchase Agreement may be amended by the Seller and Household Bank without the consent of the investor certificateholders. No such amendment, however, may have an Adverse Effect.

TRANSFER OF ACCOUNTS

     Household Bank has the right to transfer all or a portion of the Accounts to (i) any successor by merger assuming the Bank Purchase Agreement, (ii) any affiliate owned by Household International or (iii) to any entity provided that the Rating Agency Condition has been satisfied. After a transfer of Accounts, the credit rating of the transferee will be a factor in the rating of the investor certificates thereafter.

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

     The Accounts, the Receivables of which have been conveyed to the Trust, were originated under an affinity agreement between Household International and General Motors Corporation ("GM") and are generated under the MasterCard program of Household Bank (or an affiliate thereof) known as "The GM Card(SM)". Such agreement contemplates and provides for securitization transactions of receivables generated by "The GM Card(SM)".

     The Office of Thrift Supervision has approved the establishment of Household Bank as a wholly-owned operating subsidiary of Household Bank, f.s.b., and on December 1, 1993 the Comptroller of the Currency granted Household Bank's charter. In connection therewith, Household Bank, f.s.b. transferred the Accounts existing as of such date and assigned its obligations under the Bank Purchase Agreement to Household Bank without the approval of any Rating Agency in accordance with the terms of the Bank Purchase Agreement and Pooling and Servicing Agreement.

TERMINATION

     The Bank Purchase Agreement will terminate immediately after the Trust terminates. In addition, if a conservator or receiver is appointed for Household Bank or certain other liquidation events occur, Household Bank will immediately cease to sell or transfer Receivables to the Seller and promptly give notice of such event to the Seller and to the Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Household Bank will sell the Receivables to the Seller and the Seller, in turn, will transfer all Receivables to the Trust. Household Bank and the Seller will represent and warrant that its respective transfers constitute valid sales and assignments of all of its respective right, title and interest in and to the Receivables, except for the interest of the Seller as holder of the Seller's Interest, and if the assignment by the Seller to the Trust does not constitute a sale of the Receivables, it constitutes a grant of a security interest to the Trust in and to the Receivables. The Seller will also represent and warrant that, if the transfer of Receivables by the Seller to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables, in existence at the time of the formation of the Trust or at the date of addition of any Additional Accounts, as the case may be, in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation, in each case until termination of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "The Pooling and Servicing Agreement Generally -- Representations and Warranties".

     Household Bank and the Seller will represent that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been and will be filed under the UCC to protect the Seller and the Trust if any of the transfers by Household Bank or the Seller is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the Issuance Date could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Seller or Household Bank arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Furthermore, if the FDIC were appointed as a receiver of Household Bank, the receiver's administrative expenses may also have priority over the interest of the Trust in such Receivables. Under the

Bank Purchase Agreement, however, Household Bank will warrant that it has transferred the Receivables to the Seller free and clear of the lien of any third party. In addition, Household Bank will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Seller.

CERTAIN MATTERS RELATING TO INSOLVENCY

     Household Bank and the Seller have arranged for the transfer of Receivables pursuant to the Bank Purchase Agreement to be a sale of the Receivables by Household Bank to the Seller. However, in the event of an insolvency of Household Bank it is possible that a receiver or conservator could attempt to characterize the transaction between Household Bank and the Seller as a pledge of the Receivables rather than a true sale. The Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") sets forth certain powers that a conservator or receiver for Household Bank could exercise. Positions taken by the FDIC before the passage of FIRREA do not suggest that a conservator or receiver for Household Bank would interfere with the timely transfer to the Seller (or by the Seller to the Trust) of payments collected on the Receivables. If the security interest granted by Household Bank in the Receivables to the Seller was validly perfected before Household Bank's insolvency and was not taken in contemplation of insolvency, such security interests should not be subject to avoidance, and payments to the Seller with respect to the Receivables should not be subject to recovery by a conservator or receiver for Household Bank. If, however, a conservator or receiver for Household Bank were to assert a contrary position, or were to require the Seller to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to Household Bank as provided under FIRREA, delays in payments on the Investor Certificates and possible reductions in the amount of those payments could occur.

     Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to Household Bank, Household Bank will promptly give notice thereof to the Trustee and the Seller and an Amortization Event will occur. Pursuant to the Bank Purchase Agreement and the Pooling and Servicing Agreement, newly created Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation, and, in the event of an Insolvency Event with respect to the Seller, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time investor certificateholders representing undivided interests aggregating more than 50% of each Series or any person granted such right in any Supplement instructs otherwise (assuming that the conservator or receiver does not order such a sale despite such instructions). As of this date, any one of the credit enhancers for Series 1993-1, 1993-2, 1994-1, 1995-1 and 1997-1 may object and prevent such sale. The credit enhancer for Series 1998-1 may similarly object and prevent such sale. The proceeds from the sale of the Receivables would be treated as collections of the Receivables and deposited into the Collection Account. This procedure could be delayed, as described above. In addition, upon the occurrence of an Amortization Event, if a trustee in bankruptcy, a conservator or receiver is appointed for Household Bank or the Seller, as applicable, and no Amortization Event other than such conservatorship or receivership or insolvency of Household Bank or the Seller, as applicable, exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Investor Certificates -- Amortization Event".

     While Household Finance Corporation is the Servicer, cash collections held by Household Finance Corporation may, subject to certain conditions, be commingled and used for the benefit of Household Finance Corporation prior to each Distribution Date and, in the event of the insolvency or receivership of Household Finance Corporation or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections. Unless otherwise agreed to by the applicable Rating Agency, if the commercial paper rating of Household Finance Corporation is reduced below A-1 or P-1 by the applicable Rating Agency, Household Finance Corporation will, within five business days, commence the deposit of collections directly into the Collection Account within two business days of the day of processing. See "Description of the Investor Certificates -- Allocation of Collections; Deposits in Collection Account".

     The Seller will not engage in any activities except purchasing receivables or Participation Interests from Household Bank or other originators of Accounts, forming the Trust or trusts similar thereto, transferring receivables or Participation Interests to such trusts and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Seller has no current intention of filing a voluntary petition under the Bankruptcy Code, or any similar applicable state law.

     In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and no Servicer Default other than such bankruptcy or insolvency related Servicer Default exists, the trustee in bankruptcy may have the power to prevent either the Trustee or the investor certificateholders from appointing a successor Servicer. See "The Pooling and Servicing Agreement Generally -- Servicer Default".

CONSUMER PROTECTION LAWS

     The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by Household Bank, the most significant Federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an Account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, cardholders are entitled under these laws to have payments and credits applied to the credit card account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Seller (as Household Bank's assignee) with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of Receivables owing. All Receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the certificateholders' interest therein) will be reassigned to the Seller. The Servicer has also agreed in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "The Pooling and Servicing Agreement Generally -- Representations and Warranties".

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the investor certificateholders if such laws result in any Receivables being charged off as uncollectible. See "Description of the Investor Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges" and "-- Investor Charge-Offs".

PROPOSED LEGISLATION

     Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, an Amortization Event could occur, and the Early Accumulation Period may commence, or if a Reserve Account Event were to occur, an Early Amortization Period would commence. See "Risk Factors -- Competition in the Credit Card Industry" and "Description of the Investor Certificates -- Amortization Event".

     Pursuant to the Pooling and Servicing Agreement, if the interest of the Class A Certificateholders and Class B Certificateholders in a Receivable is materially adversely affected by the failure of the Receivable to comply in all material respects with applicable requirements of law, the interest of such Investor Certificateholders in all Receivables in the affected Account will be reassigned to Household Bank or, in some circumstances, to the Servicer. On the closing dates for each Series, Household Bank will make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables.

The sole remedy, if any such representation or warranty is breached and such breach has a material adverse effect on the interest of Investor Certificateholders in any Receivable and continues beyond the applicable cure period, is that the interest of the Investor Certificateholders in the Receivables affected thereby will be reassigned to Household Bank or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, Household Bank may be obligated to accept the reassignment of the entire Trust portfolio. See "The Pooling and Servicing Agreement Generally -- Representations and Warranties" and "-- Servicer Covenants" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws".

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of an Investor Certificate offered hereunder. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Investor Certificateholder in light of that Investor Certificateholder's circumstances, and some Investor Certificateholders may be subject to special tax rules and limitations not discussed below. Each prospective Investor Certificateholder is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of an Investor Certificate.

     For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Investor Certificateholder" means any U.S. Person and any other person providing appropriate documentation reflecting their exempt status, to the extent that the income attributable to its interest in an Investor Certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE INVESTOR CERTIFICATES AS DEBT

     The Seller expresses in the Pooling and Servicing Agreement the intent that for essentially all tax purposes, the Investor Certificates will be treated as debt of the Seller secured by the Receivables. The Seller, by entering into the Pooling and Servicing Agreement, and each Investor Certificateholder, by the acceptance of an interest in an Investor Certificate, agree to treat the Investor Certificates as debt of the Seller for such tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Seller will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Orrick, Herrington & Sutcliffe LLP, counsel to the Seller ("Special Counsel"), will deliver
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

its opinion generally to the effect that, under current law as in effect on the Issuance Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Investor Certificates offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Investor Certificates offered hereunder are debt for federal income tax purposes.

TREATMENT OF THE TRUST

     General. The Pooling and Servicing Agreement permits the issuance of Investor Certificates and certain other interests (including the Collateral Interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Investor Certificates and other interests (other than the Seller's Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Seller (or other holder of the Seller's Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Investor Certificates, or other interests (other than the remaining interest in the Seller's Certificate) in the Trust were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Seller (or other holder of such interest in the Seller Certificate) and the other holders of equity interests in the Trust. However, Special Counsel will deliver its opinion generally to the effect that, under current law as in effect on the Issuance Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as an Association, a Publicly Traded Partnership or a non-Publicly Traded Partnership. Although, as described above, Special Counsel will deliver its opinion that the Investor Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Investor Certificates or any other interest in the Trust (other than the Seller's interest in the Seller's Certificate), including the Collateral Interest or any similar interest, were not debt obligations for federal income tax purposes, all or a portion of the Trust could be classified for federal income tax purposes as either an association or publicly traded partnership taxable as a corporation, or possibly as a partnership not taxable as a corporation. Because Special Counsel will deliver its opinion that the Investor Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in the Collateral Interest and any similar interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Investor Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Investor Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Investor Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear.

     Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Seller intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Investor Certificates. However, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Seller, and certain Series predating the Regulations may not conform to the requirements of the Regulations. As a result, there can be no assurance that the measures the Seller intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

     If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership or an association taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Investor Certificateholders. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Investor Certificates were treated as debt of the corporation and distributions to the related Investor Certificateholders were treated as payments of interest thereon. In addition, distributions to Investor Certificateholders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Investor Certificateholders may not be entitled to any dividends received deduction in respect of such income).

     If the Trust were, however, treated in whole or in part as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Seller (or the holder of the Seller's Certificate) and any Investor Certificateholders and others treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Investor Certificateholders treated as partners would likely differ from that reportable by such Investor Certificateholders had they been treated as owning debt. In addition, if the Trust were treated in whole or n part as a partnership other than a publicly traded partnership, income derived from the partnership by any Investor Certificateholder that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for an Investor Certificateholder. From time to time, legislation has been introduced in Congress that would affect the treatment of any "large partnership," defined as any partnership in which there are at least 250 partners in a taxable year. Under such legislative proposals, among other things, the availability of certain deductions to partners may be limited, and certain computations (such as those relating to the level of allowable miscellaneous itemized deductions and the netting of capital gains and losses) would be made at the partnership rather than the partner level. No prediction can be made regarding whether any such legislation will be enacted or, if so, what its ultimate effective date will be.

TAXATION OF INTEREST INCOME OF U.S. INVESTOR CERTIFICATEHOLDERS

     General. Stated interest on a beneficial interest in an Investor Certificate will be includible in gross income in accordance with a U.S. Investor Certificateholder's method of accounting.

     Original Issue Discount. It is anticipated that neither the Class A Certificates nor the Class B Certificates will have any original issue discount ("OID") other than possibly OID within a "de minimis" exception. If the Investor Certificates were issued with original issue discount, the provisions of sections 1271 through 1273 and 1275 of the Code would apply to the Investor Certificates. Under those provisions, a U.S. Investor Certificateholder (including a cash basis holder) generally would be required to accrue the OID on its interest in an Investor Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, an Investor Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than a "de minimus" amount equal to 0.25 percent multiplied by the weighted average life of the Investor Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Investor Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on an Investor Certificate is "unconditionally payable" and hence that all of such interest should be included in the Investor Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Investor Certificateholders, but prospective U.S. Investor Certificateholders should consult their own tax advisers concerning the impact to them in their particular circumstances.

     Market Discount. A U.S. Investor Certificateholder who subsequently purchases an interest in an Investor Certificate after the initial distribution thereof at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of an Investor Certificate and partial principal payments on an Investor Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry an Investor Certificate that has market discount.

     Market Premium. A U.S. Investor Certificateholder who purchases an interest in an Investor Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Investor Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF INVESTOR CERTIFICATES

     Upon a disposition of an interest in an Investor Certificate, a U.S. Investor Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Investor Certificateholder's adjusted basis in its interest in the Investor Certificate. The adjusted basis in the interest in the Investor Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Investor Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Investor Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Investor Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. INVESTOR CERTIFICATEHOLDERS

     In general, a non-U.S. Investor Certificateholder (an Investor Certificateholder who is not a U.S. Person, and whose income attributable to its interest in an Investor Certificate is not effectively connected with that person's conduct of a United States trade or business) will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in an Investor Certificate unless (i) the non-U.S. Investor Certificateholder actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership or of stock in the Trust if treated as a corporation), (ii) the non-U.S. Investor Certificateholder is a controlled foreign corporation that is related to the Seller (or the Trust treated as a partnership) through stock ownership, (iii) the non-U.S. Investor Certificateholder is a bank described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Investor Certificateholder bears certain relationships to any holder of either the Seller's Certificate other than the Seller or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Investor Certificateholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Investor Certificateholder under penalties of perjury, (ii) certifies that the non-U.S. Investor Certificateholder is not a U.S. Person and (iii) provides the name and address of the non-U.S. Investor Certificateholder. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Investor Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If an Investor Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Investor Certificateholder to the organization or institution holding the Investor Certificate on behalf of the non-U.S. Investor Certificateholder. The United States Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Generally, any gain or income realized by a non-U.S. Investor Certificateholder upon retirement or disposition of an interest in an Investor Certificate will not be subject to United States federal income tax, provided that (i) in the case of an Investor Certificateholder that is an individual, such Investor Certificateholder is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest (or OID), the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Investor Certificateholder should consult a tax adviser.

     If an Investor Certificate were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Investor Certificateholder to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Investor Certificateholder would be required to file a federal income tax return and, in general, would be subject to United States federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent under current United States federal income tax law. If some or all of the Investor Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Investor Certificateholder generally would be subject to withholding tax at the prevailing rate (currently 30 percent), unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding of United States federal income tax at the prevailing rate (currently 31 percent) may apply to payments made in respect of an Investor Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Investor Certificateholder must be reported to the IRS, unless the U.S. Investor Certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Investor Certificateholder who is not an exempt recipient.

     In addition, upon the sale of an Investor Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Investor Certificateholder certifies that the seller is a non-U.S. Investor Certificateholder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-United States status (and certain other conditions are met). Certification of the registered owner's non-United States status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a United States office of a broker, and the information reporting requirements generally will apply to a foreign office of a United States broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

     Any amounts withheld under the backup withholding rules from a payment to an Investor Certificateholder would be allowed as a refund or a credit against such Investor Certificateholder's United States federal income tax, provided that the required information is furnished to the IRS.

                        STATE AND LOCAL TAX CONSEQUENCES

     General. State and local tax consequences to each Investor Certificateholder will depend upon the provisions of the state and local tax laws to which the Investor Certificateholder is subject. In general, an Investor Certificateholder would be subject to the tax laws of a state or locality in which it is a resident or doing business, or under whose laws it is organized; additionally, some states' tax laws may purport to apply to an Investor Certificateholder whose sole contact with the state arises from the purchase of an Investor Certificate. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Investor Certificateholders in all of the state taxing jurisdictions in which they are already or may become subject to tax. Investor Certificateholders are urged to consult their own tax advisors with respect to state and local taxes.

     California. Some of the activities to be undertaken by the Subservicer in servicing and collecting the Receivables will take place in California. The California Bank and Corporation Tax Law imposes a franchise tax on banks and financial corporations doing business in the State of California measured by their net income allocated and apportioned to California. This discussion is based upon present provisions of California law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the California Franchise Tax Board.

     Assuming the Investor Certificates are treated as indebtedness for Federal income tax purposes, this treatment will also apply for California tax purposes. Pursuant to this treatment, Investor Certificateholders not otherwise subject to California tax would not become subject to such tax solely because of their ownership of the Investor Certificates. Investor Certificateholders already subject to taxation in California, however, could be required to pay tax on the income generated from ownership of these Investor Certificates.

     If the Investor Certificates are treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, then the entity could be subject to California franchise or income tax. Such taxes could result in reduced distributions to Investor Certificateholders. An Investor Certificateholder not otherwise subject to tax in California would not become subject to direct California taxes as a result of its mere ownership of such an interest.

     If the Investor Certificates are instead treated for federal income tax purposes as interests in a partnership other than a publicly traded partnership taxable as a corporation, due to different Federal and California entity classification rules the Trust could nonetheless be taxable as a corporation pursuant to the California corporate franchise or income tax, possibly resulting in reduced distributions to Investor Certificateholders. If the Trust nevertheless were treated for California income or franchise tax purposes as a partnership other than a publicly traded partnership taxable as a corporation, an Investor Certificateholder not otherwise subject to taxation in California could become subject to income, franchise or withholding taxes as a result of its mere ownership of Investor Certificates.

     Nevada. Some of the activities to be undertaken by the Subservicer in servicing and collecting the Receivables will also take place in Nevada. Currently, the State of Nevada does not impose an income tax on individuals, partnerships or corporations doing business in Nevada; however, Nevada does impose property and other taxes on businesses in Nevada. The following discussion is based upon present provisions of Nevada law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues will be sought from the Nevada Department of Taxation.

     Assuming the Investor Certificates are treated as indebtedness for Federal income tax purposes, this treatment will apply for Nevada tax purposes. Pursuant to this treatment, Investor Certificateholders not otherwise subject to Nevada tax would not become subject to tax in Nevada because of their ownership of the Investor Certificates.

     If the Investor Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation or other entity having property or personnel in Nevada, then such entity may be subject to Nevada taxes. Such taxes could result in reduced distributions to Investor Certificateholders. An Investor Certificateholder, however, not otherwise subject to tax in Nevada would not become subject to Nevada taxes as a result of its mere ownership of such an interest.

     Virginia. Some of the activities to be undertaken by the Subservicer in servicing and collecting the Receivables will also take place in Virginia. The Virginia Income Tax Act imposes a tax on partnerships and corporations doing business in Virginia measured by their net income allocated and apportioned to Virginia. This discussion is based upon present provisions of Virginia law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Virginia Department of Taxation.

     Assuming the Investor Certificates are treated as indebtedness for Federal income tax purposes, this treatment will also apply for Virginia tax purposes. Pursuant to this treatment, Investor Certificateholders not otherwise subject to Virginia tax would not become subject to such tax solely because of their ownership of the Investor Certificates. Investor Certificateholders already subject to taxation in Virginia, however, could be required to pay tax on the income generated from ownership of these Investor Certificates.

     If the Investor Certificates are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment should also apply for Virginia tax purposes. In such case, Virginia could view the partnership as doing business in Virginia, and an Investor Certificateholder not otherwise subject to taxation in Virginia could become subject to Virginia taxes as a result of its mere ownership of Investor Certificates.

     If the Investor Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity could be subject to Virginia income tax. Such taxes could result in reduced distributions to Investor Certificateholders. An Investor Certificateholder not otherwise subject to tax in Virginia would not become subject to direct Virginia taxes as a result of its mere ownership of such an interest.

     Finally, even if the Class A Certificates are properly classified as debt obligations for Federal income tax purposes, they might be treated as debt obligations of an entity owned by the Seller and the Class B Certificateholders. If that entity were itself characterized as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity could be subject to Virginia income taxes. Such taxes could result in reduced distributions to Investor Certificateholders. An Investor Certificateholder not otherwise subject to tax in Virginia would not become subject to Virginia taxes as a result of its mere ownership of such an interest. If the hypothetical entity were instead characterized as a partnership for Federal income tax purposes, this treatment will also apply for Virginia tax purposes. In such case, Virginia could view the hypothetical entity as doing business in Virginia and a Class B Certificateholder not otherwise subject to taxation in Virginia could become subject to Virginia taxes as a result of its mere ownership of such an interest.

     Other States. There can be no assurance that other states will not claim that the Subservicer has undertaken activities in such states or that an Investor Certificateholder is otherwise taxable therein. If any such claims were made, no assurances can be given as to whether the Investor Certificates would be treated as indebtedness by any particular state or whether the Trust or any Investor Certificateholder would be subject to tax by such state.

                              ERISA CONSIDERATIONS

     Class A Certificates may be purchased by an employee benefit or other plan, including an individual retirement account or Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code, or a person utilizing the assets of any such plan (collectively, "Benefit Plans"). A fiduciary of a Benefit Plan must determine that the purchase of an Investor Certificate is made in accordance with the governing plan documents, does not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and, with respect to a Benefit Plan subject to ERISA (an "ERISA Plan"), satisfies the general fiduciary requirements of ERISA including the requirements of investment prudence and diversification.

     Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Class A Certificates without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

CLASS A CERTIFICATES

     Prohibited Transactions. Section 406 of ERISA prohibits parties in interest with respect to a Benefit Plan from engaging in certain transactions involving its assets unless a statutory or administrative exemption applies to the transaction, and Section 4975 of the Code (or, in some cases, Section 502(i) of ERISA) imposes excise taxes (or civil fines) on disqualified persons or parties in interest (collectively, "parties in interest") with respect to any Benefit Plans which engage in non-exempt prohibited transactions. The application of the prohibited transaction rules to the purchase and holding of Class A Certificates by a Benefit Plan differs depending upon whether for ERISA purposes such Class A Certificates are considered debt of the Seller or equity interests in the Trust. The fact that the Class A Certificates are to be treated as debt for Federal income tax purposes, as discussed above, is not determinative of the status of the Class A Certificates under ERISA and it is expected that the Class A Certificates will be considered to represent equity interests for ERISA purposes (although no assurances can be given).

     In the event that the Class A Certificates were determined to be debt of the Seller, a prohibited transaction could arise if the Seller, Household Bank or any of their respective affiliates is or becomes a party in interest of a Benefit Plan that acquires or holds Class A Certificates. An exemption might, however, be available under such circumstances. See discussion below.

     Assuming, however, that the Class A Certificates were determined to be equity interests in the Trust, other prohibited transactions could arise. The DOL has issued a final regulation (the "Plan Asset Regulation") concerning the definition of what constitutes "plan assets" of a Benefit Plan. Under the Plan Asset Regulation, the assets and properties of corporations, partnerships, trusts, insurance company general or separate accounts and certain other entities in which a Benefit Plan makes an equity investment are deemed to be assets of the Benefit Plan unless an exception under the Plan Asset Regulation is applicable. Accordingly, if a Benefit Plan (or other entities whose assets include plan assets) purchases Class A Certificates, the Trust could be deemed to hold plan assets of the investing Benefit Plan, unless an exception is available.

     The Plan Asset Regulation contains an exception (the "Publicly-Offered Securities Exemption") that provides that if a Benefit Plan (or other entities whose assets include plan assets) acquires a "publicly offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned immediately subsequent to the initial offering by 100 or more investors independent of the issuer and of one another and (c) either is
(i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     It is anticipated that the Class A Certificates will meet the criteria of the Publicly-Offered Securities Exemption as set forth above. The Underwriters expect (although no assurances can be given) that the Class A Certificates will be held by at least 100 persons independent of the issuer and of one another at the conclusion of the offering; there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act. The Underwriters will notify the Trustee as to whether the Class A Certificates will be held by 100 separately named persons at the conclusion of the offering and that the Underwriters reasonably believe that such persons are independent of one another and the Seller. The Seller will not, however, determine whether the 100-investor requirement of the Publicly-Offered Securities Exemption is satisfied with respect to the Class A Certificates.

     If the Class A Certificates fail to meet the criteria of the Publicly-Offered Securities Exemption and the Trust's Assets are deemed to include assets of Benefit Plans that are Class A Certificateholders, transactions involving the Trust and parties in interest with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the persons providing services with respect to the assets of the Trust could become parties in interest and would, in certain cases, be subject to the fiduciary rules of ERISA. As an example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, the purchase of Class A Certificates by such Benefit Plan could constitute a prohibited transaction.

     In the event that the purchase of the Class A Certificates by Benefit Plans would result in a prohibited transaction, there are five class exemptions issued by the DOL that could apply: DOL Prohibited Transaction Exemptions 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is, however, no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust Assets.

     The Class A Certificates may not be purchased with the assets of a Benefit Plan if Household Bank, the Seller, the Servicer, the Trustee, an underwriter, agent or dealer involved with the distribution of the Class A Certificates or any of their respective affiliates, either: (a) has investment or administrative discretion with respect to such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of such plan; or (c) is an employer maintaining or contributing to such plan.

     Unrelated Business Income Tax. As discussed above, while Special Counsel has given its opinion that the Class A Certificates will properly be treated as debt of the Seller for Federal income tax purposes, the Class A Certificates may be treated as interests in an entity classified as a partnership for federal income tax purposes. If so treated, a Benefit Plan investor's share of income from the partnership will be treated as "unrelated business taxable income" to the extent that the partnership is treated as engaged in a trade or business that is an unrelated trade or business with respect to that investor.

     Review By Plan Fiduciaries and Insurance Companies. In light of the foregoing, fiduciaries of a Benefit Plan (or other entities whose assets include plan assets) considering the purchase of Class A Certificates should consult their own counsel as to the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investments including (but not limited to) such matters as whether the Trust Assets which are represented by the Class A Certificates would be considered plan assets, the consequences that would apply if the Trust Assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and the applicability of the unrelated business income and unrelated debt-financed income tax. Insurance companies considering the purchase of Investor Certificates should also consult their own counsel as to the application of the decision by the United

States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), to such a purchase. Under that decision, assets held in an insurance company's general account may be deemed assets of Benefit Plans under certain circumstances and under such decision a purchase of Investor Certificates with assets of an insurance company's general account may be subject to the prohibited transaction rules described above. Insurance company general account investors should also consider the effect of the recent enactment of Section 401(c) of ERISA.

CLASS B CERTIFICATES

     The Class B Certificates may not be acquired by or on behalf of a Benefit Plan including any purchase using assets of a Benefit Plan held in an insurance company's general account. By purchasing, holding or acquiring any interest in a Class B Certificate, the Class B Certificateholder, or the beneficial owner thereof, shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing the Class B Certificate, or the interest therein, on behalf of a Benefit Plan.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the "Underwriting Agreement"), among the Seller, as originator of the Trust, Household Bank, Household Finance Corporation and each of the underwriters named below (the "Underwriters"), the Seller has agreed to cause the Trust to sell, and each of the Underwriters have severally agreed to purchase, the principal amount of Class A Certificates set forth opposite its name:

                              CLASS A CERTIFICATES

                                                                PRINCIPAL
                        UNDERWRITER                              AMOUNT
                        -----------                             ---------

                                                                $
                                                                --------
     Total..................................................    $
                                                                ========

     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all
$            aggregate principal amount of the Class A Certificates offered hereby if any Class A Certificates are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the purchase commitment of all of the Underwriters may be terminated. The Seller has been advised by the Underwriters that the several Underwriters propose initially to offer the Investor Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such
price less a concession not in excess of        % of the principal amount of the
Class A Certificates. The Underwriters may allow and such dealers may reallow to
other dealers a concession not in excess of        % of such principal amount.
After the initial public offering, the public offering price may be changed.

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell, and each of the Underwriters have severally agreed to purchase, the principal amount of Class B Certificates set forth opposite its name:

                              CLASS B CERTIFICATES

                                                                PRINCIPAL
                        UNDERWRITER                              AMOUNT
                        -----------                             ---------

                                                                $
                                                                --------
     Total..................................................    $
                                                                ========

     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all
$           aggregate principal amount of the Class B Certificates offered hereby if any Class B Certificates are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the purchase commitment of all of the Underwriters may be terminated. The Seller has been advised by the Underwriters that the several Underwriters propose initially to offer the Investor Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such
price less a concession not in excess of      % of the principal amount of the
Class B Certificates. The Underwriters may allow and such dealers may reallow to
other dealers a concession not in excess of      % of such principal amount.
After the initial public offering, the public offering price may be changed.

     Each Underwriter that is not a member of the National Association of Securities Dealers, Inc. (the "NASD") is a foreign broker or dealer not eligible for membership in the NASD which has agreed not to make any sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein (other than certain sales made by the Underwriters as a group) except that each such Underwriter shall be permitted to make sales to the other Underwriters or to their United States affiliates provided that such sales are made in compliance with applicable rules under the Exchange Act and in conformity with the Rules of Fair Practice of the NASD.

     Each Underwriter has represented and agreed that: (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Investor Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Investor Certificates if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 (as amended); (c) if it is an authorized person under Chapter III of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Collective Investment Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or if the circumstances are such that promotion would be permitted under paragraph
1.04 of the Financial Services (Promotion of Unregulated Collective Investment Schemes) Regulations 1991; and (d) it is a person of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 (as amended).

     The Underwriting Agreement provides that the Seller will indemnify the several Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the several Underwriters may be required to make in respect thereof.

     The closing of the sale of the Class A Certificates is conditioned upon the closing of the sale of the Class B Certificates.

     Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

     In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Household Bank and its affiliates.

                                 LEGAL MATTERS

     Certain legal matters relating to the Investor Certificates will be passed upon for the Seller, Household Bank and the Trust by John W. Blenke, Vice President -- Corporate Law and Assistant Secretary of Household International, Inc., the parent company of the Seller and Household Bank and by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York. As of the date of this Prospectus, Mr. Blenke is a full-time employee and an officer of Household International, Inc. and owns, and holds options to purchase, shares of common stock of Household International, Inc.

                            [ADDITIONAL INFORMATION

     Application will be made to list the Investor Certificates on the Luxembourg Stock Exchange. If the Investor Certificates are listed (i) the legal notice relating to the issue of the Investor Certificates and copies of the respective constitutional documents of the Trust and the Seller will be lodged with the Chief Registrar of the District Court in Luxembourg ("Grettier en Chef du Tribunal d'Arrondissement de et a Luxembourg"), where such documents may be inspected and copies thereof obtained, and (ii) the Seller will undertake to maintain a paying agent in Luxembourg so long as the Investor Certificates are listed.

     All consents, approvals, authorizations or other orders of all regulatory authorities required by the Seller and the Trust under the laws of their respective jurisdictions have been given for the issue of the Investor Certificates and for the Trust and the Seller to undertake and perform their respective obligations under the Pooling and Servicing Agreement and the Investor Certificates.

     The creation and issue of the Investor Certificates has been authorized by resolutions of the Board of Directors of the Seller on April 29, 1993, July 23, 1993 and January 10, 1994.

     The Trust and the Seller are not involved in any litigation, arbitration or administrative proceedings relating to claims or amounts which are material in the context of the issue of the Investor Certificates nor, so far as they are aware, are any such litigation, arbitration or administration proceedings pending or threatened.

     Since December 31, 1997, there has been no material adverse change in the financial position or prospects of the Seller.

     The Investor Certificates have been accepted for clearance through
Euroclear and Cedel with a common code of         with respect to the Class A
Certificates and         with respect to the Class B Certificates. The ISIN
(International Securities Identification Number) for the Certificates is
US            with respect to the Class A Certificates and US            with
respect to the Class B Certificates.

     Copies of the respective constitutional documents of the Seller and copies of the Pooling and Servicing Agreement and the Series 1998-1 Supplement (which sets out the terms and conditions of the Investor Certificates) and any notices or reports prepared by the Servicer relating to the Trust may be inspected at, or may be obtained from, so long as any of the Investor Certificates are listed on the Luxembourg Stock Exchange, the Luxembourg Paying Agent during the business hours of any business day.]

                                     INDEX

                           TERMS                               PAGE(S)
                           -----                               -------
Accounts....................................................   2, 6, 38
Additional Accounts.........................................      7, 34
Adjusted Invested Amount....................................          9
Administrative Receivables..................................          7
Adverse Effect..............................................     32, 77
Aggregate Addition..........................................         33
Aggregate Addition Account(s)...............................         32
Amortization Event..........................................         67
Available Collateral Amount.................................         21
Available Investor Principal Collections....................         60
Average Rate................................................         30
Bank Purchase Agreement.....................................          6
Bankruptcy Code.............................................         27
Base Rate...................................................         68
Benefit Plans...............................................         95
Cash Collateral Account.....................................          4
Cede........................................................          3
CEDEL.......................................................         12
CEDEL Participants..........................................         72
Certificateholders' Interest................................          5
Chase.......................................................         13
Citibank....................................................         13
Class A Adjusted Invested Amount............................      8, 52
Class A Certificate(s)......................................       1, 4
Class A Certificate Rate....................................          4
Class A Certificateholders..................................          2
Class A Interest............................................          5
Class A Interest Payment....................................         13
Class A Invested Amount.....................................         52
Class A Invested Percentage.................................         58
Class A Investor Charge-Off.................................         66
Class A Investor Default Amount.............................         65
Class A Pool Factor.........................................         71
Class A Principal Funding Account Percentage................         58
Class A Required Amount.....................................     18, 56
Class B Adjusted Invested Amount............................      8, 52
Class B Certificate(s)......................................    1, 4, 9
Class B Certificate Rate....................................          4
Class B Certificateholders..................................          2
Class B Interest............................................          5
Class B Interest Payment....................................         13
Class B Invested Amount.....................................     18, 52
Class B Invested Percentage.................................         59
Class B Investor Charge-Off.................................         66
Class B Investor Default Amount.............................         65
Class B Pool Factor.........................................         71
Class B Principal Funding Account Percentage................         59
Class B Required Amount.....................................     20, 57
Code........................................................         24
Collateral Agreement........................................         22
Collateral Amount...........................................          5
Collateral Charge-Off.......................................         70

                           TERMS                               PAGE(S)
                           -----                               -------
Collateral Default Amount...................................         70
Collateral Interest.........................................          5
Collateral Interest Holder..................................          5
Collateral Invested Amount..................................      5, 53
Collateral Invested Percentage..............................         59
Collateral Monthly Interest.................................         61
Collateral Rate.............................................         13
Collection Account..........................................         50
Commission..................................................          3
Controlled Accumulation Period..............................         14
Controlled Accumulation Period Length.......................         48
Controlled Accumulation Amount..............................     15, 48
Controlled Deposit Amount...................................     15, 48
Cooperative.................................................         73
Covered Amount..............................................         55
Daily Balance...............................................         41
Defaulted Amount............................................         65
Defaulted Receivables.......................................          9
Definitive Certificate(s)...................................         12
Depositaries................................................         71
Depository..................................................         46
Determination Date..........................................         23
Distribution Date...........................................      2, 13
Distribution Date Statement.................................         70
DOL.........................................................         24
DTC.........................................................          3
Due Period..................................................          9
Early Accumulation Period...................................         16
Early Amortization Period...................................         17
EDS.........................................................         22
Eligible Account............................................         33
Eligible Institution........................................         50
Eligible Investments........................................         50
Eligible Receivable.........................................         75
ERISA.......................................................     24, 95
ERISA Plan..................................................         95
Euroclear...................................................         12
Euroclear Operator..........................................         73
Euroclear Participants......................................         73
Excess Finance Charge and Administrative Collections........         57
Exchange Act................................................          3
FDIA........................................................         26
FDIC........................................................         10
Finance Charge and Administrative Receivables...............          7
Finance Charge Receivables..................................          7
FIRREA......................................................     26, 86
Floating Allocation Percentage..............................         52
GM..........................................................         85
Group.......................................................          5
Group A.....................................................         12
Group B.....................................................         12
Group C.....................................................         12
Group D.....................................................         12
Group E.....................................................         12

                           TERMS                               PAGE(S)
                           -----                               -------
Group F.....................................................         12
Group One...................................................         12
Group Two...................................................         12
Group Three.................................................          5
Group Three Investor Additional Amounts.....................         62
Group Three Investor Default Amount.........................         62
Group Three Investor Finance Charge and Administrative
  Collections...............................................         62
Group Three Investor Monthly Fees...........................         62
Group Three Investor Monthly Interest.......................         62
HBNV........................................................         34
Holders.....................................................         74
Household Bank..............................................       2, 4
Household International.....................................         42
Indirect Participants.......................................         71
Ineligible Receivables......................................         75
Initial Accounts............................................          6
Initial Cut-Off Date........................................       2, 6
Initial Issuance Date.......................................          6
Insolvency Event............................................         26
Insolvency Proceeds.........................................         69
Interchange.................................................         38
Interest Period.............................................         13
Invested Amount.............................................         14
Investor Certificate(s).....................................       1, 4
Investor Certificateholders.................................          2
Investor Defaulted Amount...................................         65
Investor Finance Charge and Administrative Collections......         64
IRS.........................................................         88
Issuance Date...............................................          2
LIBOR.......................................................         47
[Luxembourg Paying Agent....................................        73]
MasterCard..................................................          6
MasterCard International....................................          6
NASD........................................................         98
New Account.................................................         33
non-U.S. Investor Certificateholder.........................         91
OID.........................................................         90
Participants................................................         71
Participation Interests.....................................          5
parties in interest.........................................         95
Plan Asset Regulation.......................................         95
Pooling and Servicing Agreement.............................          1
Portfolio...................................................         34
Portfolio Yield.............................................         30
Preferred Stock.............................................          5
Prime Rate..................................................          8
Principal Allocation Percentage.............................         52
Principal Funding Account...................................  4, 14, 54
Principal Funding Investment Proceeds.......................         55
Principal Receivables.......................................          7
Principal Shortfalls........................................         54
Publicly-Offered Securities Exemption.......................         95
Rating Agency...............................................         27
Rating Agency Condition.....................................         32

                           TERMS                               PAGE(S)
                           -----                               -------
Reallocated Investor Finance Charge and Administrative
  Collections...............................................         62
Receivables.................................................       2, 7
Record Date.................................................         46
Recoveries..................................................          7
Regulations.................................................         89
Removal Notice..............................................         78
Removed Accounts............................................          7
Required Collateral Amount..................................     21, 65
Required Minimum Principal Balance..........................         77
Required Reserve Amount.....................................         56
Reserve Account.............................................      4, 56
Reserve Account Event.......................................         56
Revolving Period............................................         13
Securities Act..............................................          3
Seller......................................................       1, 4
Seller's Certificate........................................         10
Seller's Interest...........................................          5
Seller's Participation Amount...............................         76
Seller's Percentage.........................................         53
Series......................................................          4
Series Adjusted Invested Amount.............................         51
Series Adjusted Portfolio Yield.............................         68
Series Allocable Defaulted Amount...........................         51
Series Allocable Finance Charge and Administrative
  Collections...............................................         51
Series Allocable Miscellaneous Payments.....................         51
Series Allocable Principal Collections......................         51
Series Allocation Percentage................................         51
Series Enhancement..........................................          5
Series 1998-1 Cut-Off Date..................................         13
Series 1998-1 Expected Final Payment Date...................         14
Series 1998-1 Supplement....................................          1
Series 1998-1 Termination Date..............................         69
Series Required Seller Amount...............................         51
Service Transfer............................................         80
Servicer....................................................       1, 4
Servicer Default............................................         80
Servicer Report.............................................         70
Servicing Fee...............................................         69
Special Counsel.............................................         88
Special Funding Account.....................................         51
Special Funding Amount......................................         76
Subordinated Principal Collections..........................         19
Subservicer.................................................         22
Supplement..................................................         10
Supplemental Certificate....................................         10
Termination Date............................................         69
Termination Notice..........................................         80
Terms and Conditions........................................         73
The GM Card(SM).............................................         85
Trust.......................................................       1, 4
Trust Adjusted Invested Amount..............................         52
Trust Assets................................................       2, 4

                           TERMS                               PAGE(S)
                           -----                               -------
Trust Assets................................................       2, 4
Trust Excess Principal Collections..........................         49
Trustee.....................................................       1, 4
UCC.........................................................         26
Unallocated Principal Collections...........................         54
Underwriters................................................         97
Underwriting Agreement......................................         97
U.S. Investor Certificateholder.............................         88
U.S. Person.................................................         88
VISA........................................................          6
VISA USA, Inc...............................................          6
Withholding Agent...........................................         91

                                                                         ANNEX I

                    PRIOR ISSUANCE OF INVESTOR CERTIFICATES

     The Trust has previously issued fourteen series in eight Groups. Class A and Class B Credit Card Participation Certificates, Series 1993-A and Series 1993-B were issued in Group A. Of these, Series 1993-A has been retired. Class A and Class B Variable Funding Credit Card Participation Certificates, Series 1996-A were issued in Group B. Class A and Class B Variable Funding Credit Card Participation Certificates, Series 1996-B were issued in Group C. Class A and Class B Variable Funding Credit Card Participation Certificates, Series 1997-A were issued in Group D. Class A and Class B Variable Funding Credit Card Participation Certificates, Series 1997-B were issued in Group E. Class A and Class B Variable Funding Credit Card Participation Certificates, Series 1998-A were issued in Group F. Class A and Class B Credit Card Participation Certificates, Series 1993-1, Class A and Class B Credit Card Participation Certificates, Series 1993-2, Class A and Class B Credit Card Participating Certificates, Series 1993-3, Class A and Class B Credit Card Participation Certificates, Series 1994-1, Class A and Class B Credit Card Participation Certificates, Series 1994-2 and Class A and Class B Credit Card Participation Certificates, Series 1995-1, were issued in Group One. Of these, Series 1993-3 and Series 1994-2 have been retired. Class A and Class B Credit Card Participation Certificates, Series 1997-1 were issued in Group Two. The table below sets forth, by Group, the characteristics of the certificates currently outstanding. For more specific information with respect to Series 1993-B, Series 1993-1, Series 1993-2, Series 1994-1, Series 1995-1 and Series 1997-1, any
prospective investor should contact the Servicer.

                                    GROUP A

          CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1993-B

Class A Invested Amount (Maximum Amount)...................  $1,150,000,000
Class B Invested Amount (Maximum Amount)...................  $100,000,000
Class A Certificate Rate...................................  Floating Rate
Class B Certificate Rate...................................  Floating Rate
Series Issuance Date.......................................  December 17, 1993

                                    GROUP B

  CLASS A AND CLASS B VARIABLE FUNDING CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1996-A

Class A Invested Amount....................................  Up to a maximum of $1,000,000,000
Class B Invested Amount....................................  Up to a maximum of $98,902,000
Class A Certificate Rate...................................  Floating Rate
Class B Certificate Rate...................................  Floating Rate
Series Issuance Date.......................................  March 15, 1996

                                    GROUP C

  CLASS A AND CLASS B VARIABLE FUNDING CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1996-B

Class A Invested Amount....................................  Up to a maximum of $1,000,000,000
Class B Invested Amount....................................  Up to a maximum of $86,957,000
Class A Certificate Rate...................................  Floating Rate
Class B Certificate Rate...................................  Floating Rate
Series Issuance Date.......................................  June 17, 1996

                                    GROUP D

  CLASS A AND CLASS B VARIABLE FUNDING CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1997-A

Class A Invested Amount....................................  Up to a maximum of $1,000,000,000
Class B Invested Amount....................................  Up to a maximum of $89,919,000
Class A Certificate Rate...................................  Floating Rate
Class B Certificate Rate...................................  Floating Rate
Series Issuance Date.......................................  June 25, 1997

                                    GROUP E

  CLASS A AND CLASS B VARIABLE FUNDING CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1997-B

Class A Invested Amount....................................  Up to a maximum of $1,000,000,000
Class B Invested Amount....................................  Up to a maximum of $89,919,000
Class A Certificate Rate...................................  Floating Rate
Class B Certificate Rate...................................  Floating Rate
Series Issuance Date.......................................  December 5, 1997

                                    GROUP F

  CLASS A AND CLASS B VARIABLE FUNDING CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1998-A

Class A Invested Amount....................................  Up to a maximum of $500,000,000
Class B Invested Amount....................................  Up to a maximum of $44,960,000
Class A Certificate Rate...................................  Floating Rate
Class B Certificate Rate...................................  Floating Rate
Series Issuance Date.......................................  March 25, 1998

                                   GROUP ONE

          CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1993-1

Class A Invested Amount...................................    $900,000,000
Class B Invested Amount...................................    $52,945,000
Class A Certificate Rate..................................    One-month LIBOR plus 0.20%
Class B Certificate Rate..................................    5.30% per annum
Series Issuance Date......................................    September 16, 1993

     The above Series 1993-1 certificates were supported by a collateral interest in the receivables which on the Series Issuance Date had an invested amount of $105,883,000.

          CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1993-2

Class A Invested Amount...................................    $500,000,000
Class B Invested Amount...................................    $29,412,000
Class A Certificate Rate..................................    5.60% per annum
Class B Certificate Rate..................................    5.90% per annum
Series Issuance Date......................................    November 16, 1993

     The above Series 1993-2 certificates were supported by a collateral interest in the receivables which on the Series Issuance Date had an invested amount of $58,824,000.

          CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1994-1

Class A Invested Amount...................................    $850,000,000
Class B Invested Amount...................................    $50,000,000
Class A Certificate Rate..................................    One-month LIBOR plus 0.15%
Class B Certificate Rate..................................    6.05% per annum
Series Issuance Date......................................    March 3, 1994

     The above Series 1994-1 certificates were supported by a collateral interest in the receivables which on the Series Issuance Date had an invested amount of $100,000,000.

          CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1995-1

Class A Invested Amount...................................   $522,000,000
Class B Invested Amount...................................   $24,000,000
Class A Certificate Rate..................................   One-month LIBOR plus 0.15%
Class B Certificate Rate..................................   7.70% per annum
Series Issuance Date......................................   March 15, 1995

     The above Series 1995-1 certificates were supported by a collateral interest in the receivables which on the Series Issuance Date had an invested amount of $54,000,000.

                                   GROUP TWO

          CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1997-1

Class A Invested Amount...................................   $870,000,000
Class B Invested Amount...................................   $47,500,000
Class A Certificate Rate..................................   One-month LIBOR plus 0.10%
Class B Certificate Rate..................................   One-month LIBOR plus 0.28%
Series Issuance Date......................................   March 27, 1997

     The above Series 1997-1 certificates were supported by a collateral interest in the receivables which on the Series Issuance Date had an invested amount of $82,500,000.

                                   [ANNEX II

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Investor Certificates, Series 1998-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as conventional asset backed instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and conventional asset backed securities.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investor Certificateholders' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional asset backed securities.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or

Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities who is not a U.S. Person (as defined below) generally will be subject to U.S. withholding tax at the prevailing rate (currently 30%) that applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons without effectively connected income can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from any applicable backup withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" generally means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source.

     Proposed Treasury Regulations were issued which, if adopted in final form, could affect the tax documentation requirements described above. Prospective investors are urged to consult their tax advisors with respect to the effect the proposed regulations may have if adopted.

     THIS SUMMARY DOES NOT DEAL WITH ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING THAT MAY BE RELEVANT TO FOREIGN HOLDERS OF THE GLOBAL SECURITIES. INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR SPECIFIC TAX ADVICE CONCERNING THEIR HOLDING AND DISPOSING OF THE GLOBAL SECURITIES.]

------------------------------------------------------

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE SERVICER OR ANY AFFILIATE THEREOF OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Available Information...................    3
Reports to Investor
  Certificateholders....................    3
Prospectus Summary......................    4
Risk Factors............................   26
The Credit Card Business of Household
  Bank (SB), N.A. ......................   33
The Accounts............................   38
The Seller..............................   41
Household Bank (SB), N.A. ..............   42
The Servicer............................   42
The Subservicer.........................   42
The Trust...............................   42
Use of Proceeds.........................   43
Principal Payment Considerations........   43
Description of the Investor
  Certificates..........................   46
The Pooling and Servicing Agreement
  Generally.............................   74
Description of the Bank Purchase
  Agreement.............................   83
Certain Legal Aspects of the
  Receivables...........................   85
Certain Federal Income Tax
  Consequences..........................   88
State and Local Tax Consequences........   93
ERISA Considerations....................   95
Underwriting............................   97
Legal Matters...........................   99
Additional Information..................   99
Index...................................  100
Annex I.................................  I-1
[Annex II...............................  A-1]

  UNTIL                (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE CLASS A OR CLASS B CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================

                               HOUSEHOLD AFFINITY
                               CREDIT CARD MASTER
                                    TRUST I

                                 SERIES 1998-1

                             $
                                    % Class A
                                  Credit Card
                           Participation Certificates

                             $
                                     % Class B
                                  Credit Card
                           Participation Certificates

                               HOUSEHOLD AFFINITY
                              FUNDING CORPORATION
                                     SELLER

                               HOUSEHOLD FINANCE
                                  CORPORATION
                                    SERVICER

                                   PROSPECTUS

------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee............................................  $590*
Printing and Engraving......................................      +
Trustee's Fees..............................................      +
Legal Fees and Expenses.....................................      +
Blue Sky Fees and Expenses..................................      +
Accountants' Fees and Expenses..............................      +
Rating Agency Fees..........................................      +
Miscellaneous Fees..........................................      +
                                                              ----
  Total.....................................................      +
                                                              ====

-------------------------
*Actual

+To be filed by Amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) Indemnification. The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

     A bylaw adopted by Household Finance Corporation, a Delaware corporation ("HFC") state and make mandatory the indemnification expressly authorized under the General Corporation Law of Delaware, in the absence of other indemnification by contract, votes of stockholders or otherwise except that the bylaw makes no distinction between litigation brought by third parties and litigation brought by HFC as regards the required standard of conduct imposed upon the individual in order to be entitled to indemnification. The standard applicable in all cases (excepting indemnification in connection with the successful defense of any proceeding or matter therein, which is mandatory under the General Corporation Law of Delaware without reference to any such standard) is that the individual shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the applicable company and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Further, the bylaw would protect directors, officers and employees and agents against any and all expenses and liability with respect to actions brought against them by or in the right of HFC if the required standard of conduct is met.

     Article VII of the Certificate of Incorporation of Household International, Inc., a Delaware Corporation, provides for indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of Household International, Inc. and also to persons who are serving at the request of Household International, Inc. as directors, officers or employees of other corporations (including subsidiaries such as Household Bank and the Seller). Household International, Inc. has also purchased liability policies which indemnify the Seller's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

     Pursuant to agreements which the Seller may enter into with underwriters or agents (forms of which are included as exhibits to this Registration Statement), officers and directors of the Seller, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been furnished to the Seller by such underwriters or agents that appears in the Registration Statement or any Prospectus.

     (b) Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides that no director, officer, employee or agent of Household Finance Corporation, as Servicer or Household Credit Services, Inc., as Subservicer, or the Seller is liable to any holder of the investor certificates or to the Trustee on behalf of the holders of such investor certificates, except for such person's own willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     (a) Securities Sold. On December 17, 1993, Floating Rate Class A and Class B Credit Card Participation Certificates, Series 1993-B (the "Series 93-B Certificates") were sold together with the Series 1993-B Collateral Invested Amount. On December 14, 1994, the Series 1993-B was amended so that the maximum Class A Invested Amount was $900,000,000 and the maximum Class B Invested Amount was $100,000,000. The Collateral Invested Amount related to this Series 1993-B was retired. On April 1, 1996, the Series 1993-B was further amended so that the maximum Class A Invested Amount was $1,150,000,000. On March 7, 1995, the Series 1995-1 Collateral Invested Amount was sold with an initial invested amount of $54,000,000. On March 15, 1996, Floating Rate Class A and Class B Variable Funding Credit Card Participation Certificates, Series 1996-A (the "Series 1996-A Certificates") were sold with a maximum Class A Invested Amount of $1,000,000,000 and a maximum Class B Invested Amount of $98,902,000. On November 21, 1997, the Series 1996-A was amended so that the maximum Class A Invested Amount was $1,700,000,000 and the maximum Class B Invested Amount was $168,200,000. On June 17, 1996, Floating Rate Class A and Class B Variable Funding Credit Card Participation Certificates, Series 1996-B (the "Series 1996-B Certificates") were sold with a maximum Class A Invested Amount of $1,000,000,000 and a maximum Class B Invested Amount of $86,957,000. On June 25, 1997, Floating Rate Class A and Class B Variable Funding Credit Card Participation Certificates, Series 1997-A (the "Series 1997-A Certificates") were sold with a maximum Class A Invested Amount of $1,000,000,000 and a maximum Class B Invested Amount of $89,919,000. On December 5, 1997, Floating Rate Class A and Class B Variable Funding Credit Card Participation Certificates, Series 1997-B (the "Series 1997-B Certificates") were sold with a maximum Class A Invested Amount of $1,000,000,000 and a maximum Class B Invested Amount of $89,919,000. On March 25, 1998, Floating Rate Class A and Class B Variable Funding Credit Card Participation Certificates, Series 1998-A (the "Series 1998-A Certificates") were sold with a maximum Class A Invested Amount of $500,000,000 and a maximum Class B Invested Amount of $44,960,000. On March 27, 1997 the Series 1997-1 Collateral Invested Amount was sold with an initial invested amount of $82,500,000. The aforementioned Series 1993-B Certificates, Series 1996-A Certificates, Series 1996 -B Certificates, Series 1997-A Certificates, Series 1997-B Certificates, Series 1998-A Certificates and the Series 1995-1 and Series 1997-1 Collateral Invested Amount are the only unregistered securities sold or offered by the Trust within the past three years.

     (b) Underwriters and Other Purchasers. There was no underwriter in connection with the sale of the Series 1993-B, Series 1996-A, Series 1996-B, Series 1997-A, Series 1997-B Certificates or Series 1998-A Certificates. Multi-seller/commercial paper conduit programs purchased the Series 1993-B Class A and Class B Certificates, the Series 1996-A Class A Certificates, the Series 1996-B Class A Certificates, the Series 1997-A Class A Certificates, the Series 1997-B Class A Certificates and the Series 1998-A Class A Certificates and Household Finance Corporation purchased the Series 1996-A Class B Certificate, the Series 1996-B Class B Certificate, the Series 1997-A Class B Certificate, the Series 1997-B Class B Certificate and the Series 1998-A Class B Certificate. The Collateral Invested Amounts were purchased by banks, Household Affinity Funding Corporation and Household Finance Corporation.

     (c) Consideration. Upon utilization of the Series 1993-B Certificates, such certificates will be offered at par up to a maximum aggregate offering price of $1,150,000,000 for all Class A Certificates of such Series and

$100,000,000 for the Class B Certificates of such Series. Upon utilization of the Series 1996-A Certificates, such certificates will be offered at par up to a maximum aggregate offering price of $1,000,000,000 for all Class A Certificates of such Series and $98,902,000 for all Class B Certificates purchased from the Trust for such Series. Upon utilization of the Series 1996-B Certificates, such certificates will be offered at par up to a maximum aggregate offering price of $1,000,000,000 for all Class A Certificates of such Series and $86,957,000 for all Class B Certificates purchased from the Trust for such Series. Upon utilization of the Series 1997-A Certificates, such certificates will be offered at par up to a maximum aggregate offering price of $1,000,000,000 for all Class A Certificates of such Series and $89,919,000 for all Class B Certificates purchased from the Trust for such Series. Upon utilization of the Series 1997-B Certificates, such certificates will be offered at par up to a maximum aggregate offering price of $1,000,000,000 for all Class A Certificates of such Series and $89,919,000 for all Class B Certificates purchased from the Trust for such Series. Upon utilization of the Series 1998-A Certificates, such certificates will be offered at par up to a maximum aggregate offering price of $500,000,000 for all Class A Certificates of such Series and $44,960,000 for all Class B Certificates purchased from the Trust for such Series. The Series 1995-1 and Series 1997-1 Collateral Invested Amounts were sold at par. There were no underwriting discounts or commissions.

     (d) Exemption from Registration. Exemption from registration was claimed pursuant to Section 4(2) of the Securities Act of 1933, as amended. All purchasers of the Certificates and the purchasers of the Collateral Invested Amounts listed above in this Item 15 were sophisticated institutional investors.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

     (a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

     (b) Exhibits

          1*     --  Form of Underwriting Agreement for Investor Certificates.
          3.1*   --  Certificate of Incorporation, as amended, of Household
                     Affinity Funding Corporation.
          3.2*   --  By-laws of Household Affinity Funding Corporation.
          4.1*   --  Amended and Restated Pooling and Servicing Agreement, as
                     amended.
          4.2*   --  Form of Series 1998-1 Supplement.
          5*     --  Opinion of John W. Blenke, Vice President -- Corporate Law
                     of Household International, Inc.
          8*     --  Opinion of Orrick, Herrington & Sutcliffe LLP as to tax
                     matters.
         10.1*   --  Bank Purchase Agreement, as amended, by and between
                     Household Bank, f.s.b. and Household Affinity Funding
                     Corporation.
         10.2*   --  Assignment Agreement dated as of December 1, 1993 between
                     Household Bank, f.s.b. and Household Bank (SB), N.A.
         23.1*   --  Consent of John W. Blenke, Vice President -- Corporate Law
                     of Household International, Inc. is included in his opinion filed as Exhibit 5 hereto.
         23.2*   --  Consent of Orrick, Herrington & Sutcliffe LLP is included in their opinions filed as Exhibit 8 hereto.
         24      --  Powers of Attorney (included on Page II-5 hereof).

-------------------------
* To be filed by Amendment.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby agrees:

          (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (b) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (d) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Household Affinity Funding Corporation on behalf of Household Affinity Credit Card Master Trust I, does hereby certify that it has duly caused this Registration Statement to be signed on behalf of Household Affinity Credit Card Master Trust I by the undersigned, thereunto duly authorized, in the City of Prospect Heights, and State of Illinois, on the 1st day of May, 1998.

                                          HOUSEHOLD AFFINITY FUNDING
                                          CORPORATION
                                            As Originator of the Trust and as
                                          Registrant

                                          By:       /s/ M. H. MORGAN
                                            ------------------------------------
                                                  M. H. Morgan, President

     Each person whose signature appears below constitutes and appoints J. W. Blenke, L. S. Mattenson and P. D. Schwartz and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-1 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed on the 1st day of May, 1998 by the following persons in the capacities indicated.

                  SIGNATURE                                                TITLE
                  ---------                                                -----
              /s/ M. H. MORGAN                      President (Principal Executive Officer) and
   ---------------------------------------          Director
                M. H. Morgan

             /s/ S. L. MCDONALD                     Senior Vice President and Controller (Principal
   ---------------------------------------          Accounting Officer)
               S. L. McDonald

             /s/ B. B. MOSS, JR.                    Senior Vice President, Treasurer and Director
   ---------------------------------------          (Principal
               B. B. Moss, Jr.                      Financial Officer)

               /s/ S. H. SMITH                      Vice President, Assistant Treasurer and Director
   ---------------------------------------
                 S. H. Smith

              /s/ J. W. BLENKE                      Vice President, Secretary and Director
   ---------------------------------------
                J. W. Blenke